Filed Pursuant to Rule 424(b)(2)
Registration No. 333-224464
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Aggregate Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Depositary Shares Each Representing 1/20th of a share of 6.00% Series B Mandatory Convertible Preferred Stock	34,500,000(2)	$50.00	$1,725,000,000	$223,905
6.00% Mandatory Convertible Preferred Stock, Series B, par value $1.00 per share	(3)	—	—	—(3)
Common Stock, par value $1.00 per share	7,187,385(4)	—	—	—(5)
(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes 4,500,000 depositary shares issuable upon exercise in full of the underwriters’ overallotment option to purchase additional depositary shares.
(3)
Each depositary share represents a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B, par value $1.00 per share (“mandatory convertible preferred stock”). Because no separate consideration will be received by the registrant for the mandatory convertible preferred stock, no registration fee is required with respect to these securities.

(4)
The number of shares of our common stock to be registered is based on the maximum number of shares of our common stock into which 1,725,000 shares of the mandatory convertible preferred stock can be converted, which is 4.1666 shares of our common stock per share of the mandatory convertible preferred stock as described in this prospectus supplement, or a maximum total of 7,187,385 shares of our common stock. Pursuant to Rule 416 under the Securities Act, the number of shares of our common stock registered includes an indeterminate number of additional shares of our common stock that may be issued from time to time upon conversion of the mandatory convertible preferred stock as a result of the anti-dilution provisions thereof.

(5)
Pursuant to Rule 457(i) under the Securities Act, there is no additional registration fee payable with respect to the shares of our common stock issuable upon conversion of the mandatory convertible preferred stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

Prospectus Supplement to Prospectus dated May 17, 2019

Becton, Dickinson and Company
$1,500,000,000
Depositary Shares Each Representing a 1/20th Interest in a Share of
6.00% Mandatory Convertible Preferred Stock, Series B
We are offering 30,000,000 depositary shares (the “Depositary Shares”), each of which represents a 1/20th interest in a share of our 6.00% Mandatory Convertible Preferred Stock, Series B, par value $1.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock will be deposited with Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A., jointly as bank depositary, pursuant to a deposit agreement. Holders of the Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of such deposit agreement. We will receive all of the net proceeds from this offering.
Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors or an authorized committee thereof, at an annual rate of 6.00% on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $1.00 per share (our “common stock”), or by payment or delivery, as the case may be, of any combination of cash and shares of our common stock, at our election, subject to certain limitations, on the first business day of each of March, June, September and December of each year, commencing on September 1, 2020 and to, and including, June 1, 2023.
Each share of our Mandatory Convertible Preferred Stock has a liquidation preference of $1,000 (and, correspondingly, each Depositary Share represents a liquidation preference of $50). Unless earlier converted, each share of the Mandatory Convertible Preferred Stock will automatically convert on June 1, 2023 (subject to postponement in certain cases, the “mandatory conversion date”), into between 3.4722 and 4.1666 shares of our common stock, subject to anti-dilution adjustments, depending on the average VWAP (as defined herein) per share of our common stock over the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding the mandatory conversion date. At any time prior to the mandatory conversion date, a holder of 20 Depositary Shares may cause the bank depositary to convert one share of our Mandatory Convertible Preferred Stock, on such holder’s behalf, into shares of our common stock at the minimum conversion rate of 3.4722 shares of our common stock per share of Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments. If a holder of 20 Depositary Shares causes the bank depositary to convert one share of Mandatory Convertible Preferred Stock, on such holder’s behalf, during a specified period beginning on the effective date of a fundamental change (as defined herein) and ending on the earlier of the mandatory conversion date and the fundamental change conversion date (as defined herein), such share of Mandatory Convertible Preferred Stock will be converted into shares of our common stock at the fundamental change conversion rate (as defined herein), and such holder will also be entitled to receive a fundamental change dividend make-whole amount and accumulated dividend amount (each as defined herein).
Concurrently with this offering, we are offering 6,250,000 shares of our common stock in a $1.5 billion offering (or 7,187,500 shares of our common stock if the underwriters in that offering exercise their option to purchase additional shares in full) (the “concurrent offering”). The concurrent offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent offering.
We intend to use the proceeds of this offering, together with the proceeds of the concurrent offering, for general corporate purposes, which may include, without limitation and in our sole discretion, funding our growth strategy through organic investments and acquisitions, working capital, capital expenditures and repayment of outstanding indebtedness. See “Use of Proceeds.” The closing of this offering and the concurrent offering are not conditioned on each other.
Prior to this offering, there has been no public market for the Depositary Shares. We have applied to list the Depositary Shares on the New York Stock Exchange (the “NYSE”) under the symbol “BDXB”. Our common stock is listed on the NYSE under the symbol “BDX.” The offering price of our common stock in the concurrent offering is $240.00.
Investing in the Depositary Shares involves risks that are described in the “Risk Factors” section of this prospectus supplement beginning on page S-15 and in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus supplement (as such risk factors may be updated from time to time in our public filings).
	Per Depositary Share	Total
Public offering price	$50.000	$1,500,000,000(1)
Underwriting discounts and commissions	$1.375	$41,250,000(1)
Proceeds, before expenses, to us	$48.625	$1,458,750,000(1)
(1)	Assumes no exercise of the underwriters’ overallotment option to purchase additional Depositary Shares described below.
We have granted the underwriters an overallotment option exercisable within a 30-day period beginning on, and including, the date of this prospectus supplement, to purchase up to 4,500,000 additional Depositary Shares (representing 15% of the Depositary Shares being offered) from us at the public offering price, less the underwriting discounts and commissions. See “Underwriting.”
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Depositary Shares on or about May 26, 2020.
Joint book-running managers
J.P. Morgan	Barclays	Goldman Sachs & Co. LLC
BNP PARIBAS	Citigroup	Morgan Stanley	MUFG	Scotiabank	Wells Fargo Securities
Co-managers
BNY Mellon Capital Markets LLC	ING	Loop Capital Markets	PNC Capital Markets LLC	Roberts & Ryan
Siebert Williams Shank	Standard Chartered Bank	TD Securities	US Bancorp
The date of this prospectus supplement is May 20, 2020

Prospectus supplement
Prospectus
S-ii

Neither we nor the underwriters have authorized any other person to give any information not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus and any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you constitute an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering of shares. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find More Information and Incorporation by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.
As used in this prospectus supplement, unless otherwise specified or unless the context indicates otherwise, the terms “Company,” “Becton, Dickinson,” “BD,” “we,” “us,” and “our” refer to Becton, Dickinson and Company and its subsidiaries.
References herein to “$”and “dollars” are to the lawful currency of the United States. The financial information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).
S-iii

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement (of which this prospectus supplement and accompanying prospectus form a part) and the exhibits and schedules thereto.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus supplement until the termination of the offering under this prospectus supplement:
(a)	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 (the “Form 10-K”);
(b)	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019 and March 31, 2020;
(c)	the portions of our Proxy Statement on Schedule 14A for our 2020 annual meeting of stockholders filed with the SEC on December 16, 2019 that are incorporated by reference into our Form 10-K;
(d)	our Current Reports on Form 8-K filed with the SEC on October 23, 2019, October 28, 2019, January 31, 2020, March 23, 2020, April 2, 2020 and May 13, 2020; and
(e)
the description of our common stock, par value $1.00 per share, contained in our registration statement on Form 8-A relating to such common stock, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of our filings, at no cost, by writing or telephoning the Office of the Corporate Secretary of Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to our Internet website at www.bd.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.
Forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events, developments and operating performance, and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.
S-iv

The following are some important factors that could cause our actual results to differ from our expectations in any forward-looking statements. For further discussion of certain of these factors, see “Risk Factors” in this prospectus supplement and in our latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our future filings with the SEC. See “Where You Can Find More Information and Incorporation by Reference.”
•
Any negative impact of the novel coronavirus (“COVID-19”) pandemic on our business, including, without limitation, decreases in the demand for our products or disruptions to our operations and our supply chain;

•
The current weakness in the global economy and financial markets, which could increase the cost of operating our business, weaken demand for our products and services, negatively impact the prices we can charge for our products and services, or impair our ability to produce our products;

•
Competitive factors that could adversely affect our operations, including new product introductions and technologies (for example, new forms of drug delivery) by our current or future competitors, consolidation or strategic alliances among healthcare companies, distributors and/or payers of healthcare to improve their competitive position or develop new models for the delivery of healthcare, increased pricing pressure due to the impact of low-cost manufacturers, patents attained by competitors (particularly as patents on our products expire), new entrants into our markets and changes in the practice of medicine;

•
Risks relating to our acquisition of C. R. Bard, Inc., a New Jersey corporation (“Bard”), including our ability to successfully combine and integrate the Bard operations in order to obtain the anticipated benefits and costs savings from the transaction, and the significant additional indebtedness we incurred in connection with the financing of the acquisition and the impact it may have on our ability to operate the combined company;

•	The adverse financial impact resulting from unfavorable changes in foreign currency exchange rates;
•	Regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates, and their potential effect on our operating performance;
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Our ability to achieve our projected level or mix of product sales, as our earnings forecasts are based on projected sales volumes and pricing of many product types, some of which are more profitable than others;

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Changes in reimbursement practices of governments or third-party payers, or adverse decisions relating to our products by such payers, which could reduce demand for our products or the price we can charge for such products;

•
Cost containment efforts in the U.S. or in other countries in which we do business, such as alternative payment reform and increased use of competitive bidding and tenders, including, without limitation, any expansion of the volume-based procurement process in China;

•
Changes in the domestic and foreign healthcare industry or in medical practices that result in a reduction in procedures using our products or increased pricing pressures, including the continued consolidation among healthcare providers;

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The impact of changes in U.S. federal laws and policy that could affect fiscal and tax policies, healthcare, and international trade, including import and export regulation and international trade agreements. In particular, tariffs or other trade barriers imposed by the U.S. or other countries could adversely impact our supply chain costs or otherwise adversely impact our results of operations;

•
Increases in operating costs, including fluctuations in the cost and availability of oil-based resins and other raw materials, as well as certain components, used in our products, the ability to maintain favorable supplier arrangements and relationships (particularly with respect to sole-source suppliers), and the potential adverse effects of any disruption in the availability of such items;

S-v

•
Security breaches of our information technology systems or our products, which could impair our ability to conduct business, result in the loss of our trade secrets or otherwise compromise sensitive information of us or our customers, suppliers and other business partners, or of customers’ patients, or result in product efficacy or safety concerns for certain of our products, and result in actions by regulatory bodies or civil litigation;

•
Difficulties inherent in product development, including the potential inability to successfully continue technological innovation, successfully complete clinical trials, obtain regulatory approvals in the United States and abroad, obtain intellectual property protection for our products, obtain coverage and adequate reimbursement for new products, or gain and maintain market approval of products, as well as the possibility of infringement claims by competitors with respect to patents or other intellectual property rights, all of which can preclude or delay commercialization of a product. Delays in obtaining necessary approvals or clearances from United States Food and Drug Administration (“FDA”) or other regulatory agencies or changes in the regulatory process may also delay product launches and increase development costs;

•	The impact of business combinations or divestitures, including any volatility in earnings relating to acquisition-related costs, and our ability to successfully integrate any business we may acquire;
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Our ability to penetrate or expand our operations in emerging markets, which depends on local economic and political conditions, and how well we are able to make necessary infrastructure enhancements to production facilities and distribution networks;

•
Conditions in international markets, including social and political conditions, civil unrest, terrorist activity, governmental changes, restrictions on the ability to transfer capital across borders, tariffs and other protectionist measures, difficulties in protecting and enforcing our intellectual property rights and governmental expropriation of assets. This includes the possible impact of the United Kingdom’s exit from the European Union (“EU”), which has created uncertainties affecting our business operations in the United Kingdom and the EU, and possibly other countries. Our international operations also increase our compliance risks, including risks under the Foreign Corrupt Practices Act and other anti-corruption laws, as well as regulatory and privacy laws;

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Deficit reduction efforts or other actions that reduce the availability of government funding for healthcare and research, which could weaken demand for our products and result in additional pricing pressures, as well as create potential collection risks associated with such sales;

•	Fluctuations in university or U.S. and international governmental funding and policies for life sciences research;
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Fluctuations in the demand for products we sell to pharmaceutical companies that are used to manufacture, or are sold with, the products of such companies, as a result of funding constraints, consolidation or otherwise;

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The effects of weather, regulatory or other events that adversely impact our supply chain, including our ability to manufacture our products (particularly where production of a product line or sterilization operations are concentrated in one or more plants), source materials or components or services from suppliers (including sole-source suppliers) that are needed for such manufacturing (including sterilization), or provide products to our customers, including events that impact key distributors;

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Natural disasters (including pandemics), war, terrorism, labor disruptions and international conflicts that could cause significant economic disruption and political and social instability, resulting in decreased demand for our products, adversely affect our manufacturing and distribution capabilities, or cause interruptions in our supply chain;

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Pending and potential future litigation or other proceedings asserting, and/or subpoenas seeking information with respect to, alleged violations of law (including in connection with federal and/or state healthcare programs (such as Medicare or Medicaid) and/or sales and marketing practices (such as investigative subpoenas and the civil investigative demands received by BD and Bard)), antitrust claims, product liability (which may involve lawsuits seeking class action status or seeking to establish

S-vi

multi-district litigation proceedings, including claims relating to our hernia repair implant products, surgical continence products for women and vena cava filter products), claims with respect to environmental matters, and patent infringement, and the availability or collectability of insurance relating to any such claims;
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New or changing laws and regulations affecting our domestic and foreign operations, or changes in enforcement practices, including laws relating to trade, monetary and fiscal policies, taxation (including tax reforms that could adversely impact multinational corporations), sales practices, environmental protection, price controls, and licensing and regulatory requirements for new products and products in the postmarketing phase. In particular, the U.S. and other countries may impose new requirements regarding registration, labeling or prohibited materials that may require us to re-register products already on the market or otherwise impact our ability to market our products. Environmental laws, particularly with respect to the emission of greenhouse gases, are also becoming more stringent throughout the world, which may increase our costs of operations or necessitate changes in our manufacturing plants or processes or those of our suppliers, or result in liability to BD;

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Product efficacy or safety concerns regarding our products resulting in product holds or recalls, regulatory action on the part of the FDA or foreign counterparts (including restrictions on future product clearances and civil penalties), declining sales and product liability claims, and damage to our reputation. As a result of the CareFusion acquisition, we are operating under a consent decree with the FDA relating to our U.S. infusion pump business. The consent decree authorizes the FDA, in the event of any violations in the future, to order us to cease manufacturing and distributing products, recall products or take other actions, and we may be required to pay significant monetary damages if we fail to comply with any provision of the consent decree. Also, in 2019, the FDA letter to healthcare professionals regarding the use of paclitaxel-coated devices in the treatment of peripheral artery disease resulted in decreased sales of BD’s drug-coated balloons. While we have changed the labeling on our products as required by the FDA and continue to work with the FDA on patient data, the extent and duration of the impact from the FDA letter, and the likelihood of FDA approval of new drug-coated devices, is difficult to predict;

•	The effect of adverse media exposure or other publicity regarding BD’s business or operations, including the effect on BD’s reputation or demand for its products;
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The effect of market fluctuations on the value of assets in BD’s pension plans and on actuarial interest rate and asset return assumptions, which could require BD to make additional contributions to the plans or increase our pension plan expense;

•	Our ability to obtain the anticipated benefits of restructuring programs, if any, that we may undertake; and
•	Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.
The foregoing list sets forth many, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.
S-vii

SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section entitled “Risk Factors” in this prospectus supplement and “Part I, Item 1A—Risk Factors” in our Form 10-K (as such risk factors may be updated from time to time in our public filings, including in our Quarterly Reports on Form 10-Q incorporated by reference herein).
OUR COMPANY
We are a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, physicians, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. We provide customer solutions that are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology care; enhancing the diagnosis of infectious diseases and cancers; advancing cellular research and applications; and supporting the management of diabetes. As of September 30, 2019, we had 70,093 employees who work in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health.
We were incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. Our executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and our telephone number is (201) 847-6800. Our Internet website is www.bd.com. The information provided on our Internet website is not a part of this prospectus supplement and, therefore, is not incorporated herein by reference.
RECENT DEVELOPMENTS
COVID-19 Update
On May 7, 2020, we announced our results of operations for our fiscal quarter ended March 31, 2020, and on May 7, 2020, we filed our Form 10-Q for such period, which is incorporated by reference herein. You are encouraged to read the Form 10-Q. As further described herein and in the Form 10-Q, COVID-19 has impacted, and is expected to continue to impact, our results of operations, as well as those of our customers, suppliers and business partners. The COVID-19 pandemic is complex and rapidly evolving, and the ultimate impact on our overall financial and operating results will depend on the currently unknowable duration and severity of the pandemic as well as any additional governmental and public actions taken in response. Given this rapidly evolving environment, on May 7, 2020, we withdrew our guidance for 2020, and investors should no longer rely upon this guidance. See “Risk Factors—Risks Related to our Business.”
Conversion of Series A Mandatory Convertible Stock
In May 2017, we completed a public offering of 2.475 million shares of our 6.125% Mandatory Convertible Preferred Stock, Series A (the “Series A Preferred Stock”), ownership of which is held in the form of depositary shares (the “Series A Depositary Shares”), each representing a 1/20th interest in a share of Series A Preferred Stock. Each share of the Series A Preferred Stock automatically converted into shares of our common stock on May 1, 2020 at a rate of 4.7284 shares of our common stock per share of Series A Preferred Stock (which corresponds to approximately 0.2364 shares of our common stock per Series A Depository Share). The mandatory conversion rate was calculated based on the average volume-weighted average price per share of our common stock (as determined pursuant to the terms of the Series A Preferred Stock) for the 20 consecutive trading day period beginning on, and including, March 31, 2020 and ending on, and including, April 28, 2020.
Senior Notes Offering
On May 11, 2020, we entered into an underwriting agreement with Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (the “Notes Underwriters”), in connection with the offer and sale by BD to the Notes Underwriters of $750,000,000 aggregate principal amount of 2.823% Notes due 2030 and $750,000,000 aggregate principal amount of 3.794% Notes due 2050 (the “May 2020 Notes Offering”). We expect to use the net proceeds received from the May 2020 Notes Offering, together with cash on hand, to repay the entire $1.0 billion aggregate principal amount outstanding of our 2.404% Notes due 2020 at maturity and to fund a partial redemption of $500 million of our 3.250% Notes due 2020, and to pay accrued interest, related premiums, fees and expenses in connection therewith. Pending this utilization, we may temporarily use the net proceeds from the May 2020 Notes Offering to repay certain outstanding debt and for other general corporate purposes. We expect that the May 2020 Notes Offering will be completed on or about May 20, 2020, subject to customary closing conditions.

The Offering
The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement and accompanying prospectus and the information included or incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, except where otherwise indicated, the terms “us,” “we” and “our” refer to Becton, Dickinson and Company and not to any of its subsidiaries.
Issuer
Becton, Dickinson and Company, a New Jersey corporation.
Securities offered
30,000,000 Depositary Shares, each of which represents a 1/20th interest in a share of the 6.00% Mandatory Convertible Preferred Stock, Series B, par value $1.00 per share. Each Depositary Share entitles the holder of such Depositary Share, through the bank depositary, to a proportional fractional interest in the rights and preferences of such share of Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the terms of the deposit agreement.
Number of depositary shares to be outstanding after this offering
30,000,000 shares(1).
Liquidation preference
$1,000 per share of Mandatory Convertible Preferred Stock (equivalent to $50 per Depositary Share).
Public offering price
$50 per Depositary Share.
Underwriters’ option
We have granted the underwriters a 30-day overallotment option to purchase up to 4,500,000 additional Depositary Shares (representing 15% of the Depositary Shares being offered) at the public offering price, less the underwriting discounts and commissions.
Dividends
6.00% of the initial liquidation preference of $1,000 for each share of Mandatory Convertible Preferred Stock per annum. Dividends will accrue and accumulate from the date of issuance and, to the extent lawful and declared by our board of directors or an authorized committee thereof, will be paid on the first business day of each of March, June, September and December in cash or, at our election (subject to certain limitations), by payment or delivery, as the case may be, of any combination of cash and shares of our common stock. Dividends that are declared will be payable on the dividend payment dates to the holders of record of the Mandatory Convertible Preferred Stock on the 15th calendar day of the month immediately preceding the month in which such dividend payment falls, except that dividends payable on the mandatory conversion date, as defined below, will be payable to the holders presenting the Mandatory Convertible Preferred Stock for conversion.
The dividend payable on the first dividend payment date (September 1, 2020), if declared, is expected to be approximately $15.83 per share of Mandatory Convertible Preferred Stock (equivalent to $0.79 per Depositary Share), and on each subsequent dividend payment date, if declared, will be $15.00 per share of Mandatory Convertible Preferred Stock (equivalent to $0.75 per Depositary Share). Accumulated and unpaid dividends for any past dividend period will not bear interest. See “Description of Mandatory Convertible Preferred Stock—Dividends.”

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP per share of our common stock (as defined under “Description of Mandatory Convertible Preferred Stock—Definitions”) over the five consecutive trading day period commencing on and including the seventh scheduled trading day immediately preceding the applicable dividend payment date (the “dividend payment average price”), multiplied by 97%. In no event will the number of shares of our common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $84.00, which amount represents 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend exceeds the product of the number of shares of our common stock delivered in connection with such declared dividend and 97% of the dividend payment average price, we will, if we are legally able to do so, pay such excess amount in cash.
The offering price of our common stock in the concurrent offering is $240.00 (the “initial price”).
Dividend payment dates
The first business day of each of March, June, September and December of each year, commencing on September 1, 2020 and to, and including, June 1, 2023.
Ranking
The Mandatory Convertible Preferred Stock will rank with respect to dividend rights and the rights to distribution of assets upon our liquidation, dissolution or winding-up:
•
senior to all of our common stock (including the common stock offered in the concurrent offering) and to each other class of capital stock or series of preference or preferred stock established after the issue date of the Mandatory Convertible Preferred Stock, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Mandatory Convertible Preferred Stock as to dividend rights and/or rights to distribution of assets upon our liquidation, dissolution or winding-up;

•
equally with any class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank equally with the Mandatory Convertible Preferred Stock as to dividend rights and/or rights to distribution of assets upon our liquidation, dissolution or winding-up, in each case without regard to whether dividends accrue cumulatively or non-cumulatively;

•
junior to each class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and/or rights to distribution of assets upon our liquidation, dissolution or winding-up; and

•	junior to our and our subsidiaries’ existing and future indebtedness (including trade payables).
For information concerning the ranking of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock—Ranking.”
In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights or rights to distribution of assets upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries.
No redemption
Neither the shares of Mandatory Convertible Preferred Stock nor the Depositary Shares will be redeemable by us or subject to any sinking fund or other similar provision. However, at our option, we may purchase or otherwise acquire (including in an exchange transaction) the Depositary Shares from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.
Mandatory conversion
Unless previously converted as described under “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder” or “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder upon a fundamental change,” on the mandatory conversion date (subject to postponement in certain cases), each then outstanding share of Mandatory Convertible Preferred Stock will automatically convert into a number of shares of our common stock based on the conversion rate described below, and each Depositary Share will be entitled to receive a number of shares of common stock equal to a proportionate fractional interest in such shares of common stock. See “Description of Mandatory Convertible Preferred Stock—Conversion rights—Mandatory conversion.”
If we declare a dividend for the dividend period ending on the mandatory conversion date, we will pay such dividend to the holders presenting the Mandatory Convertible Preferred Stock for conversion. If, prior to the mandatory conversion date, we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to the amount of such accumulated dividends (such amount, the “additional conversion amount”) divided by the greater of the floor price and 97% of the dividend payment average price. To the extent that the additional conversion amount exceeds the product of the number of additional shares and the applicable market value (as defined below), we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.
Mandatory conversion rate
The conversion rate for each share of the Mandatory Convertible Preferred Stock will be not more than 4.1666 shares of our common stock and not less than 3.4722 shares of our common stock (the “maximum conversion rate” and “minimum conversion rate,” respectively) (and, correspondingly, the conversion rate per

Depositary Share will be not more than 0.2083 shares of our common stock and not less than 0.1736 shares of our common stock), depending on the applicable market value (as defined below) of our common stock, subject to certain anti-dilution adjustments.
The “applicable market value” of our common stock is the average VWAP per share of our common stock for the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day immediately preceding June 1, 2023.
The following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to adjustment as described under “Description of Mandatory Convertible Preferred Stock—Conversion rights—Conversion rate adjustments,” in this prospectus supplement, based on the applicable market value of our common stock on the mandatory conversion date (subject to postponement in certain cases):
Applicable Market Value of our Common Stock on the Mandatory Conversion Date	Conversion Rate Per Share of the Mandatory Convertible Preferred Stock
Less than or equal to the initial price.	4.1666 shares of our common stock.
Greater than the initial price and less than $288.00 (the “threshold appreciation price”).	Between 3.4722 and 4.1666 shares, determined by dividing $1,000 by the applicable market value of our common stock.
Equal to or greater than the threshold appreciation price.	3.4722 shares of our common stock.
The following table illustrates the conversion rate per Depositary Share, subject to anti-dilution adjustments corresponding to those described under “Description of Mandatory Convertible Preferred Stock—Conversion rights—Conversion rate adjustments,” in this prospectus supplement:
Applicable Market Value of our Common Stock on the Mandatory Conversion Date	Conversion Rate Per Depositary Share
Less than or equal to the initial price.	0.2083 shares of our common stock.
Greater than the initial price and less than the threshold appreciation price.	Between 0.1736 and 0.2083 shares, determined by dividing $50 by the applicable market value of our common stock.
Equal to or greater than the threshold appreciation price.	0.1736 shares of our common stock.
Early conversion at the option
of the holder
At any time prior to the mandatory conversion date, other than during a fundamental change conversion period (as defined below), a holder of at least 20 Depositary Shares may, at any time prior to the mandatory conversion date, elect to cause the bank depositary to convert all or any portion of such holder’s shares of Mandatory Convertible Preferred Stock, on such holder’s behalf, into shares of our common stock, at the minimum conversion rate of 3.4722 shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments. See “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder” in this prospectus supplement. Because each Depositary Share represents 1/20th fractional interest in a share of the Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares only in lots of 20 Depositary Shares.
If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that converting holders receive an additional number of shares of our common stock equal to such amount of accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our common stock over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the cash amount of the accumulated and unpaid dividends for all dividend periods ending on a dividend payment date prior to the relevant conversion date exceeds the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.
Early conversion at the option of the holder upon a fundamental change
Upon the occurrence of a fundamental change (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder upon a fundamental change”) prior to the mandatory conversion date, under certain circumstances we will deliver or pay to a holder of at least 20 Depositary Shares who elects to cause the bank depositary to convert all or a portion of such holder’s shares of Mandatory Convertible Preferred Stock, on such holder’s behalf, during the period from, and including, the effective date of the fundamental change to, but excluding, the earlier of (A) the mandatory conversion date and (B) the date selected by us that is not less than 30 and not more than 60 calendar days after the effective date of such fundamental change (the “fundamental change conversion period”), a number of shares of our common stock or, if the fundamental change also constitutes a reorganization event, units of exchange property (as defined under “Description of Mandatory Convertible Preferred Stock—Recapitalizations, reclassifications and changes of our common Stock”), determined using the applicable fundamental change conversion rate. The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price per share of our common stock paid or deemed paid in such fundamental change (the “stock price”). Because each Depositary Share represents a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares upon a fundamental change only in lots of 20 Depositary Shares.
Holders who so cause the bank depositary to convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will also receive a “fundamental change dividend make-whole amount,” in cash or in shares of our common stock or a combination thereof, equal to the present value (computed using a discount rate of 5.00% per annum) of all remaining dividend payments on their shares of the Mandatory Convertible Preferred Stock (excluding any accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date immediately preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change) from such effective date to, but excluding, the mandatory conversion date. If we elect to pay the fundamental change dividend make-whole amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the stock price.
In addition, to the extent that, as of the effective date of the fundamental change, we have not declared any or all of the accumulated dividends on the Mandatory Convertible Preferred Stock as of such effective date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date immediately preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change, the “accumulated dividend amount”), upon conversion, holders who so cause the bank depositary to convert Mandatory Convertible Preferred Stock within the fundamental change conversion period will be entitled to receive such accumulated dividend amount in cash (to the extent we are legally permitted to do so) or shares of our common stock, or any combination thereof at our election. If we elect to pay the accumulated dividend amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the stock price.
To the extent that the fundamental change dividend make-whole amount or accumulated dividend amount or any portion thereof paid in shares of our common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the stock price, we will, if we are legally able to do so, declare and pay such excess amount in cash. See “Description of Mandatory Convertible Preferred Stock—Conversion rights—Conversion at the option of the holder upon a fundamental change—Fundamental change dividend make-whole amount and accumulated dividend amount.”
Conversion rate adjustments
Each of the minimum conversion rate, the maximum conversion rate, the initial price, the threshold appreciation price, the floor price, the applicable market value, the fundamental change conversion rate and the stock price for purposes of a fundamental change, among other terms (and, as applicable, corresponding terms of the Depositary Shares), will be adjusted upon the occurrence of certain events and transactions. See “Description of Mandatory Convertible Preferred Stock—Conversion rights—Conversion rate adjustments.”
Voting rights
Except as required by law or our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), which will include the Certificate of Amendment (as defined under “Description of Mandatory Convertible Preferred Stock”) for the Mandatory Convertible Preferred Stock, the Mandatory Convertible Preferred Stock will have no voting rights.
Whenever, at any time or times, dividends payable on the shares of the Mandatory Convertible Preferred Stock have not been paid for an aggregate of six or more dividend periods, whether or not consecutive, the holders of the Mandatory Convertible Preferred Stock will have the right (voting separately as a class with all other parity stock upon which like voting rights have been conferred and are exercisable (voting in proportion to their respective liquidation preferences)) to elect two directors to our board of directors at the next annual meeting or special meeting of our stockholders and at each subsequent annual meeting or special meeting of our stockholders until all accumulated and unpaid dividends have been paid in full on the Mandatory Convertible Preferred Stock.
The affirmative consent of holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and all other preferred stock or securities of equal ranking having similar voting rights (voting in proportion to their respective liquidation preferences) will be required for certain matters which may impact the Mandatory Convertible Preferred Stock, but not necessarily all such matters. For more information about voting rights, see “Description of Mandatory Convertible Preferred Stock—Voting rights” and “Description of Depositary Shares—Voting the Mandatory Convertible Preferred Stock.”
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $1.46 billion (or approximately $1.68 billion if the underwriters exercise their overallotment option to purchase additional Depositary Shares in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses.
We intend to use the proceeds of this offering, together with the proceeds of the concurrent offering, for general corporate purposes, which may include, without limitation and in our sole discretion, funding our growth strategy through organic investments and acquisitions, working capital, capital expenditures and repayment of outstanding indebtedness. See “Use of Proceeds.”
U.S. federal income tax
considerations
The U.S. federal income tax considerations of the purchase, ownership and disposition of the Depositary Shares and any common stock received upon their conversion are described in

“U.S. Federal Income Tax Considerations.” Prospective investors are urged to consult their tax advisors regarding the tax considerations of the purchase, ownership and disposition of the Depositary Shares and any common stock received upon their conversion in light of their personal investment circumstances.
Book-entry delivery and form
Initially, the Depositary Shares will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of DTC. See “Description of Depositary Shares—Book-entry, settlement and clearance.” Beneficial interests in the permanent global certificates will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Listing
We have applied to list the Depositary Shares on the NYSE under the symbol “BDXB”. Our common stock is listed on the NYSE under the symbol “BDX.”
Concurrent offering of common stock
Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 6,250,000 shares of our common stock for aggregate gross proceeds to us of $1.5 billion, plus up to an additional 937,500 shares of our common stock that the underwriters of such offering have the option to purchase from us, in each case, at the public offering price of $240.00 per share of common stock.
The closing of the concurrent offering is not conditioned on the closing of this offering. The closing of this offering is not conditioned on the closing of the concurrent offering.
Bank depositary
Computershare Inc. and its wholly owned subsidiary Computershare Trust Company, N.A. are jointly the bank depositary for the Depositary Shares.
Transfer agent and registrar
The transfer agent and registrar for our Mandatory Convertible Preferred Stock and our Common Stock is Computershare Trust Company, N.A.
(1)
Immediately after the consummation of the concurrent offering, we will have 289,780,449 shares of our common stock outstanding, based on 283,530,449 shares of our common stock outstanding as of May 1, 2020 plus the shares that we are offering in the concurrent offering but excluding:

•	937,500 shares of our common stock issuable on the exercise of the underwriters’ option to purchase additional shares of our common stock in the concurrent offering;
•	shares of our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock represented by the Depositary Shares to be issued in this offering; and
•	an aggregate of approximately 9,385,699 shares of our common stock reserved for issuance under our various share-based and deferred compensation plans as of May 1, 2020.
Except as otherwise noted, all information in this prospectus supplement assumes that the underwriters’ overallotment option to purchase additional Depositary Shares is not exercised in this offering and the underwriters in the concurrent offering do not exercise their option to purchase additional shares of our common stock in the concurrent offering.

Risk Factors
In evaluating an investment in the Depositary Shares, prospective investors should carefully consider the risk factors and other cautionary statements contained in this prospectus supplement, including those described under “Risk Factors”, as well as the risk factors described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, along with the other information set forth or incorporated by reference in this prospectus supplement, including our Quarterly Reports on Form 10-Q incorporated by reference herein.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
The following summary historical consolidated financial information for each of the six months ended March 31, 2020 and 2019 has been derived from our unaudited interim consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. In the opinion of our management, all adjustments considered necessary for a fair presentation of such interim financial information have been included. The following summary historical consolidated financial information as of September 30, 2019 and 2018 and for each of the years in the three-year period ended September 30, 2019 has been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The following summary historical consolidated balance sheet data as of March 31, 2019 and September 30, 2017 has been derived from our consolidated financial statements not included or incorporated by reference into this prospectus supplement and the accompanying prospectus. Our operating results for the six months ended March 31, 2020 are not necessarily indicative of the results to be expected for any future periods.
On December 29, 2017, we completed the acquisition of Bard (the “Bard Acquisition”) pursuant to the terms of the Agreement and Plan of Merger, dated as of April 23, 2017. Accordingly, our operating results for the periods following the Bard Acquisition may not be comparable to the periods prior to the Bard Acquisition.
This information is only a summary and should be read in conjunction with our management’s discussion and analysis of financial condition and results of operations incorporated by reference into this prospectus supplement and the accompanying prospectus and the historical consolidated financial statements and the notes thereto referred to above. See “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement.
	As of and For the Six Months Ended March 31,		As of and For the Year Ended September 30,
($ in millions except per share data)	2020	2019	2019	2018	2017
Statement of Income Data:
Revenue	$8,479	$8,355	$17,290	$15,983	$12,093
Cost of Products Sold	4,766	4,408	9,002	8,714	6,128
Selling and Administrative Expense	2,146	2,161	4,332	4,016	2,909
Research and Development Expense	535	510	1,062	1,004	770
Acquisitions and Other Restructurings	161	191	480	740	354
Other Operating (Income) Expense	—	61	654	—	410
Total Operating Costs and Expenses	7,607	7,332	15,530	14,474	10,571
Operating Income	871	1,024	1,760	1,509	1,522
Interest Expense	(270)	(342)	(639)	(706)	(521)
Interest Income, net	3	6	12	65	76
Other income (expense), net	(11)	30	43	305	(101)
Income Before Income Taxes	594	718	1,176	1,173	976
Income Tax Provision (Benefit)	134	98	(57)	862	(124)
Net Income	461	619	1,233	311	1,100
Preferred Stock Dividends	(76)	(76)	(152)	(152)	(70)
Net Income Applicable to Common Shareholders	$385	$544	$1,082	$159	$1,030
Basic Earnings Per Share	$1.42	$2.02	$4.01	$0.62	$4.70
Diluted Earnings Per Share	$1.40	$1.98	$3.94	$0.60	$4.60
Balance Sheet Data:
Total Current Assets	$8,555	$6,844	$6,664	$7,411	$18,633
Total Assets	53,516	52,598	51,765	53,904	37,734
Short-term Debt	4,357	3,057	1,309	2,601	203
Total Current Liabilities	8,755	7,108	5,655	7,216	3,342
Long-term Debt	16,809	17,556	18,081	18,894	18,667
Total Shareholders’ Equity	20,951	21,309	21,081	20,994	12,948

($ in millions except percentages and per share data)	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2020	2019	2020	2019
Other Data(1):
Operating Income	$370	$136	$871	$1,024
Adjusted Operating Income(a)	1,051	991	2,064	2,010
Margin change	1.1%		0.2%
FXN margin change(a)	0.7%		0.2%
Earnings (loss) Per Share	$0.53	$(0.07)	$1.40	$1.98
Adjusted Earnings Per Share(b)	2.55	2.59	5.20	5.29
Change	(1.5)%		(1.7)%
FXN percentage change(b)	(1.9)%		(1.1)%
(1)
Adjusted operating income and adjusted earnings per share are non-GAAP financial measures which are defined in the accompanying footnotes below. Reconciliations of the differences between these non-GAAP financial measures and their most comparable financial measures calculated and presented in accordance with GAAP are also set forth below.

Management provides non-GAAP measures to investors on a supplemental basis in addition to GAAP results, as these measures provide additional insight into the Company’s financial results. Management believes the non-GAAP results provide a reasonable measure of the Company’s underlying performance before the effects of items that are considered by management to be outside of the Company’s underlying operational results or that affect period to period comparability. However, non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Also, the Company’s non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on the Company’s operating income, net income or earnings per share calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating the Company’s results.
Management uses each of these non-GAAP measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods and to the performance of peer companies. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.
While we utilize these non-GAAP financial measures in managing and analyzing our business and financial condition and believe they are useful to management and to investors for the reasons described above, these non-GAAP measures have certain shortcomings. Management compensates for the shortcomings by utilizing adjusted operating income and adjusted earnings per share in conjunction with comparable GAAP financial measures. The information presented in this section should be read in conjunction with the consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.
(a)	Adjusted operating income is defined as operating income as reported, adjusted for the items described in the table presented below and footnotes thereto.
Adjusted operating income FXN margin change represents the percentage growth of our adjusted operating margin (as a percentage of revenues) for the applicable period ended 2020 compared to the same period ended 2019, after eliminating the impact of favorable (unfavorable) exchange rate fluctuations equal to $7 million for the three month comparable period and $(5) million for the six month comparable period.
The table below presents a reconciliation of operating income as reported to adjusted operating income for the three and six months ended March 31, 2020 and 2019.
	For the Three Months Ended March 31,		For the Six Months Ended March 31,
($ in millions)	2020	2019	2020	2019
	(unaudited)		(unaudited)
Operating income as reported	$370	$136	$871	$1,024
Purchase accounting adjustments pre-tax(1)	341	347	690	693
Integration costs-pre-tax(2)	57	70	119	143
Restructuring costs pre-tax(2)	18	31	41	72
European regulatory initiatives-related costs pre-tax(3)	27	10	44	15
Transaction gain/loss and product-related matters pre-tax(4)	199	396	258	61
Investment gains/losses and asset impairments pre-tax(5)	39	—	39	—
Transaction costs pre-tax(2)	—	1	—	2
Adjusted operating income	$1,051	$991	$2,064	$2,010
Note: individual amounts have been rounded to ensure clerical accuracy.
(1)	Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets of fixed assets and debt.

(2)	Represents integration, restructuring and transaction cost associated with acquisitions.
(3)
Represents initial costs required to develop processes and systems to comply with emerging regulations such as the European Union Medical Device Regulations (“EUMDR”) and General Data Protection Regulation (“GDPR”).

(4)
The current period three and six month amounts represent a probable estimate of future costs associated with product remediation efforts which was recorded in Cost of products sold. The prior period three and six month amounts include amounts recorded in Other operating expense, net to record product liability reserves of $331 million and the estimated cumulative costs of a product recall of $65 million. The amount for the six months ended March 31, 2019 also includes the pre-tax gain of $335 million related to our sale of our Advanced Bioprocessing business.

(5)	Primarily represents a charge recorded to write down the carrying value of certain intangible assets in the Biosciences unit.
(b)
Adjusted earnings per share is defined as adjusted net income, less preferred share dividends, divided by the number of diluted weighted average shares outstanding. Management presents adjusted earnings per share after adjusting net income for items that management believes affect the comparability of the periods presented. The accompanying footnotes to the table below describe the adjustments used by management to arrive at adjusted net income. These items are not considered by management to be part of the Company’s ordinary operations, and these adjustments allow investors to better understand the underlying operating results of the Company and facilitate comparisons between the periods shown.

Adjusted earnings per share FXN percentage growth represents the percentage growth of our adjusted earnings per share for the applicable period ended 2020 compared to the same period ended 2019, after eliminating the impact of favorable (unfavorable) exchange rate fluctuations equal to $0.01 for the three month comparable period and $(0.03) for the six month comparable period.
The table below presents a reconciliation of net income as reported to adjusted earnings per share presented for the three and six months ended March 31, 2020 and 2019.
	For the Three Months Ended March 31,		For the Six Months Ended March 31,
($ and shares in millions)	2020	2019	2020	2019
	(unaudited)		(unaudited)
Net income as reported	$183	$20	$461	$619
Adjustments:
Purchase accounting adjustments pre-tax(1)	340	379	688	757
Integration costs-pre-tax(2)	57	70	119	143
Restructuring costs pre-tax(2)	18	31	41	72
European regulatory initiatives-related costs pre-tax(3)	27	10	44	15
Transaction gain/loss and product-related matters pre-tax(4)	199	396	258	61
Investment gains/losses and asset impairments pre-tax(5)	40	—	41	—
Transaction costs pre-tax(2)	—	1	—	2
Losses on debt extinguishment(6)	—	1	—	1
Income tax benefit of special items and impact of tax reform(7)	(124)	(160)	(146)	(143)
Adjusted net income	$740	$748	$1,505	$1,528
Weighted average shares outstanding – diluted (in thousands)	275.0	269.9	275.2	274.4
Earnings (loss) per share, as reported	$0.53	$(0.07)	$1.40	$1.98
Adjustments	$2.02	$2.70	$3.80	$3.31
Dilutive share impact(8)	—	(0.04)	—	—
Adjusted earnings per share	$2.55	$2.59	$5.20	$5.29
Note: individual amounts have been rounded to ensure clerical accuracy.
(1)	Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets of fixed assets and debt.
(2)	Represents integration, restructuring and transaction cost associated with acquisitions.
(3)	Represents initial costs required to develop processes and systems to comply with emerging regulations such as the EUMDR and GDPR.
(4)
The current period three and six month amounts represent a probable estimate of future costs associated with product remediation efforts which was recorded in Cost of products sold. The prior period three and six month amounts include amounts recorded in Other operating expense, net to record product liability reserves of $331 million and the estimated cumulative costs of a product recall of $65 million. The amount the six months ended March 31, 2019 also includes the pre-tax gain of $335 million related to our sale of our Advanced Bioprocessing business.

(5)	Primarily represents a charge recorded to write down the carrying value of certain intangible assets in the Biosciences unit.
(6)	Represents the impact recognized upon the extinguishment of certain long-term senior notes.
(7)	The amount for the six months ended March 31, 2019 included additional tax expense, net, of $20 million related to new U.S. tax legislation.
(8)
Represents the exclusion of share equivalents associated with share-based plans from the reported diluted shares outstanding calculation because such equivalents would have been antidilutive due to the net loss applicable to common shareholders incurred during the period.

RISK FACTORS
An investment in the Depositary Shares involves a number of risks. You should carefully consider all the information set forth in this prospectus supplement and the accompanying prospectus and incorporated by reference herein before deciding to invest in the Depositary Shares. In particular, we urge you to consider carefully the factors set forth below as such risk factors may be updated from time to time in our public filings. Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement and the accompanying prospectus. While we believe we have identified and discussed below and in the documents incorporated by reference herein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such business, financial condition and results of operations in the future.
Risks Related to our Business
We are subject to risks associated with public health threats, including the ongoing COVID-19 pandemic.
We are subject to risks associated with public health threats, including the COVID-19 pandemic. The outbreak of COVID-19 and actions taken by governments and the private sector to slow the spread of the virus have resulted in a global economic slowdown, and have caused healthcare systems to divert resources to managing the pandemic. As a result, we have experienced significant reductions in the demand for certain of our products, particularly due to the decline in elective medical procedures, which negatively impacted our revenues in the second quarter of fiscal year 2020. As the pandemic continues, we expect to continue to experience weakened demand for these products as a result of the reduction in elective and non-essential procedures, lower utilization of routine testing and related specimen collection, reduced capital spend by customers and reduced demand from research laboratories. While we have seen increases in demand for certain product lines during the pandemic, this increased demand may not be sufficient to offset the revenue declines in other areas. We also expect to experience pressure on our margins due to lost sales of products with gross margins that are higher than the company average. Safety measures taken by governments to slow the spread of the virus or determinations that our or our suppliers’ facilities are not essential businesses could also result in closures or other restrictions that significantly disrupt our operations or those of distributors or suppliers in our supply chain. In addition, while we undertook certain financing activities as a precautionary measure during this economic slowdown, no assurance can be given that we will be able to access capital markets in the future without incurring significant costs and expense. The scope and duration of the outbreak, the pace at which government restrictions will be lifted or whether additional actions may be taken to contain the virus, and the speed and extent to which global markets and utilization rates for our products recover from the disruptions caused by the pandemic, and the impact of these factors on our business, will depend on future developments that are highly uncertain and cannot be predicted with confidence.
To the extent COVID-19 adversely affects our operations and global economic conditions more generally, it may also have the effect of heightening many of the other risks described in the “Risk Factors” section included in our Form 10-K incorporated by reference herein.
A downturn in economic conditions has adversely affected, and may continue to adversely affect, our operations.
Deterioration in the domestic and international economic environment has caused and may continue to cause decreased demand for our products and services. As a result of the current economic downturn, we could face increased competition, longer sales cycles, and slower adoption of new technologies. Our suppliers could also be adversely impacted, which could result in interruptions in supply. We have previously experienced delays in collecting government receivables in certain countries in Western Europe due to economic conditions, and we may experience similar delays in the future in these and other countries or regions experiencing financial problems.
The medical technology industry is very competitive.
We are a global company that faces significant competition from a wide range of companies. These include large medical device companies with multiple product lines, some of which may have greater financial and marketing resources than we do, as well as firms that are more specialized than we are with respect to particular markets or product lines. Non-traditional entrants, such as technology companies, are also entering into the healthcare industry, some of which may have greater financial and marketing resources than we do. We face competition across all our product lines and in each market in which our products are sold on the basis of product features, clinical or economic outcomes, product quality, availability, price, services and other factors. Our ability to compete is also impacted by changing customer preferences and requirements, such as increased demand for more environmentally-friendly products and for products incorporating digital capabilities, as well as changes in the ways health care services are delivered (including the transition of more care from acute to non-acute settings and increased focus on chronic disease management). Cost containment efforts by governments and the private sector are also resulting in increased emphasis on products that reduce costs, improve clinical results and expand patient access. Our ability to remain competitive will depend on how well we meet these changing market demands in terms of our product offerings and marketing approaches.
The medical technology industry is also subject to rapid technological change and discovery and frequent product introductions. The development of new or improved products, processes or technologies by other companies (such as needle-free injection technology) that provide better features, pricing, clinical outcomes or economic value may render our products or proposed products obsolete or less competitive. In some instances, competitors, including pharmaceutical companies, also offer, or are attempting to develop, alternative therapies for disease states that may be delivered without a medical device. Lower cost producers have also created pricing pressure, particularly in developing markets.
The medical technology industry has also experienced a significant amount of consolidation, resulting in companies with greater scale and market presence than BD. Traditional distributors are also manufacturers of medical devices, providing another source of competition. In addition, health care systems and other providers are consolidating, resulting in greater purchasing power for these companies. As a result, competition among medical device suppliers to provide goods and services has increased. Group purchasing organizations and integrated health delivery networks have also served to concentrate purchasing decisions for some customers, which has led to downward pricing pressure for medical device suppliers. Further consolidation in the industry could intensify competition among medical device suppliers and exert additional pressure on the demand for and prices of our products.
We are subject to foreign currency exchange risk.
A substantial amount of our revenues are derived from international operations, and we anticipate that a significant portion of our sales will continue to come from outside the U.S. in the future. The revenues we report with respect to our operations outside the United States may be adversely affected by fluctuations in foreign currency exchange rates. A discussion of the financial impact of exchange rate fluctuations and the ways and extent to which we may attempt to address any impact is contained in Note 12 to the unaudited condensed consolidated financial statements included in “Part I, Item 1—Financial Statements (Unaudited)” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 incorporated by reference herein. Any hedging activities we engage in may only offset a portion of the adverse financial impact resulting from unfavorable changes in foreign currency exchange rates. We cannot predict with any certainty changes in foreign currency exchange rates or the degree to which we can mitigate these risks.
Changes in reimbursement practices of third-party payers or other cost containment measures could affect the demand for our products and the prices at which they are sold.
Our sales depend, in part, on the extent to which healthcare providers and facilities are reimbursed by government authorities (including Medicare, Medicaid and comparable foreign programs) and private insurers for the costs of our products. The coverage policies and reimbursement levels of third-party payers, which can vary among public and private sources and by country, may affect which products customers purchase and the prices they are willing to pay for those products in a particular jurisdiction. Reimbursement rates can also affect the market acceptance rate of new technologies and products. Reforms to reimbursement systems in the United States or abroad, changes in coverage or reimbursement rates by private payers, or adverse decisions relating to our products by administrators of these systems could significantly reduce reimbursement for procedures using our products or result in denial of reimbursement for those products, which would adversely affect customer demand or the price customers are willing to pay for such products. See “Third-Party Reimbursement” under “Part I, Item 1—Business” in our Form 10-K incorporated by reference herein.

Initiatives to limit the growth of healthcare costs in the U.S. and other countries where we do business may also put pressure on medical device pricing. In the U.S., these include, among others, value-based purchasing and managed care arrangements. Governments in China and other countries are also using various mechanisms to control healthcare expenditures, including increased use of competitive bidding and tenders, and price regulation.
Cost volatility could adversely affect our operations.
Our results of operations could be negatively impacted by volatility in the cost of raw materials, components, freight and energy that, in turn, increases the costs of producing and distributing our products. New laws or regulations adopted in response to climate change could also increase energy and transportation costs, as well as the costs of certain raw materials and components. In particular, we purchase supplies of resins, which are oil-based components used in the manufacture of certain products, and any significant increases in resin costs could adversely impact future operating results. Increases in oil prices can also increase our packaging and transportation costs. We may not be able to offset any increases in our operational costs.
Breaches of our information technology systems could have a material adverse effect on our operations.
We rely on information technology systems to process, transmit, and store electronic information in our day-to-day operations, including sensitive personal information and proprietary or confidential information. In addition, some of our products include information technology that collects data regarding patients and patient therapy on behalf of our customers and some connect to our systems for maintenance purposes. Our information technology systems have been subjected to attack via malicious code execution, and cyber- or phishing- attacks, and we have experienced instances of unauthorized access to our systems in the past and expect to be subject to similar attacks in the future. In addition to our own information, in the course of doing business, we sometimes store information with third parties that could be subject to these types of attacks.
Cyber-attacks could result in our intellectual property and other confidential information being accessed or stolen, which could adversely affect our competitive position in the market. Likewise, we could suffer disruption of our operations and other significant negative consequences, including increased costs for security measures or remediation, diversion of management attention, litigation and damage to our relationships with vendors, business partners and customers. Unauthorized tampering, adulteration or interference with our products may also create issues with product functionality that could result in a loss of data, risk to patient safety, and product recalls or field actions. Cyber-attacks could result in unauthorized access to our systems and products which could also impact our compliance with privacy and other laws and regulations, and result in actions by regulatory bodies or civil litigation. While we will continue to dedicate significant resources to protect against unauthorized access to our systems and products, and work with government authorities and third party providers to detect and reduce the risk of future cyber incidents, cyber-attacks are becoming more sophisticated, frequent and adaptive. There can be no assurances that these protective measures will prevent future attacks that could have a material adverse impact on our business.
Our future growth is dependent in part upon the development of new products, and there can be no assurance that such products will be developed.
A significant element of our strategy is to increase revenue growth by focusing on innovation and new product development. New product development requires significant investment in research and development, clinical trials and regulatory approvals. The results of our product development efforts may be affected by a number of factors, including our ability to anticipate customer needs, innovate and develop new products and technologies, successfully complete clinical trials, obtain regulatory approvals and reimbursement in the United States and abroad, manufacture products in a cost-effective manner, obtain appropriate intellectual property protection for our products, and gain and maintain market acceptance of our products. In addition, patents attained by others can preclude or delay our commercialization of a product. There can be no assurance that any products now in development or that we may seek to develop in the future will achieve technological feasibility, obtain regulatory approval or gain market acceptance.
We cannot guarantee that any of our strategic acquisitions, investments or alliances will be successful.
We may seek to supplement our internal growth through strategic acquisitions, investments and alliances. Such transactions are inherently risky, and the integration of any newly-acquired business requires significant effort and management attention. The success of any acquisition, investment or alliance may be affected by a number of factors, including our ability to properly assess and value the potential business opportunity or to successfully integrate any business we may acquire into our existing business. There can be no assurance that any past or future transaction will be successful.
Our international operations subject us to certain business risks.
A substantial amount of our sales come from our operations outside the United States, and we intend to continue to pursue growth opportunities in foreign markets, especially in emerging markets. Our foreign operations subject us to certain risks relating to, among other things, fluctuations in foreign currency exchange (discussed above), local economic and political conditions, competition from local companies, increases in trade protectionism, U.S. relations with the governments of the foreign countries in which we operate, foreign regulatory requirements or changes in such requirements, changes in local health care payment systems and health care delivery systems, local product preferences and requirements, longer payment terms for account receivables than we experience in the U.S., difficulty in establishing, staffing and managing foreign operations, changes to international trade agreements and treaties, changes in tax laws, weakening or loss of the protection of intellectual property rights in some countries, and import or export licensing requirements. The success of our operations outside the United States also depends, in part, on our ability to make necessary infrastructure enhancements to, among other things, our production facilities and sales and distribution networks. These and other factors may adversely impact our ability to pursue our growth strategy in these markets.
In addition, our international operations are governed by the U.S. Foreign Corrupt Practices Act and similar anti-corruption laws outside the U.S. Global enforcement of anti-corruption laws has increased substantially in recent years, with more enforcement proceedings by U.S. and foreign governmental agencies and the imposition of significant fines and penalties. While we have implemented policies and procedures to enhance compliance with these laws, our international operations, which often involve customer relationships with foreign governments, create the risk that there may be unauthorized payments or offers of payments made by employees, consultants, sales agents or distributors. Any alleged or actual violations of these laws may subject us to government investigations and significant criminal or civil sanctions and other liabilities, and negatively affect our reputation.
Changes in U.S. policy regarding international trade, including import and export regulation and international trade agreements, could also negatively impact our business. The U.S. has imposed tariffs on steel and aluminum as well as on goods imported from China and certain other countries, which has resulted in retaliatory tariffs by China and other countries. Additional tariffs imposed by the U.S. on a broader range of imports, or further retaliatory trade measures taken by China or other countries in response, could result in an increase in supply chain costs that we may not be able to offset or that otherwise adversely impact our results of operations.
In June 2016, a referendum was passed in the United Kingdom to leave the European Union, commonly referred to as “Brexit”. The United Kingdom formally left the European Union on January 31, 2020, and is now in a transition period through December 31, 2020. Although the United Kingdom will remain in the European Union single market and customs union during the transition period, the long-term nature of the United Kingdom’s relationship with the European Union is unclear and there is considerable uncertainty as to when any agreement will be reached and implemented. Brexit has caused and may continue to cause uncertainty regarding our operations, including with respect to with respect to compliance with the regulatory regimes regarding the labeling and registration of the products we sell. The full effect of Brexit is uncertain and depends on any agreements the United Kingdom may make with the European Union and others. Consequently, we could face increased regulatory costs, volatility in exchange rates, market instability and other risks, depending on the final terms of the UK's exit from the EU.
Reductions in customers’ research budgets or government funding may adversely affect our business.
We sell products to researchers at pharmaceutical and biotechnology companies, academic institutions, government laboratories and private foundations. Research and development spending of our customers can fluctuate based on spending priorities and general economic conditions. A number of these customers are also dependent for their funding upon grants from U.S. government agencies, such as the U.S. National Institutes of Health (“NIH”) and agencies in other countries. The level of government funding of research and development is unpredictable. For instance, there have been instances where NIH grants have been frozen or otherwise unavailable for extended periods. The availability of governmental research funding may be adversely affected by economic conditions and governmental spending reductions. Any reduction or delay in governmental funding could cause our customers to delay or forego purchases of our products.
A reduction or interruption in the supply of certain raw materials and components could adversely affect our operating results.
We purchase many different types of raw materials and components used in our products. Certain raw materials and components are not available from multiple sources. In addition, for quality assurance, cost-effectiveness and other reasons, certain raw materials and components are purchased from sole suppliers. The price and supply of these materials and components may be impacted or disrupted for reasons beyond our control. While we work with suppliers to ensure continuity of supply, no assurance can be given that these efforts will be successful. In addition, due to regulatory requirements relating to the qualification of suppliers, we may not be able to establish additional or replacement sources on a timely basis or without excessive cost. The termination, reduction or interruption in supply of these raw materials and components could adversely impact our ability to manufacture and sell certain of our products.
Interruption of our manufacturing or sterilization operations could adversely affect our business.
We have manufacturing sites all over the world. In some instances, however, the manufacturing of certain of our product lines is concentrated in one or more of our plants. Interruption to our manufacturing operations resulting from weather or natural disasters, regulatory requirements or issues in our manufacturing process, equipment failure or other factors, could adversely affect our ability to manufacture our products. In some instances, we may not be able to transition manufacturing to other BD sites or a third party to replace the lost production. A significant interruption of our manufacturing operations could result in lost revenues and damage to our relationships with customers.
In addition, many of our products require sterilization prior to sale, and we utilize both BD facilities and third-parties for this process. In some instances, only a few facilities are qualified under applicable regulations to conduct this sterilization. To the extent we or third-parties are unable to sterilize our products, whether due to lack of capacity, regulatory requirements or otherwise, we may be unable to transition sterilization to other sites or modalities in a timely or cost effective manner, or at all, which could have an adverse impact on our operating results.
We are subject to lawsuits.
We are or have been a defendant in a number of lawsuits, including, among others, purported class action lawsuits for alleged antitrust violations, product liability claims (which may involve lawsuits seeking class action status or seeking to establish multi-district litigation proceedings, including claims relating to our hernia repair implant products, surgical continence and pelvic organ prolapse products for women and vena cava filter products), and suits alleging patent infringement. We have also been subject to government subpoenas seeking information with respect to alleged violations of law, including in connection with federal and/or state healthcare programs (such as Medicare or Medicaid) and/or sales and marketing practices (such as the civil investigative demands). A more detailed description of certain litigation to which we are a party is contained in Note 5 to the unaudited condensed consolidated financial statements included in “Part I, Item 1—Financial Statements (Unaudited)” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 incorporated by reference herein. We could be subject to additional lawsuits or governmental investigations in the future.
Reserves established for estimated losses with respect to legal proceedings do not represent an exact calculation of our actual liability, but instead represent our estimate of the probable loss at the time the reserve is established. Due to the inherent uncertainty of litigation and our underlying loss reserve estimates, additional reserves may be established or current reserves may be significantly increased from time-to-time. Also, in some instances, we are not able to estimate the amount or range of loss that could result from an unfavorable outcome of the litigation to which we are a party. In view of these uncertainties, we could incur charges materially in excess of any currently established accruals and, to the extent available, excess liability insurance. Any such future charges, individually or in the aggregate, could have a material adverse effect on our results of operations, financial condition and/or liquidity.

With respect to our existing product liability litigation, we believe that some settlements and judgments, as well as legal defense costs, may be covered in whole or in part under our product liability insurance policies with a limited number of insurance companies, or, in some circumstances, indemnification obligations to us from other parties. However, amounts recovered under these arrangements may be less than the stated coverage limits or less than otherwise expected and may not be adequate to cover damages and/or costs. In addition, there is no guarantee that insurers or other parties will pay claims or that coverage or indemnity will be otherwise available. For certain product liability claims or lawsuits, BD does not maintain or has limited remaining insurance coverage, and we may not be able to obtain additional insurance on acceptable terms or at all that will provide adequate protection against potential liabilities.
We are subject to extensive regulation.
Our operations are global and are affected by complex state, federal and international laws relating to healthcare, environmental protection, antitrust, anti-corruption, marketing, fraud and abuse (including anti-kickback and false claims laws), export control, employment, privacy and other areas. Violations of these laws can result in criminal or civil sanctions, including substantial fines and, in some cases, exclusion from participation in health care programs such as Medicare and Medicaid. Environmental laws, particularly with respect to the emission of greenhouse gases, are also becoming more stringent throughout the world, which may increase our costs of operations or necessitate closures of or changes to our manufacturing plants or processes or those of our suppliers, or result in liability to BD. The enactment of additional laws in the future may increase our compliance costs or otherwise adversely impact our operations.
We are also subject to extensive regulation by the FDA pursuant to the Federal Food, Drug and Cosmetic Act, by comparable agencies in foreign countries, and by other regulatory agencies and governing bodies. Most of our products must receive clearance or approval from the FDA or counterpart regulatory agencies in other countries before they can be marketed or sold. The process for obtaining marketing approval or clearance may require us to incur significant costs in terms of time and resources, and these costs have been increasing due to increased requirements from the FDA for supporting data for submissions. The regulatory process may also require changes to our products or result in limitations on the indicated uses of our products. Governmental agencies may also impose new requirements regarding registration, labeling or prohibited materials that require us to modify or re-register products already on the market or otherwise impact our ability to market our products in those countries.
Following the introduction of a product, these agencies also periodically review our manufacturing processes and product performance. Our failure to comply with the applicable good manufacturing practices, adverse event reporting, and other requirements of these agencies could delay or prevent the production, marketing or sale of our products and result in fines, delays or suspensions of regulatory clearances, warning letters or consent decrees, closure of manufacturing sites, import bans, seizures or recalls of products and damage to our reputation. More stringent oversight by the FDA and other agencies in recent years has resulted in increased enforcement activity, which increases our compliance risk.
We are operating under a consent decree with the FDA, entered into by CareFusion in 2007 and amended in 2009, that affects our Alaris™ infusion pump business in the United States. Following an inspection that began in March 2020 of our Medication Management Systems facility (operated by CareFusion 303, Inc., the organizational unit of BD that manufactures and sells infusion pumps in the United States) in San Diego, California, the FDA issued to BD a Form 483 Notice that contains a number of observations of non-conformance. BD has provided the FDA with a response to the Form 483 and has begun to implement certain corrective actions to address the observations. However, the FDA’s review of the items raised in the Form 483 remains ongoing and no assurances can be given regarding further action by the FDA with respect to the observations. We are also currently operating under a warning letter issued by the FDA with respect to our Preanalytical Systems facility in Franklin Lakes, New Jersey. For more information regarding the consent decree and warning letter, see “Regulatory Matters” under “Part I, Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 incorporated by reference herein.
In March 2019, the FDA issued a letter to healthcare professionals regarding the use of paclitaxel-coated devices in the treatment of peripheral artery disease, advising clinicians to consider using alternative treatments. The FDA letter resulted in decreased sales of BD’s drug-coated balloons in fiscal year 2019 compared to the prior year. The extent and duration of the impact from the FDA letter beyond fiscal year 2019, and the likelihood of FDA approval of new drug-coated devices, is difficult to predict, and no assurance can be given that it will not have a material impact on our results of operations in future periods.
In addition, the European Union (“EU”) has adopted the EU Medical Device Regulation (the “EU MDR”) and the In Vitro Diagnostic Regulation (the “EU IVDR”), each of which impose stricter requirements for the marketing and sale of medical devices, including in the area of clinical evaluation requirements, quality systems and post-market surveillance. Manufacturers of currently approved medical devices will have until May 2020 to meet the requirements of the EU MDR and until May 2022 to meet the EU IVDR. Complying with these regulations will require us to incur significant expenditures. Failure to meet these requirements could adversely impact our business in the EU and other regions that tie their product registrations to EU requirements.
We are also subject to complex and frequently changing laws in the U.S. and elsewhere regarding privacy and the collection, use, storage and protection of personal information, and noncompliance with these laws could result in substantial fines or litigation. For instance, the EU has also adopted the General Data Protection Regulation (“GDPR”), which will apply to personal data involved in our operations in the EU or products and services that we offer to EU users involving personal data. The GDPR creates a range of new compliance obligations that could require us to change our existing business practices policies, and significantly increases financial penalties for noncompliance.
Defects or quality issues associated with our products could adversely affect the results of our operations.
The design, manufacture and marketing of medical devices involve certain inherent risks. Manufacturing or design defects, component failures, unapproved or improper use of our products, or inadequate disclosure of risks or other information relating to the use of our products can lead to injury or other serious adverse events. These events could lead to recalls or safety alerts relating to our products (either voluntary or as required by the FDA or similar governmental authorities in other countries), and could result, in certain cases, in the removal of a product from the market. A recall could result in significant costs and lost sales and customers, enforcement actions and/or investigations by state and federal governments or other enforcement bodies, as well as negative publicity and damage to our reputation that could reduce future demand for our products. Personal injuries relating to the use of our products can also result in significant product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in regulatory approval of new products or the imposition of post-market approval requirements.
Our operations are dependent in part on patents and other intellectual property assets.
Many of our businesses rely on patent, trademark and other intellectual property assets. These intellectual property assets, in the aggregate, are of material importance to our business. We can lose the protection afforded by these intellectual property assets through patent expirations, legal challenges or governmental action. Patents attained by competitors, particularly as patents on our products expire, may also adversely affect our competitive position. In addition, competitors may seek to invalidate patents on our products or claim that our products infringe upon their intellectual property, which could result in a loss of competitive advantage or the payment of significant legal fees, damage awards and past or future royalties, as well as injunctions against future sales of our products. We also operate in countries that do not protect intellectual property rights to the same extent as in the U.S., which could make it easier for competitors to compete with us in those countries. The loss of a significant portion of our portfolio of intellectual property assets may have an adverse effect on our earnings, financial condition or cash flows.
Natural disasters, war and other events could adversely affect our future revenues and operating income.
Natural disasters (including pandemics), war, terrorism, labor disruptions and international conflicts, and actions taken by the United States and other governments or by our customers or suppliers in response to such events, could cause significant economic disruption and political and social instability in the United States and areas outside of the United States in which we operate. These events could result in decreased demand for our products, adversely affect our manufacturing and distribution capabilities, or increase the costs for or cause interruptions in the supply of materials from our suppliers.
We need to attract and retain key employees to be competitive.
Our ability to compete effectively depends upon our ability to attract and retain executives and other key employees, including people in technical, marketing, sales and research positions. Competition for experienced employees, particularly for persons with specialized skills, can be intense. Our ability to recruit such talent will depend on a number of factors, including compensation and benefits, work location and work environment. If we cannot effectively recruit and retain qualified executives and employees, our business could be adversely affected.
We may not realize all of the anticipated benefits and cost savings resulting from our acquisition of Bard.
While we have realized significant cost savings to date in connection with our acquisition of Bard, achieving additional cost synergies may prove more difficult than expected, and it is possible that the anticipated cost synergies of the merger may not be realized fully, or may take longer to realize than expected.
We incurred significant additional indebtedness in connection with the Bard Acquisition and subsequently, which could adversely affect us, including by decreasing our business flexibility, and will increase our interest expense.
We have substantially increased our indebtedness in connection with the Bard Acquisition through the incurrence of new indebtedness to finance the acquisition and the assumption of Bard’s existing indebtedness, in comparison to our indebtedness on a recent historical basis. We have subsequently incurred additional indebtedness. This could have the effect of, among other things, reducing our flexibility to respond to business challenges and opportunities, and increasing our interest expense.
The amount of cash required to pay interest on our increased indebtedness levels following completion of the Bard Acquisition and thereafter, and thus the demands on our cash resources, are greater than the amount of cash flows required to service our indebtedness prior to the Bard Acquisition. The increased levels of indebtedness following completion of the Bard Acquisition and thereafter may also reduce funds available for working capital, capital expenditures, acquisitions, the repayment or refinancing of our indebtedness as it becomes due and other general corporate purposes, and may create competitive disadvantages for us relative to other companies with lower debt levels. In addition, certain of the indebtedness incurred in connection with the Bard Acquisition bears interest at variable interest rates. If interest rates increase, variable rate debt will create higher debt service requirements, which could further adversely affect our cash flows. If we do not achieve the expected benefits and cost savings from the Bard Acquisition, or if the financial performance as a combined company does not meet current expectations, then our ability to service our indebtedness may be adversely impacted.
In addition, our credit ratings affect the cost and availability of future borrowings and, accordingly, our cost of capital. Our ratings reflect each rating organization’s opinion of our financial strength, operating performance and ability to meet our debt obligations. There can be no assurance that we will achieve a particular rating or maintain a particular rating in the future or that we will be able to maintain our current rating. Furthermore, our combined company’s credit ratings were lowered following the Bard Acquisition, including below “investment grade” by Moody’s Investors Service, Inc., which may further increase our future borrowing costs and reduce our access to capital.
Moreover, in the future we may be required to raise substantial additional financing to fund working capital, capital expenditures, the repayment or refinancing of our indebtedness, acquisitions or other general corporate requirements. Our ability to arrange additional financing or refinancing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. No assurance can be provided that we will be able to obtain additional financing or refinancing on terms acceptable to us or at all.
We may not be able to service all of our indebtedness.
We depend on cash on hand and cash flows from operations to make scheduled debt payments. However, our ability to generate sufficient cash flow from operations of the combined company and to utilize other methods to make scheduled payments will depend on a range of economic, competitive and business factors, many of which are outside of our control. There can be no assurance that these sources will be adequate. If we are unable to service our indebtedness and fund our operations, we will be forced to reduce or delay capital expenditures, seek additional capital, sell assets or refinance our indebtedness. Any such action may not be successful and we may be unable to service our indebtedness and fund our operations, which could have a material adverse effect on our business, financial condition or results of operations.

The agreements that govern our indebtedness impose restrictions that may affect our ability to operate our businesses.
The agreements that govern our indebtedness contain various affirmative and negative covenants that may, subject to certain significant exceptions, restrict the ability of certain of our subsidiaries to incur debt and the ability of us and certain of our subsidiaries to, among other things, have liens on our property, and/or merge or consolidate with any other person or sell or convey certain of our assets to any one person, engage in certain transactions with affiliates and change the nature of our business. In addition, the agreements also require us to comply with certain financial covenants, including financial ratios. Our ability and the ability of our subsidiaries to comply with these provisions may be affected by events beyond our control. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate our repayment obligations and could result in a default and acceleration under other agreements containing cross-default provisions. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations.
Risks Related to the Depositary Shares, the Mandatory Convertible Preferred Stock,
Our Common Stock and This Offering
You are making an investment decision in the Depositary Shares as well as in the Mandatory Convertible Preferred Stock.
As described in this prospectus supplement, you are investing in Depositary Shares that represent fractional interests in the Mandatory Convertible Preferred Stock. The bank depositary will rely solely on the dividend payments and other distributions on the Mandatory Convertible Preferred Stock it receives from us to fund all dividend payments and other distributions on the Depositary Shares.
You will bear the risk of a decline in the market price of our common stock between the pricing date for the Depositary Shares and the mandatory conversion date.
The number of shares of our common stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock (and the corresponding mandatory conversion of the Depositary Shares) is not fixed but instead will depend on the applicable market value of our common stock, which is the average VWAP per share of our common stock over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day prior to the mandatory conversion date. The aggregate market value of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock represented by your Depositary Shares. Specifically, if the applicable market value of our common stock is less than the initial price of $240.00, the market value of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference per share of Mandatory Convertible Preferred Stock (and, accordingly, the market value of our common stock that you would receive upon mandatory conversion of each Depositary Share would be less than the $50 liquidation preference per Depositary Share), and an investment in the Depositary Shares would result in a loss, assuming that the market value on the mandatory conversion date is the same as the applicable market value of our common stock. Therefore, you will bear the entire risk of a decline in the market price of our common stock, which decline could be substantial.
The opportunity for equity appreciation provided by your investment in the Depositary Shares is less than that provided by a direct investment in our common stock.
The market value of each share of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock (and the corresponding mandatory conversion of the Depositary Shares) on the mandatory conversion date will only exceed the liquidation preference of $1,000 per share of the Mandatory Convertible Preferred Stock (and the corresponding liquidation preference of $50 per Depositary Share) if the applicable market value of our common stock exceeds the threshold appreciation price of $288.00. The threshold appreciation price represents an appreciation of approximately 20% over the initial price. In this event, on the mandatory conversion date, you would receive approximately 83.33% (which percentage is equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement, assuming that the market value on the mandatory conversion date is the same as the applicable market value of our common stock. This means that the opportunity for equity appreciation provided by an investment in the Depositary Shares (and the underlying Mandatory Convertible Preferred Stock) is less than that provided by a direct investment in our common stock.
In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of our common stock that you would receive upon mandatory conversion of the Mandatory Convertible Preferred Stock will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock (and, correspondingly, the aggregate market value of our common stock that you would receive upon the corresponding mandatory conversion of the Depositary Shares will only be equal to the aggregate liquidation preference of the Depositary Shares), assuming that the market value on the mandatory conversion date is the same as the applicable market value of our common stock, and you will not realize any equity appreciation on our common stock.
The adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you.
If a fundamental change (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder upon a fundamental change”) occurs on or prior to the mandatory conversion date, a holder of 20 Depositary Shares will be entitled to cause the bank depositary to convert one share of our Mandatory Convertible Preferred Stock during the fundamental change conversion period at the fundamental change conversion rate (in each case as defined in “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder upon a fundamental change”). The fundamental change conversion rate represents an adjustment to the conversion rate otherwise applicable unless the share price is less than $120.00 or above $400.00 (in each case, subject to adjustment). In addition, with respect to Mandatory Convertible Preferred Stock converted during the fundamental change conversion period, you will also receive, among other consideration, a fundamental change dividend make-whole amount. Although this adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount are designed to compensate you for the lost option value of the Depositary Shares and lost dividends as a result of a fundamental change, they are only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash or shares of our common stock or any combination thereof) could be considered a penalty under state law, in which case your ability to enforce such adjustments would be subject to general principles of reasonableness of economic remedies.
The conversion rate of the Mandatory Convertible Preferred Stock and, in turn, the Depositary Shares may not be adjusted for all dilutive events that may adversely affect the market price of the Depositary Shares or our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock and Depositary Shares.
The number of shares of our common stock that you are entitled to receive upon conversion of your Depositary Shares representing shares of Mandatory Convertible Preferred Stock is subject to adjustment for stock splits and combinations, dividends and certain other transactions. See “Description of Mandatory Convertible Preferred Stock—Conversion rights—Conversion rate adjustments” for further discussion of anti-dilution adjustments. However, other events, such as third-party tender offers, employee and director equity grants or offerings of our common stock or securities convertible into shares of our common stock (other than those set forth in “Description of Mandatory Convertible Preferred Stock—Conversion rights—Conversion rate adjustments”) for cash or in connection with acquisitions, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Depositary Shares. In addition, the terms of the Mandatory Convertible Preferred Stock and the Depositary Shares do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Mandatory Convertible Preferred Stock or the Depositary Shares in engaging in any such offering or transaction.

Regulatory actions may adversely affect the trading price and liquidity of the Depositary Shares.
Investors in, and potential purchasers of, the Depositary Shares who employ, or seek to employ, a convertible arbitrage strategy with respect to the Depositary Shares may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Depositary Shares to conduct a convertible arbitrage strategy with respect to the Depositary Shares. This could, in turn, adversely affect the trading price and liquidity of the Depositary Shares.
You will have no rights with respect to our common stock until your Depositary Shares are converted, but you may be adversely affected by certain changes made with respect to our common stock.
You will have no rights with respect to our common stock, including voting rights, rights to participate in common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of your Depositary Shares, but your investment in the Depositary Shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our Certificate of Incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date of the Mandatory Convertible Preferred Stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes resulting in the powers, preferences or rights of our common stock. See “Description of Capital Stock” in the accompanying prospectus for further discussion of our common stock.
You will have no voting rights except under limited circumstances, and you will need to act through the bank depositary to exercise voting rights with respect to our Mandatory Convertible Preferred Stock except under limited circumstances.
You will have no voting rights with respect to the Mandatory Convertible Preferred Stock, except (i) with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, (ii) in the case of certain dividend arrearages, (iii) in certain other limited circumstances and (iv) as specifically required by New Jersey law. You will have no right to vote for any members of our board of directors, except upon certain dividend arrearages.
Whenever, at any time or times, dividends payable on the shares of the Mandatory Convertible Preferred Stock have not been paid for an aggregate of six or more dividend periods, whether or not consecutive, the holders of the Mandatory Convertible Preferred Stock will have the right, with holders of shares of any one or more other classes or series of outstanding parity stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to elect two directors subject to the terms and limitations described in the section of this prospectus supplement entitled “Description of Mandatory Convertible Preferred Stock—Voting rights.”
In certain circumstances where the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock are adversely affected thereby, holders of shares of the Mandatory Convertible Preferred Stock will have the right to vote with respect to amendments to our Certificate of Incorporation or in connection with certain reclassifications, mergers or consolidation transactions. See “Description of Mandatory Convertible Preferred Stock—Voting rights.”
Holders of Depositary Shares must act through the bank depositary to exercise any voting rights in respect of the Mandatory Convertible Preferred Stock. See “Description of Depositary Shares—Voting the Mandatory Convertible Preferred Stock.”
Our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock may be limited
Our declaration and payment of dividends on the Mandatory Convertible Preferred Stock (and, in turn, on the Depositary Shares) and our ability to make other distributions in the future will be determined by our board of directors in its sole discretion and will depend on cash flow and cash requirements, capital expenditure requirements, earnings, business conditions, our financial condition and other factors.

Additionally, our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, may be restricted by the terms of financing arrangements that we enter into in the future. In the event that the agreements governing any such indebtedness restrict our ability to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock, we may be unable to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock (and, in turn, on the Depositary Shares) unless we can repay or refinance the amounts outstanding under such agreements.
In addition, under New Jersey law, we may pay dividends on the Mandatory Convertible Preferred Stock only to the extent by which our total assets exceed our total liabilities, and so long as we are able to pay our debts as they become due in the usual course of the business. Further, even if we are permitted under our contractual obligations and New Jersey law to declare and pay cash dividends on the shares of Mandatory Convertible Preferred Stock, we may not have sufficient cash to pay dividends in cash on the shares of Mandatory Convertible Preferred Stock (and, in turn, on the Depositary Shares).
If upon (i) mandatory conversion, (ii) an early conversion at the option of a holder or (iii) an early conversion upon a fundamental change, we have not declared and paid all or any portion of the accumulated dividends payable on the Mandatory Convertible Preferred Stock for specified periods, converting holders will receive an additional number of shares of our common stock having a market value generally equal to the amount of such undeclared, accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Conversion rights—Mandatory conversion,” “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder” and “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder upon a fundamental change,” respectively. In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate are reached, we will pay the shortfall in cash if we are legally permitted to do so and not restricted by the terms of our indebtedness at that time. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder.
You may be subject to U.S. federal income or withholding tax with respect to deemed dividends on the Mandatory Convertible Preferred Stock and the Depositary Shares even though you do not receive a corresponding cash distribution.
The conversion rate of the Mandatory Convertible Preferred Stock and the Depositary Shares is subject to adjustment in certain circumstances. See “Description of Mandatory Convertible Preferred Stock—Conversion rights—Conversion rate adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable distribution without the receipt of any cash. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock and the Depositary Shares that are paid in our common stock, and any such distribution would be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, you, as a holder of Depositary Shares, may be subject to U.S. federal income tax even though you have received no cash, thus giving rise to an out-of-pocket expense. If you are a Non-U.S. Holder (as defined in “U.S. federal income tax considerations”), you may be subject to U.S. federal withholding taxes in connection with such a deemed distribution or distribution payable in shares of our common stock. If a broker or other applicable withholding agent pays any withholding taxes on behalf of a Non-U.S. Holder as a result of a deemed distribution, such withholding agent may set off such payments against cash payments and other distributions otherwise deliverable to the Non-U.S. Holder (or other assets of the Non-U.S. Holder held by such withholding agent). See “U.S. federal income tax considerations” for a further discussion of U.S. federal income tax considerations with respect to the Mandatory Convertible Preferred Stock and the Depositary Shares. In addition, the Department of the Treasury and the Internal Revenue Service recently published proposed Treasury regulations that, if finalized, may affect holders deemed to receive such a distribution. You should consult your tax advisors regarding the effect, if any, of the proposed Treasury regulations in your particular circumstances.

Certain rights of the holders of the Mandatory Convertible Preferred Stock, the Depositary Shares and certain contractual and statutory provisions could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change.
Certain rights of the holders of the Mandatory Convertible Preferred Stock and the Depositary Shares could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to the mandatory conversion date, holders of the Depositary Shares (and holders of the Mandatory Convertible Preferred Stock) may have the right to cause the conversion of their Depositary Shares (and, in turn, the Mandatory Convertible Preferred Stock) or convert their Mandatory Convertible Preferred Stock, respectively, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value of all remaining dividend payments on the Mandatory Convertible Preferred Stock represented by the Depositary Shares so converted, as the case may be. See “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder upon a fundamental change.” These features of the Depositary Shares and the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.
In addition, provisions of New Jersey law and our Certificate of Incorporation and Bylaws (“Bylaws”), and contracts to which we are a party, could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. See “Description of capital stock” in the accompanying prospectus.
An active trading market for the Depositary Shares does not exist and may not develop.
The Depositary Shares are a new issue of securities with no established trading market. We have applied to have the Depositary Shares listed on the NYSE under the symbol “BDXB”. Even if the Depositary Shares are approved for listing on the NYSE, such listing does not guarantee that a trading market for the Depositary Shares will develop or, if a trading market for the Depositary Shares does develop, the depth or liquidity of that market or the ability of the holders to sell the Depositary Shares, or to sell the Depositary Shares at a favorable price.
The trading price of our common stock will directly affect the trading price of the Depositary Shares.
The trading price of the Depositary Shares will be directly affected by, among other things, the trading price of our common stock. This may result in greater volatility in the market price of the Depositary Shares than would be expected for nonconvertible preferred stock or depositary shares representing nonconvertible preferred stock. It is impossible to predict whether the price of our common stock will rise or fall. Our operating results, prospects and economic, financial, political and other factors will affect trading prices of our common stock and the Depositary Shares, as will future issuances of our common stock. In addition, market conditions can affect the capital markets generally, thereby affecting the price of our common stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of our common stock in the market after this offering of the Depositary Shares or the perception that such sales could occur. See “—The price of our Mandatory Convertible Preferred Stock and common stock may be volatile. Accordingly, you may not be able to resell your Depositary Shares or our common stock at or above the price at which you purchased or received them.”
Additionally, fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the Depositary Shares and the common stock underlying the Mandatory Convertible Preferred Stock represented by the Depositary Shares. In addition, the issuance of the Depositary Shares may result in hedging activity by holders of Depositary Shares that view such Depositary Shares as a more attractive means of equity participation in us than a direct investment in our common stock. This arbitrage and hedging could, in turn, negatively affect the trading prices of the Depositary Shares and our common stock.
We may issue additional series of preferred stock that rank on a parity with the Mandatory Convertible Preferred Stock as to dividend payments and liquidation preference and that vote with the Mandatory Convertible Preferred Stock on most issues on which the preferred stock is permitted to vote, which may negatively affect your investment.
Without giving effect to the shares of Mandatory Convertible Preferred Stock represented by the Depositary Shares that we are offering hereby, we have the authority under our Certificate of Incorporation to issue 5,000,000 shares of preferred stock. Our Certificate of Incorporation does not prohibit us from issuing additional series of preferred stock that would rank on a parity with the Mandatory Convertible Preferred Stock. The issuance of any such series of preferred stock could have the effect of reducing the amounts available to the holders of the Mandatory Convertible Preferred Stock (and, accordingly, to holders of the Depositary Shares) in the event of our liquidation. If we do not have sufficient funds to pay dividends on the outstanding Mandatory Convertible Preferred Stock (and, accordingly, to holders of the Depositary Shares) and such other series of preferred stock, it would also reduce amounts available to the holders of the Mandatory Convertible Preferred Stock for the payment of dividends. Except with respect to changes to our Certificate of Incorporation that adversely affect only one series of our preferred stock, the holders of the Mandatory Convertible Preferred Stock and any other series of preferred stock that we issue vote together, as a class, on the issues on which our preferred stock has the right to vote, including our consolidation or merger with another corporation. The interests of the holders of any other series of preferred stock that we issue may be different from the interests of the holders of the Mandatory Convertible Preferred Stock.
Shares eligible for future sale may adversely affect our common stock price and the market price of the Depositary Shares.
Sales of our common stock or other securities (including the Mandatory Convertible Preferred Stock or Depositary Shares) in the public or private market, or the perception that these sales may occur, or the conversion of the Mandatory Convertible Preferred Stock and the Depositary Shares or the payment of dividends on the Mandatory Convertible Preferred Stock and Depositary Shares in the form of our common stock, or the perception that such conversions or dividends could occur, could cause the market price of our common stock and thus, the market price of the Mandatory Convertible Preferred Stock (and, in turn, the Depositary Shares), to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our Certificate of Incorporation, we are authorized to issue up to 640,000,000 shares of common stock and 5,000,000 shares of preferred stock and we are authorized to convert our authorized preferred stock (including the Mandatory Convertible Preferred Stock) into common stock. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that the concurrent offering of our common stock and future sales and issuances of our common stock and other securities would have on the market price of our common stock.
The price of our Depositary Shares and common stock may be volatile. Accordingly, you may not be able to resell your Depositary Shares or our common stock at or above the price at which you purchased or received them.
The trading price of our common stock has fluctuated in the past. The trading price of our common stock and the Depositary Shares could fluctuate significantly in the future and could be negatively affected in response to various factors, including:
•	market conditions in the broader stock market in general, including, but not limited to, the ongoing impact of the COVID-19 pandemic;
•	our ability to make investments with attractive risk-adjusted returns;
•	market perception of our current and projected financial condition, potential growth, future earnings and future cash dividends;
•	announcements we make regarding dividends;
•	actual or anticipated fluctuations in our quarterly financial and operating results;
•	additional offerings of our common stock or equity-linked securities;
•	actions by rating agencies;
•	short sales of our common stock and the Depositary Shares;
•	any decision to pursue a distribution or disposition of a meaningful portion of our assets;
•	issuance of new or changed securities analysts’ reports or recommendations;
•	market perception or media coverage of us, other similar companies or the outlook of the markets and industries in which we compete;

•	major reductions in trading volumes on the exchanges on which we operate;
•	legislative or regulatory developments, including changes in the status of our regulatory approvals or licenses; and
•	litigation and governmental investigations.
These and other factors, including broad market and industry factors such as potentially worsening economic conditions and other adverse effects or developments relating to the ongoing COVID-19 pandemic, may cause the market price and demand for our common stock and Depositary Shares to fluctuate substantially, which may negatively affect the price or liquidity of our common stock and the Depositary Shares. If the market price of our common stock declines, you may not realize any return on your investment in the Depositary Shares and may lose some or all of your investment.
When the market price of a stock has been volatile or has decreased significantly in the past, holders of that stock have, at times, instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending, settling or paying any resulting judgments related to the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business and hurt our share price.
The Depositary Shares may adversely affect the market price of our common stock.
The market price of our common stock is likely to be influenced by the Depositary Shares. For example, the market price of our common stock could become more volatile and could be depressed by:
•
investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the Mandatory Convertible Preferred Stock represented by the Depositary Shares;

•	possible sales of our common stock by investors who view the Depositary Shares as a more attractive means of equity participation in us than owning shares of our common stock; and
•	hedging or arbitrage trading activity that may develop involving the Depositary Shares and our common stock.
Future sales and issuances of our shares of common stock could reduce the market price of shares of our common stock and the Depositary Shares.
In the future we may issue additional securities to raise capital. We may also acquire interests in other companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into our common stock in addition to the Depositary Shares offered hereby. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock and the price of the Depositary Shares.
Shares of our common stock will rank junior to the Mandatory Convertible Preferred Stock represented by the Depositary Shares and both equity securities will rank junior to all of our consolidated liabilities.
In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock represented by the Depositary Shares and our common stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts with respect to the common stock then outstanding. Additionally, in the event of our bankruptcy, liquidation, dissolution or winding up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of the Mandatory Convertible Preferred Stock underlying the Depositary Shares issued in this offering a liquidation preference equal to $1,000.00 per share plus accumulated and unpaid dividends. We have a significant amount of indebtedness, which amounted to $21.2 billion at March 31, 2020 (after giving effect to the May 2020 Notes Offering and use of proceeds therefrom), with $1.56 billion of availability under our existing revolving credit facility and access to an additional $500 million of availability subject to lender commitments. On April 1, 2020, we amended our credit facility to increase the facility size by $381 million to $2.63 billion.

We have a significant amount of goodwill and other intangible assets on our balance sheet. If our goodwill or other intangible assets become impaired, we may be required to record a non-cash charge to earnings and reduce our stockholders’ equity.
Under GAAP, intangible assets are reviewed for impairment on an annual basis or more frequently whenever events or circumstances indicate that their carrying value may not be recoverable. We monitor relevant circumstances, including expected synergies from combining operations of an acquiree and an acquirer as well as from intangible assets that do not qualify for separate recognition, our overall financial performance and the market prices for our Depositary Shares and common stock, and the potential impact that changes in such circumstances might have on the valuation of our goodwill or other intangible assets. If our goodwill or other intangible assets are determined to be impaired in the future, we may be required to record a non-cash charge to earnings during the period in which the impairment is determined, which would reduce our stockholders’ equity.
Certain provisions of the New Jersey Business Corporation Act and our charter and by-laws may delay, defer, or prevent a change of control in us, which could have an adverse impact on the value of our common stock.
Both BD and our shareholders are subject to the terms and provisions of the New Jersey Business Corporation Act (“NJBCA”). Certain provisions of the NJBCA and our charter and by-laws may have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interests, including attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of the incumbent management and directors more difficult.
Business Combinations with Interested Shareholders. The NJBCA provides that no corporation organized under the laws of New Jersey (a “resident domestic corporation”) may engage in any “business combination” (as defined in the NJBCA) with any interested shareholder (generally a 10% or greater shareholder) of such corporation for a period of five years following such interested shareholder’s stock acquisition, unless such business combination is approved by the board of directors of such corporation prior to the stock acquisition. A resident domestic corporation, such as BD, cannot opt out of the foregoing provisions of the NJBCA.
In addition, no resident domestic corporation may engage, at any time, in any business combination with any interested shareholder of such corporation other than: (i) a business combination approved by the board of directors prior to the stock acquisition, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested shareholder at a meeting called for such purpose, or (iii) a business combination in which the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by such interested shareholder.
Constituency Provisions. The NJBCA provides that the board of directors, in determining the best interests of the corporation, in addition to considering the effects of any action (including any offer or proposal to acquire the corporation) on its shareholders, may consider:
•	the effects of the action on the corporation’s employees, suppliers, creditors and customers;
•	the effects of the action on the community in which the corporation operates; and
•
the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation.

In addition, our charter and by-laws contain provisions that:
•	authorize our board of directors to establish one or more series of preferred stock, the terms of which can be determined by our board of directors at the time of issuance;
•
provide advanced written notice procedures and limitations with respect to shareholder proposals and the nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors;

•
state that special meetings of our shareholders may be called by the Chairman of our board of directors, the Chief Executive Officer or the President and must be called on the request in writing or by vote of a majority of our board of directors or on request in writing of shareholders of record owning 25% of the voting power of our outstanding capital stock entitled to vote;

•	allow our directors to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors;
•	grant our board of directors the authority to amend and repeal our bylaws without a stockholder vote; and
•	permit a majority of our board of directors to fix the number of directors.
These provisions may also make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt of BD that is opposed by our management or our board of directors.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $1.46 billion (or approximately $1.68 billion if the underwriters exercise their overallotment option to purchase additional depository shares in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses. We estimate that the net proceeds from the concurrent offering will be approximately $1.46 billion (or approximately $1.68 billion if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the proceeds of this offering, together with the proceeds of the concurrent offering, for general corporate purposes, which may include, without limitation and in our sole discretion, funding our growth strategy through organic investments and acquisitions, working capital, capital expenditures and repayment of outstanding indebtedness.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2020 on:
•	an actual basis;
•	an as adjusted basis giving effect to the closing of the May 2020 Notes Offering and the use of proceeds therefrom and conversion of the Series A Preferred Stock; and
•	an as further adjusted basis giving further effect to this offering and the concurrent offering and the use of proceeds therefrom.
You should read this table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, “Summary—Recent Developments” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited financial statements and the accompanying notes, which are incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
	As of March 31, 2020
	Historical	As Adjusted	As Further Adjusted
($ in millions)
Cash and cash equivalents(1)	$2,351	$2,328	$5,244
Short-term indebtedness (excludes current portion)	$1,901	$1,901	$1,901
Long-term indebtedness (includes current portion)(2)	19,265	19,250	19,250
Total indebtedness	21,166	21,151	21,151
Shareholders’ equity
Preferred stock, $1.00 par value; 5 million authorized shares, actual, as adjusted and as further adjusted, 2.475 million shares issued and outstanding, actual, and 0 shares issued and outstanding, as adjusted and 1.5 million shares issued and outstanding, as further adjusted	2	0	2
Common stock, $1.00 par value, 640 million authorized shares, actual, as adjusted and as further adjusted, 346.7 million shares issued and 271.8 million outstanding, actual, 358.4 million shares issued and 283.5 million outstanding, as adjusted, and 364.7 million shares issued and 289.8 million shares outstanding, as further adjusted	347	359	365
Capital in excess of par value	16,288	16,278	19,186
Common stock in treasury, at cost (74.9 million)	(6,158)	(6,158)	(6,158)
Retained earnings	12,868	12,868	12,868
Deferred compensation	23	23	23
Accumulated other comprehensive loss	(2,419)	(2,419)	(2,419)
Total shareholders’ equity	20,951	20,951	23,867
Total capitalization	$42,117	$42,102	$45,018
*	Amounts may not add due to rounding.
(1)
As adjusted and as further adjusted assuming cash is used to pay the expected accrued and unpaid interest, premiums and fees and expenses related to the bond redemption in connection with the use of proceeds of the May 2020 Notes Offering.

(2)
As of March 31, 2020, we had $1.555 billion of availability remaining under our existing revolving credit facility and access to an additional $500 million of availability subject to lender commitments. On April 1, 2020, we amended our credit facility to increase the facility size by $381 million to $2.63 billion.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK
The following is a summary of the material terms of the Mandatory Convertible Preferred Stock. This summary is not complete. The following summary of the terms and provisions of the Mandatory Convertible Preferred Stock is qualified in its entirety by reference to the certificate of amendment setting forth the terms of the Mandatory Convertible Preferred Stock (the “Certificate of Amendment”) as well as our Certificate of Incorporation, copies of which will be available upon request at the address set forth in the section of this prospectus supplement entitled “Where You Can Find More Information and Incorporation by Reference.” As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “the Company,” “us,” “we” and “our” refer to Becton, Dickinson and Company and not any of its subsidiaries.
The bank depositary will initially be the sole holder of the Mandatory Convertible Preferred Stock. However, the holders of Depositary Shares will be entitled, through the bank depositary, to exercise the rights, preferences, privileges and voting powers of holders of the Mandatory Convertible Preferred Stock, subject to the terms of the deposit agreement and as described herein under “Description of Depositary Shares.” Each Depositary Share represents a 1/20th interest in a share of the Mandatory Convertible Preferred Stock.
General
Subject to the provisions of our Certificate of Incorporation and the limitations prescribed by law, our Certificate of Incorporation authorizes our board of directors to issue up to 5,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, and to fix the designation, relative preferences, participating, optional and other special rights and limitations of any particular series of preferred stock without further vote or action by our stockholders. The designation, relative preferences, rights and limitations of each series of preferred stock shall be set forth in a certificate of amendment filed with the Department of the Treasury of the State of New Jersey. As of the date of this prospectus supplement, no shares of preferred stock are outstanding. See “Description of capital stock” in the accompanying prospectus. At the consummation of this offering, we will issue 1,500,000 shares of the Mandatory Convertible Preferred Stock and 30,000,000 Depositary Shares. In addition, we have granted the underwriters an overallotment option to purchase up to 4,500,000 additional Depositary Shares (representing an additional 225,000 shares of the Mandatory Convertible Preferred Stock), as described under “Underwriting.”
When issued, the Mandatory Convertible Preferred Stock and our common stock issuable upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and non-assessable. The holders of the Mandatory Convertible Preferred Stock and our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will have no pre-emptive or preferential right to purchase or subscribe to our stock, obligations, warrants or other securities of any class.
We do not intend to list our Mandatory Convertible Preferred Stock on any securities exchange or any automated dealer quotation system. We have applied to list the Depositary Shares on the NYSE as described under “Description of Depositary Shares—Listing.”
The transfer agent, registrar, conversion and dividend disbursing agent for shares of the Mandatory Convertible Preferred Stock and the transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.
Ranking
The Mandatory Convertible Preferred Stock, with respect to dividend rights and the rights to distribution of assets upon our liquidation, winding-up or dissolution, will rank:
•
senior to our common stock and to each other class of capital stock or series of preferred stock established after the original issue date of the Mandatory Convertible Preferred Stock (which we refer to as the “issue date”), the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Mandatory Convertible Preferred Stock as to dividend rights and/or rights to distribution of assets upon our liquidation, dissolution or winding-up (which we refer to collectively as “junior stock”);

•
equally with any class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank equally with the Mandatory

Convertible Preferred Stock as to dividend rights and/or rights to distribution of assets upon our liquidation, dissolution or winding-up, in each case without regard to whether dividends accrue cumulatively or non-cumulatively (which we refer to collectively as “parity stock”);
•
junior to each class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and/or rights to distribution of assets upon our liquidation, dissolution or winding-up; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).
In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights or rights to distribution of assets upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries. As of March 31, 2020, we would have had a total of approximately $21.2 billion of outstanding indebtedness on a consolidated basis.
Dividends
Subject to the rights of holders of any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of shares of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors or an authorized committee of our board of directors and to the extent lawful, cumulative dividends at an annual rate of 6.00% of the initial liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock (equivalent to $60 per year per share). We will pay such dividends in cash, by delivery of shares of our common stock or by payment or delivery, as the case may be, of any combination of cash and our common stock, at our election, as described under “—Method of payment of dividends” below. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on the first business day of each of March, June, September and December of each year, commencing on September 1, 2020 and ending on June 1, 2023 (each, a “dividend payment date”), at such annual rate, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the issue date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds or stock lawfully available for the payment of such dividends. If a dividend payment date falls on any day other than a business day, declared dividends for such dividend payment date will be payable on the first business day immediately following such dividend payment date, without any interest, dividends or other payment in lieu of interest accruing with respect to this delay. A “dividend period” refers to a period commencing on, and including, a dividend payment date (or if no dividend payment date has occurred, commencing on, and including, the issue date), and ending on, and including, the day immediately preceding the next succeeding dividend payment date.
A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. Any accumulated and unpaid dividends from any preceding dividend period can be declared and paid on a date determined by the board of directors or an authorized committee of our board of directors in its sole discretion.
Dividends will be payable to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the 15th calendar day of the month immediately preceding the month in which such dividend payment falls or such other record date fixed by our board of directors or any duly authorized committee thereof that is not more than 60 nor less than 10 days prior to such dividend payment date, but only to the extent a dividend has been declared to be payable on such dividend payment date (each, a “regular record date”), except that dividends payable on the mandatory conversion date, as defined below, will be payable to the holders presenting the Mandatory Convertible Preferred Stock for conversion. The regular record date shall apply regardless of whether it is a business day.
Dividends payable on the Mandatory Convertible Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for any period other than a full dividend period will be prorated based upon the actual number of days elapsed during the period and computed on the basis of a 360-day year consisting of twelve 30-day months. The initial dividend on the Mandatory Convertible Preferred Stock for the first dividend period, assuming the issue date is May 26, 2020, is expected to be approximately $15.83 per share (based on the annual dividend rate of 6.00% and an initial liquidation preference of $1,000 per share) and will be payable, if declared, on

September 1, 2020 to the holders of record thereof on August 15, 2020. Each subsequent quarterly dividend on the Mandatory Convertible Preferred Stock, when, as and if declared, will be $15.00 per share (based on the annual dividend rate of 6.00% and an initial liquidation preference of $1,000 per share). Accumulated dividends on shares of Mandatory Convertible Preferred Stock will not bear interest if they are paid subsequent to the applicable dividend payment date.
No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sum of cash or number of shares sufficient for the payment thereof has been set apart, for the payment of such dividends, upon all outstanding shares of the Mandatory Convertible Preferred Stock.
No dividend will be paid upon any outstanding shares of Mandatory Convertible Preferred Stock unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, may be restricted by the terms of financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by applicable New Jersey law. See “Risk factors—Risks Related to the Depositary Shares, the Mandatory Convertible Preferred Stock, Our Common Stock and This Offering—Our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock may be limited.”
Method of payment of dividends
Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock (either for a current dividend period or for any prior dividend period), including in connection with the payment of declared and unpaid dividends pursuant to the provisions described under “—Conversion rights—Mandatory conversion,” “—Conversion rights—Early conversion at the option of the holder,” and “—Conversion rights—Early conversion at the option of the holder upon a fundamental change,” determined in our sole discretion:
•	in cash;
•	by delivery of shares of our common stock; or
•	through payment or delivery, as the case may be, of any combination of cash and shares of our common stock;
provided that in the case of conversion upon and following a fundamental change that is a reorganization event (as defined below), dividends otherwise payable in shares of our common stock may be paid by delivery of units of exchange property, as described under “—Recapitalizations, reclassifications and changes of our common stock”; and provided further, that if our board of directors may not lawfully authorize payment of all or any portion of such accumulated and unpaid dividends in cash, it shall authorize payment of such dividends in shares of our common stock or units of exchange property, as the case may be, if lawfully permitted to do so.
We will make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give holders of the Mandatory Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in cash, if any, and the portion that will be made in shares of our common stock no later than 10 scheduled trading days (as defined below) prior to the dividend payment date for such dividend; provided that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash. If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the average VWAP per share of our common stock over the five consecutive trading day (as defined below) period beginning on and including the seventh scheduled trading day (as defined below) prior to the applicable dividend payment date (the “dividend payment average price”). If the relevant dividend payment date occurs on or prior to the last trading day of such five consecutive trading day period, delivery of the shares of our common stock owed in respect of the dividend due on such dividend payment date shall be deferred until the business day immediately following the last trading day of such five consecutive trading day period.

However, in no event will the number of shares of our common stock delivered in connection with any dividend, including any dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $84.00, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash exceeds the product of the number of shares of our common stock delivered in connection with such dividend and 97% of the dividend payment average price, we will, if we are legally able to do so, pay such excess amount in cash.
No fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead pay a cash adjustment (computed to the nearest cent) based on the dividend payment average price with respect to such dividend.
The initial price is $240.00, which equals the offering price of our common stock in the concurrent offering.
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of shares of our common stock issued as payment of dividends on the shares of Mandatory Convertible Preferred Stock (including dividends paid in connection with a conversion) or resales of such shares by holders thereof that are not “affiliates” of ours (and have not been our “affiliates” during the immediately preceding three months) for purposes of the Securities Act, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of our common stock have been resold thereunder and such time as all such shares would be freely tradable pursuant to Rule 144 under the Securities Act without registration by holders thereof that are not “affiliates” of ours (and have not been our “affiliates” during the immediately preceding three months) for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have such shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on the NYSE (or if shares of our common stock are not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which shares of our common stock are then listed).
Definitions
For purposes of this “Description of mandatory convertible preferred stock” section, the following terms have the meanings set forth below:
“Volume weighted average price” or “VWAP” per share of our common stock on any trading day means such price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page BDX <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” means, for any period, the average of the volume weighted average prices for each trading day in such period.
A “trading day” is any day on which:
•	there is no market disruption event (as defined below); and
•
the NYSE is open for trading, or, if our common stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any reorganization event) is not listed on the NYSE, any day on which the principal national securities exchange on which our common stock (or such other security) is listed is open for trading, or, if the common stock (or such other security) is not listed on a national securities exchange, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.

A “market disruption event” means any of the following events:
•
any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any reorganization event) or in futures or option contracts relating to our common stock (or such other security) on the relevant exchange or quotation system;
•
any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, our common stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any reorganization event) on the relevant exchange or quotation system or futures or options contracts relating to our common stock (or such other security) on any relevant exchange or quotation system; or

•
the failure to open of one of the exchanges or quotation systems on which futures or options contracts relating to our common stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any reorganization event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

For purposes of the first two bullets of the definition of “market disruption event” above, the relevant exchange or quotation system will be the NYSE; provided that if our common stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any reorganization event) is not listed on the NYSE, such relevant exchange or quotation system will be the principal national securities exchange on which our common stock (or such other security) is then listed for trading.
A “scheduled trading day” is any day that is scheduled to be a trading day, except that if our common stock is not listed on a national securities exchange, “scheduled trading day” means a business day.
Dividend stopper
So long as any share of Mandatory Convertible Preferred Stock remains outstanding:
•
no dividend or distribution shall be declared or paid on our common stock or any other shares of junior stock, except dividends payable solely in shares of our common stock or other junior stock or rights to acquire the same;

•	no dividend or distribution shall be declared or paid on our parity stock, except as provided below; and
•
no common stock, junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries, in each case, unless all accumulated and unpaid dividends for all past dividend periods, including the latest completed dividend period, on all outstanding shares of the Mandatory Convertible Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sufficient sum of cash and/or number of shares of our common stock for the payment thereof has been set aside for the benefit of the holders of shares of the Mandatory Convertible Preferred Stock on the applicable regular record date).

The limitations on distributions described in the immediately preceding paragraph will not apply to:
•
redemptions, purchases or other acquisitions of shares of our common stock or other junior stock in connection with the administration of any employee benefit plan or other incentive plan, including employment contracts, in the ordinary course of business (including purchases of shares of our common stock in lieu of tax withholding and purchases of shares to offset the share dilution amount (as defined below) pursuant to a publicly announced repurchase plan); provided that any purchases to offset the share dilution amount shall in no event exceed the share dilution amount;

•	any dividends or distributions of rights or junior stock in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan;
•	purchases of shares of common stock or junior stock pursuant to contractually binding requirements to buy the same existing prior to the preceding dividend period;

•
the acquisition by us or any of our subsidiaries of record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

•
any exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation preference) or junior stock and, in each case, the payment of cash solely in lieu of fractional shares.

“Share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of our consolidated financial statements most recently filed with the SEC prior to the issue date) resulting from the grant, vesting or exercise of equity-based compensation to employees, directors or consultants and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
When dividends are not declared and paid (or declared and a sufficient sum of cash and/or number of shares of our common stock for payment thereof set aside for the benefit of the holders thereof on the applicable regular record date) on any dividend payment date (or, in the case of parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) in full upon the Mandatory Convertible Preferred Stock and any shares of parity stock, all dividends declared on the Mandatory Convertible Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) shall be declared and paid pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) (subject to their having been declared by our board of directors or a duly authorized committee of our board of directors out of lawfully available funds and including, in the case of parity stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If our board of directors or a duly authorized committee of our board of directors determines not to declare and pay any dividend or a full dividend on a dividend payment date, we will provide 10 business days’ written notice to the holders of the Mandatory Convertible Preferred Stock prior to such dividend payment date, or as reasonably practicable thereafter.
Subject to the foregoing, dividends (payable in cash, securities or other property) as may be determined by our board of directors or any duly authorized committee of our board of directors may be declared and paid on any securities, including our common stock and other junior stock, from time to time out of any funds lawfully available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.
No optional redemption
The Mandatory Convertible Preferred Stock will not be redeemable or subject to any sinking fund or other similar provision. However, at our option, we may purchase or otherwise acquire (including in an exchange transaction) the Mandatory Convertible Preferred Stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.
Conversion rights
Mandatory conversion
Each outstanding share of the Mandatory Convertible Preferred Stock will automatically convert on June 1, 2023 (the “mandatory conversion date”) into a number of shares of our common stock equal to the conversion rate described below, unless such share of the Mandatory Convertible Preferred Stock has been converted in the manner described in “—Early conversion at the option of the holder” or “—Early conversion at the option of the holder upon a fundamental change”; provided that if the mandatory conversion date is not a business day, the mandatory conversion date will be postponed to the following business day and; provided, further, that if any scheduled trading day during the period used to determine the applicable market value pursuant to the definition below is not a trading day, the mandatory conversion date will be postponed by the number of such scheduled trading days that are not trading days during such period.

The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the applicable conversion date (excluding shares of common stock, if any, issued in respect of accumulated and unpaid dividends), will be as follows:
•
if the applicable market value of our common stock is equal to or greater than $288.00, which we refer to as the “threshold appreciation price,” then the conversion rate will be 3.4722 shares of our common stock per share of Mandatory Convertible Preferred Stock (the “minimum conversion rate”), which is equal to $1,000 divided by the threshold appreciation price;

•
if the applicable market value of our common stock is less than the threshold appreciation price but greater than $240.00 (i.e., the initial price), then the conversion rate will be equal to $1,000 divided by the applicable market value of our common stock; or

•
if the applicable market value of our common stock is less than or equal to the initial price, then the conversion rate will be 4.1666 shares of common stock per share of Mandatory Convertible Preferred Stock, which we refer to as the “maximum conversion rate,” which is equal to $1,000 divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.”
If prior to the mandatory conversion date we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders will receive an additional number of shares of our common stock equal to the amount of such accumulated dividends (the “additional conversion amount”) divided by the greater of the floor price and 97% of the dividend payment average price. To the extent that the additional conversion amount exceeds the product of such number of additional shares and the applicable market value, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.
The “applicable market value” of our common stock is the average VWAP per share of our common stock for the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day prior to the mandatory conversion date.
The initial price is $240.00. The threshold appreciation price is $288.00, which represents approximately a 20% appreciation over the initial price. Each of the fixed conversion rates, the initial price, the threshold appreciation price, the floor price and the applicable market value are subject to adjustment as described under “—Conversion rate adjustments” below.
Based on the foregoing, if the market price of our common stock on the mandatory conversion date (subject to postponement as described above) is the same as the applicable market value, the aggregate market value of the shares of our common stock you receive upon mandatory conversion (other than any shares of our common stock received in connection with any dividend payment) will be:
•	greater than the initial liquidation preference of the Mandatory Convertible Preferred Stock, if the applicable market value is greater than the threshold appreciation price;
•
equal to the initial liquidation preference of the Mandatory Convertible Preferred Stock, if the applicable market value is less than or equal to the threshold appreciation price and greater than or equal to the initial price; and

•	less than the initial liquidation preference of the Mandatory Convertible Preferred Stock, if the applicable market value is less than the initial price.
Early conversion at the option of the holder
Holders of the Mandatory Convertible Preferred Stock will have the right to convert the Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to the mandatory conversion date, other than during the fundamental change conversion period (as defined below), into shares of our common stock at the minimum conversion rate of 3.4722 shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to adjustment as described under “—Conversion rights—Conversion rate adjustments” below.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that holders converting their shares of Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to such amount of accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our common stock over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day prior to the early conversion date (the “early conversion average price”). If, in respect of any early conversion date, the third business day immediately following such early conversion date occurs on or prior to the last trading day of such 20 consecutive trading day period, delivery of the shares of our common stock owed in respect of such early conversion shall be deferred until the business day immediately following the last trading day of such 20 consecutive trading day period. To the extent that the cash amount of the accumulated and unpaid dividends for prior dividend periods ending on a dividend payment date prior to the relevant early conversion date exceeds the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.
Except as described above, upon any optional conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the regular record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares of Mandatory Convertible Preferred Stock as of such regular record date, as described under “—Dividends” above.
Early conversion at the option of the holder upon a fundamental change
If a “fundamental change” (as defined below) occurs on or prior to the mandatory conversion date, holders of the Mandatory Convertible Preferred Stock will have the right to:
1.	convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock):
(i)	into shares of our common stock at the conversion rate determined using the table below (the “fundamental change conversion rate”); or
(ii)
into units of exchange property based on the fundamental change conversion rate if the fundamental change also constitutes a reorganization event described under “Recapitalizations, reclassifications and changes of our common stock”;

2.
with respect to such converted shares, receive a fundamental change dividend make-whole amount (as defined below) payable in cash or shares of our common stock (or, if applicable, units of exchange property); and

3.	with respect to such converted shares, receive the accumulated dividend amount (as defined below) payable in cash or shares of our common stock (or, if applicable, units of exchange property).
subject, in the case of clauses (2) and (3) above, to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below in “—Fundamental change dividend make-whole amount and accumulated dividend amount”.
Notwithstanding clauses (2) and (3) above, if the effective date of a fundamental change or the relevant fundamental change conversion date falls during a dividend period for which we have declared a dividend on the Mandatory Convertible Preferred Stock, we will pay such dividend on the relevant dividend payment date to the holders of record on the immediately preceding regular record date, as described in “—Dividends.” In such case the accumulated dividend amount will not include the amount of such dividend, and the fundamental change dividend make-whole amount will not include the present value of such dividend.
To exercise this right, holders must submit their Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) from, and including, the effective date of such fundamental change (as defined below) (the “effective date”) to, but excluding, the earlier of (x) the mandatory conversion date and (y) the date selected by us that is not less than 30 and not more than 60 calendar days after the effective date (the “fundamental change conversion date”). Holders of Mandatory Convertible

Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their Mandatory Convertible Preferred Stock at the fundamental change conversion rate or to receive the fundamental change dividend make-whole amount or, in connection with the fundamental change, the accumulated dividend amount.
We will notify holders, to the extent practicable, at least 20 calendar days prior to the anticipated effective date of such fundamental change, but in any event not later than two business days following our becoming aware of the occurrence of a fundamental change; provided that we will not be required to deliver such notice before such date that we would otherwise be required to deliver notice pursuant to the applicable securities laws or the rules of any securities exchange on which shares of our common stock are then traded (the “fundamental change company notice”). Such fundamental change company notice will state, among other things, whether we have elected to satisfy all or any portion of accumulated and unpaid dividends through the delivery of shares of our common stock or units of exchange property, as the case may be, and, if so, the portion thereof (as a percentage) that will be satisfied through the delivery of shares of our common stock or units of exchange property.
The table below sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock based on the effective date of the fundamental change and the stock price paid (or deemed paid) per share of our common stock in the fundamental change (as described below).
Effective date	$120.00	$140.00	$160.00	$180.00	$200.00	$220.00	$240.00	$250.00	$260.00	$270.00	$288.00	$300.00	$325.00	$350.00	$400.00
May 26, 2020	3.7083	3.6994	3.6699	3.6295	3.5855	3.5427	3.5038	3.4863	3.4702	3.4554	3.4323	3.4193	3.3976	3.3821	3.3647
June 1, 2021	3.8744	3.8653	3.8323	3.7832	3.7259	3.6673	3.6122	3.5869	3.5635	3.5420	3.5082	3.4891	3.4573	3.4348	3.4095
June 1, 2022	4.0323	4.0343	4.0149	3.9711	3.9057	3.8270	3.7452	3.7060	3.6691	3.6348	3.5813	3.5517	3.5044	3.4735	3.4438
June 1, 2023	4.1666	4.1666	4.1666	4.1666	4.1666	4.1666	4.1666	3.9999	3.8461	3.7036	3.4721	3.4722	3.4722	3.4722	3.4722
The exact stock price and effective date may not be set forth in the table, in which case:
•
if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•
if the stock price is greater than $400.00 per share (subject to adjustment as described below), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment as set forth under “—Conversion rate adjustments”; and

•
if the stock price is less than $120.00 per share (subject to adjustment as described below) (the “minimum stock price”), then the fundamental change conversion rate will be determined as if the stock price equaled the minimum stock price, and if the effective date is between two dates on the table, using straight-line interpolation, as described herein, subject to adjustment.

The “stock price” in the fundamental change will equal:
•
in the case of a fundamental change described in clause (2) of the definition of “fundamental change” below in which the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

•
otherwise, the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the fundamental change (the “fundamental change market value”).

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth under “—Conversion rate adjustments.”

A “fundamental change” will be deemed to have occurred if any of the following occurs:
(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock or we otherwise become aware of such ownership;

(2)
the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of our common stock) as a result of which our common stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly-owned subsidiaries; provided that, with respect to clause (B), any transaction pursuant to which the holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all capital stock (or other securities issued in such transaction) entitled to vote generally in elections of directors of the continuing or surviving person or the parent entity thereof immediately after giving effect to such transaction, in substantially the same proportions as such ownership immediately prior to such transaction shall not constitute a fundamental change;

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)
our common stock (or, following a reorganization event (as defined below), any common stock, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Stock becomes convertible in connection with such reorganization event) ceases to be listed on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or another U.S. national securities exchange.

A transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares or pursuant to appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or another U.S. national securities exchange, or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Mandatory Convertible Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares. For the purposes of this definition of “fundamental change,” any transaction or event that constitutes a fundamental change under both clause (1) and clause (2) above will be deemed to constitute a fundamental change solely under clause (2) of this definition of “fundamental change.”
Fundamental change dividend make-whole amount and accumulated dividend amount
For any shares of Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, in addition to the common stock issuable upon conversion at the fundamental change conversion rate, we will at our option:
(1)
pay holders in cash, to the extent we are legally permitted to do so and not prohibited by the terms of our indebtedness, the present value, computed using a discount rate of 5.00% per annum, of all dividend payments on such holders' shares of Mandatory Convertible Preferred Stock for all the remaining dividend periods (excluding any accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change) from such effective date to but excluding the mandatory conversion date (the “fundamental change dividend make-whole amount”);

(2)
increase the number of shares of common stock to be issued on conversion by a number equal to (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the stock price; or

(3)	pay the fundamental change dividend make whole amount in a combination of cash and shares of our common stock in accordance with the provisions of clauses (1) and (2) above.
In addition, for any shares of Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, to the extent that, as of the effective date of the fundamental change, we have not declared any or all of the accumulated dividends on the Mandatory Convertible Preferred Stock as of such effective date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change, the “accumulated dividend amount”), holders who convert Mandatory Convertible Preferred Stock within the fundamental change conversion period will be entitled to receive such accumulated dividend amount upon conversion. The accumulated dividend amount will be payable at our election in either:
•	cash, to the extent we are legally permitted to do so and not prohibited by the terms of our indebtedness;
•	an additional number shares of our of common stock equal to (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the stock price; or
•	a combination of cash and shares of our common stock in accordance with the provisions of the preceding two bullets.
We will pay the fundamental change dividend make-whole amount and the accumulated dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change (as further described in, and subject to, the next paragraph) to make all or any portion of such payments in shares of our common stock. In addition, if we elect to deliver shares of our common stock in respect of all or any portion of the fundamental change dividend make-whole amount or accumulated dividend amount, to the extent that the fundamental change dividend make-whole amount or the accumulated dividend amount or any portion thereof paid by delivery of shares of our common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the stock price, we will, if we are legally able to do so, declare and pay such excess amount in cash.
Not later than the second business day following the effective date of a fundamental change (or, if we provide notice to holders of the fundamental change after the effective date of a fundamental change as described above, on the date we give holders notice of the effective date of a fundamental change), we will notify holders of:
•	the fundamental change conversion rate;
•
the fundamental change dividend make-whole amount and whether we will satisfy such amount through the payment of cash, the delivery of shares of our common stock or a combination thereof, specifying the combination, if applicable; and

•
the accumulated dividend amount as of the effective date of the fundamental change and whether we will satisfy such amount through the payment of cash, the delivery of shares of our common stock or a combination thereof, specifying the combination, if applicable.

Our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash or shares of our common stock or any combination thereof) could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
Conversion procedures
Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of our common stock on the mandatory conversion date (subject to postponement as described above under “—Mandatory conversion”). The person or persons entitled to receive the shares of our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date (subject to postponement as described above under “—Mandatory conversion”). Except as provided under “—Conversion rate adjustments”, prior to 5:00 p.m., New York City time, on the mandatory conversion date, the shares of our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be outstanding for any purpose and holders of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of common stock, including, without limitation, voting rights, rights to participate in tender offers and rights to receive any dividends or other distributions on our common stock, in each case by virtue of holding the Mandatory Convertible Preferred Stock.
If a holder elects to convert its shares of Mandatory Convertible Preferred Stock prior to the mandatory conversion date, in the manner described in “—Early conversion at the option of the holder,” or “—Early conversion at the option of the holder upon a fundamental change,” the holder must observe the following conversion procedures:
•
if the shares of Mandatory Convertible Preferred Stock are in global form, to convert its shares of Mandatory Convertible Preferred Stock a holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay all transfer taxes or duties, if any; or

•
if the shares of Mandatory Convertible Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in our Certificate of Incorporation or the Certificate of Amendment establishing the terms of the Mandatory Convertible Preferred Stock.

The conversion date will be the date on which the converting holder has satisfied the foregoing requirements. A holder who converts its shares of Mandatory Convertible Preferred Stock will not be required to pay any taxes or duties relating to the issuance or delivery of shares of our common stock if such holder exercises its conversion rights, but such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the shares of common stock in a name other than its own.
Shares of common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and will be issued on the later of the third business day immediately succeeding the conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.
The person or persons entitled to receive the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock prior to the mandatory conversion date will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Except as provided under “—Conversion rate adjustments”, prior to 5:00 p.m., New York City time, on the applicable conversion date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be outstanding for any purpose and a holder of the Mandatory Convertible Preferred Stock will have no rights with respect to such common stock, including voting rights, rights to participate in tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock. No fractional shares of our common stock will be issued to holders of shares of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable upon conversion (including in connection with a dividend payment), that holder will be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of our common stock on the trading day immediately preceding the applicable conversion date. If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

Conversion rate adjustments
Each fixed conversion rate will be adjusted from time to time as follows:
(i)
If we issue our common stock as a dividend or distribution to all or substantially all holders of our common stock, or if we effect a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of our common stock, each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
Where,
CR0	=
the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date (as defined below) for such dividend or distribution or immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be;

CR1	=	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on such record date or immediately after 9:00 a.m., New York City time, on such effective date, as the case may be;
OS0	=
the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date or immediately prior to 9:00 a.m., New York City time, on such effective date, as the case may be, and prior to giving effect to such event; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.
Any adjustment made under this clause (i) will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each fixed conversion rate will be immediately readjusted, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the fixed conversion rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.
(ii)
If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period expiring 60 calendar days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of our common stock at less than the average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)
where,
CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such issuance;
CR1	=	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on such record date;
OS0	=	the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date;
X	=	the number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=	the aggregate price payable to exercise such rights, options or warrants, divided by the average

VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance.
Any increase in the fixed conversion rates made pursuant to this clause (ii) will become effective immediately after 5:00 p.m., New York City time, on the record date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each fixed conversion rate will be decreased, effective as of the date of such expiration or termination, to the fixed conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, each fixed conversion rate will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the fixed conversion rate that would then be in effect if such issuance had not been announced.
For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by our board of directors or a duly authorized committee thereof, which determination shall be final.
(iii)
If we pay a dividend or other distribution to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets, excluding:

(a)	any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (i) or (ii) above;
(b)	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (iv) below;
(c)	“spin-offs” as to which the provisions set forth below in this clause (iii) apply; and
(d)	any dividends or distributions in connection with a reorganization event that is included in exchange property (as described below), then each fixed conversion rate will be increased based on the following formula:
CR1 = CR0 x	SP0
(SP0 - FMV)
where,
CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;
CR1	=	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on such record date;
SP0	=
the average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

FMV	=
the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof, which determination shall be final) on the ex-dividend date for such dividend or distribution of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets, expressed as an amount per share of our common stock.

If our board of directors or a duly authorized committee thereof determines the “FMV” (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it will in doing so consider the prices in such market of such securities for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of shares of the Mandatory Convertible Preferred Stock will receive, in respect of each share thereof, at the same time and upon the same terms as holders of our common stock and solely as a result of holding shares of Mandatory Convertible Preferred Stock, the amount and kind of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum conversion rate in effect immediately prior to the close of business on the ex-dividend date for such dividend or other distribution.
Any increase made under the portion of this clause (iii) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or other distribution. If such dividend or other distribution is not so paid or made, each fixed conversion rate will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the fixed conversion rate that would then be in effect if the dividend or other distribution had not been declared.
If the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, then each fixed conversion rate will be increased based on the following formula:
CR1 = CR0 x	(FMV + MP)
MP
where,
CR0	=	the fixed conversion rate in effect at 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-dividend date for such dividend or distribution;
CR1	=
the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-dividend date for such dividend or distribution;

FMV	=
the average VWAP per share of such capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading day period commencing on, and including, the ex- dividend date for such dividend or distribution; and

MP	=	the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the ex-dividend date for such dividend or distribution.
The adjustment to each fixed conversion rate under the immediately preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th consecutive trading day immediately following, and including, the ex-dividend date for such dividend or distribution, but will be given effect as of 9:00 a.m., New York City time, on the date immediately following the record date for such dividend or distribution. Because we will make the adjustments to the fixed conversion rates at the end of the 10 consecutive trading day period with retroactive effect, we will delay the settlement of any conversion of shares of the Mandatory Convertible Preferred Stock if the conversion date occurs after the record date for such dividend or other distribution and prior to the end of such 10 consecutive trading day period. In such event, we will deliver the shares of common stock issuable in respect of such conversion (based on the adjusted fixed conversion rates as described above) on the first business day immediately following the last trading day of such 10 consecutive trading day period.

(iv)
we pay a distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding any regular quarterly cash dividends or distributions of up to $0.79 per share of our common stock (the “initial dividend threshold”), each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
(SP0 – C)
where,
CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution;
CR1	=	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on the record date for such distribution;
SP0	=
the average VWAP per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

C	=
an amount of cash per share of our common stock we distribute to holders of our common stock; provided that in the case of a regular quarterly cash dividend or distribution, such amount shall only include the amount of such dividend or distribution in excess of the initial dividend threshold.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of shares of the Mandatory Convertible Preferred Stock will receive, in respect of each share thereof, at the same time and upon the same terms as holders of shares of our common stock and solely as a result of holding shares of Mandatory Convertible Preferred Stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution.
The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the fixed conversion rates; provided that no adjustment will be made to the initial dividend threshold for any adjustment made to the fixed conversion rates under this clause (iv).
Any adjustment to the fixed conversion rates pursuant to this clause (iv) will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. If such distribution is not so paid, the fixed conversion rates will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay such dividend and (b) the date such dividend was to have been paid, to the fixed conversion rates that would then be in effect if such distribution had not been declared.
(v)
If we or one or more of our subsidiaries purchases our common stock pursuant to a tender offer or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding, for the avoidance of doubt, any securities convertible or exchangeable for our common stock, and except as provided below) and the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 x	(FMV + (SP1 x OS1))
(SP1 x OS0)
where,
CR0	=
the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date;

CR1	=	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date;
FMV	=
the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof) as of the expiration date of the aggregate value of all cash and any other consideration paid or payable for shares of our common stock validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”);

OS1	=	the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”), less any purchased shares;
OS0	=	the number of shares of our common stock outstanding at the expiration time, including any purchased shares; and
SP1	=	the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.
The adjustment to each fixed conversion rate under the immediately preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th consecutive trading day immediately following, and including, the trading day immediately following the expiration date, but will be given effect as of 9:00 a.m., New York City time, on the expiration date. Because we will make the adjustments to the fixed conversion rates at the end of the 10 consecutive trading day period with retroactive effect, we will delay the settlement of any conversion of shares of the Mandatory Convertible Preferred Stock if the conversion date occurs during such 10 consecutive trading day period. In such event, we will deliver the shares of common stock issuable in respect of such conversion (based on the adjusted fixed conversion rates as described above) on the first business day immediately following the last trading day of such 10 consecutive trading day period.
“Record date” means, solely for purposes of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).
“Ex-dividend date” means the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question or, if applicable, from the seller of such common stock (in the form of due bills or otherwise) as determined by such exchange or market.
If we have in effect a stockholder rights plan while any shares of the Mandatory Convertible Preferred Stock remain outstanding, holders of shares of the Mandatory Convertible Preferred Stock will receive, upon a conversion of shares of the Mandatory Convertible Preferred Stock, in addition to common stock, rights under our stockholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in our rights plan have separated from our common stock in accordance with the provisions of the applicable rights agreement so that holders of shares of the Mandatory Convertible Preferred Stock would not be entitled to receive any rights in respect of our common stock, if any, that we are required to deliver upon conversion of shares of the Mandatory Convertible Preferred Stock, each fixed conversion rate will be adjusted at the time of separation as if we had made a distribution to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a rights plan will not trigger a conversion rate adjustment pursuant to paragraphs (ii) or (iii) above. We currently do not have a rights plan in effect.
Notwithstanding the foregoing, no adjustment to the fixed conversion rates need be made if holders of shares of the Mandatory Convertible Preferred Stock participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding shares of the Mandatory Convertible Preferred Stock, as if such holders held a number of shares of our common stock equal to the maximum conversion rate as of the record date for such transaction, multiplied by the number of shares of the Mandatory Convertible Preferred Stock held by such holders.
The fixed conversion rates will not be adjusted under this “—Conversion Rate Adjustments” section except as provided above. Without limiting the foregoing, the fixed conversion rates will not be adjusted under this “—Conversion Rate Adjustments” section for:
•
the issuance of any shares of our common stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•
the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours or any of our subsidiaries;

•	the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the issue date;
•	a change solely in the par value of our common stock;
•	stock repurchases that are not tender offers, including structured or derivative transactions;
•	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock;
•	a tender or exchange offer by a person other than us or one or more of our subsidiaries; or
•	the payment of dividends on the Mandatory Convertible Preferred Stock, whether in cash or in shares of our common stock.
All required calculations (including adjustments to the fixed conversion rates) will be made to the nearest cent or 1/10,000th of a share.
In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of our shares (or issuance of rights or warrants to acquire our shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.
We will be required, within 10 business days after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.
Prior to the mandatory conversion date, no adjustment in a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the mandatory conversion date, an early conversion date and the effective date of a fundamental change, adjustments to the fixed conversion rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date.
If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made (x) to the threshold appreciation price and the initial price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the conversion date and (y) to the floor price. Because (a) the applicable market value is an average VWAP per share of our common stock over a 20 consecutive trading day period, and (b) the fundamental change market value is an average VWAP per share of our common stock over a five consecutive trading day period, we will make appropriate adjustments (including, without limitation, to the VWAP per share used to calculate the applicable market value and the fundamental change market value, as the case may be) to account for any adjustments to the fixed conversion rates that become effective during the period in which the applicable market value or the fundamental change market value, as the case may be, is being calculated.

Recapitalizations, reclassifications and changes of our common stock
In the event of:
•	any reclassification of our common stock (other than changes only in par value or resulting from a subdivision or combination);
•	any consolidation or merger of us with or into another person or any statutory exchange or binding share exchange; or
•	any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of us and our subsidiaries;
in each case, as a result of which the shares of our common stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “reorganization event”), then, at the effective time of such reorganization event, each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the relevant conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “exchange property”) in such reorganization event, and, at the effective time of such reorganization event, we will, without the consent of the holders of the Mandatory Convertible Preferred Stock, amend the Certificate of Amendment to provide for such change in the convertibility of the Mandatory Convertible Preferred Stock; provided that if the kind and amount of exchange property receivable upon such reorganization event is not the same for each share of our common stock held immediately prior to such reorganization event, then the exchange property receivable upon such reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election with respect to the kind and amount of exchange property so receivable (or of all such holders if none makes an election). The conversion rate then in effect will be applied on the applicable conversion date to the amount of such exchange property received per share of our common stock in the reorganization event (a “unit of exchange property”), as determined in accordance with this section. For the purpose of determining and calculating the conversion rate, the value of a unit of exchange property will be determined in good faith by our board of directors or a duly authorized committee thereof, except that if a unit of exchange property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average VWAP for a share of such common stock or a single ADR, as the case may be, for the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day prior to the mandatory conversion date (or for the purpose of determining the stock price in connection with a fundamental change, the value of such common stock or ADRs will be the average VWAP for a share of such common stock or a single ADR, as the case may be, for the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date). For the purpose of paying accumulated and unpaid dividends in units of exchange property as contemplated under “—Method of payment of dividends,” the value of a unit of exchange property (other than cash) will equal 97% of the value determined pursuant to the immediately preceding sentence.
The above provisions of this section will similarly apply to successive reorganization events and the “—Conversion rights—Conversion rate adjustments” section will apply to any shares of our capital stock (or of any successor) received by the holders of our common stock in any such reorganization event.
The amendment to the Certificate of Amendment providing that the Mandatory Convertible Preferred Stock will be convertible into exchange property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion rights—Conversion rate adjustments” above. We will agree in the Certificate of Amendment for the Mandatory Convertible Preferred Stock not to become a party to any such transaction unless its terms are consistent with the foregoing.
In connection with any adjustment to the conversion rate described above, we will also adjust the initial dividend threshold (as defined under “—Conversion rights—Conversion rate adjustments”) based on the number of shares of common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property.

We (or any successor of us) will, as soon as reasonably practicable (but in any event within five business days) after the occurrence of any reorganization event, provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of this section or the effectiveness of such transaction.
Liquidation preference
In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of shares of the Mandatory Convertible Preferred Stock will be entitled to receive out of our assets available for distribution to our stockholders, subject to rights of our creditors, before any payment or distribution is made to holders of junior stock (including our common stock), payment in full of the amount of $1,000 per share of the Mandatory Convertible Preferred Stock, plus an amount equal to any accumulated and unpaid dividends, whether or not declared, on such shares to (but not including) the date fixed for liquidation, dissolution or winding-up. If in any such distribution our assets or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the Mandatory Convertible Preferred Stock and any other stock ranking equally with the Mandatory Convertible Preferred Stock as to such distribution, the holders of shares of the Mandatory Convertible Preferred Stock and such other stock will share ratably in any such distribution in proportion to the full accumulated and unpaid respective distributions to which they are entitled. After payment of the full amount of the liquidation preference, including an amount equal to any accumulated and unpaid dividends, to which they are entitled, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.
Neither the sale, lease or exchange (for cash, securities or other property) of all or substantially all our assets, nor our merger or consolidation with any other corporation or other entity, will be deemed to be a liquidation, dissolution or winding-up of our company.
The Certificate of Amendment will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.
Voting rights
The holders of shares of the Mandatory Convertible Preferred Stock will have no voting rights in respect of such shares except as set forth below or as otherwise required by law or our Certificate of Incorporation from time to time. In matters where holders of the Mandatory Convertible Preferred Stock are entitled to vote, each share of the Mandatory Convertible Preferred Stock shall be entitled to one vote.
Preferred directors
Whenever, at any time or times, dividends payable on the shares of the Mandatory Convertible Preferred Stock have not been paid for an aggregate of six or more dividend periods, whether or not consecutive (an “event of non-payment”), the holders of the Mandatory Convertible Preferred Stock will have the right, with holders of shares of any one or more other classes or series of outstanding parity stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to elect two directors (together, the “preferred directors” and each, a “preferred director”) at the next annual meeting or special meeting of our stockholders and at each subsequent annual meeting or special meeting of our stockholders until all accumulated and unpaid dividends have been paid in full on the Mandatory Convertible Preferred Stock, at which time such right will terminate, except as otherwise provided in this prospectus supplement or expressly provided by law, subject to re-vesting in the event of each and every event of non-payment; provided that it will be a qualification for election for any preferred director that (i) the election of such preferred director will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our equity securities may then be listed or traded, including that we have a majority of independent directors and (ii) such preferred director will not be prohibited or disqualified from serving as a director on our board by any applicable state or federal law, rule or regulation.

Upon any termination of the right set forth in the immediately preceding paragraph, the preferred directors will cease to be qualified as directors, the term of office of all preferred directors then in office will terminate immediately, and the authorized number of directors will be reduced by the number of preferred directors elected as described above.
Any preferred director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of our stockholders at which this is a permitted action by the affirmative vote of the holders of a majority in voting power of the shares of the Mandatory Convertible Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of parity stock upon which like voting rights have been conferred and are exercisable at the time (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such holders described above are then exercisable. If the office of any preferred director becomes vacant for any reason other than removal from office as described above, the remaining preferred director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred. In no event may the filling of a vacancy be permitted if such filling of such vacancy would cause us to violate (i) any corporate governance requirements of any securities exchange or other trading facility on which our equity securities may then be listed or traded, including that we have a majority of independent directors or (ii) any applicable state or federal law, rule or regulation.
At any time after the right of the holders of the Mandatory Convertible Preferred Stock to elect directors has become vested and is continuing but a meeting of our stockholders to elect such directors has not yet been held, or if a vacancy shall exist in the office of any such preferred director that has not been filled by the remaining preferred director, our board of directors may, but shall not be required to, call a special meeting of the holders of the Mandatory Convertible Preferred Stock and any one or more classes or series of outstanding parity stock upon which like voting rights have been conferred and are exercisable at the time, for the purpose of electing the directors that such holders are entitled to elect; provided that in the event our board of directors does not call such special meeting, such election will be held at the next annual meeting. At any such meeting held for the purpose of electing such a director (whether at an annual meeting or special meeting), the presence in person or by proxy of the holders of shares representing at least a majority of the voting power of the Mandatory Convertible Preferred Stock and any parity stock having similar voting rights shall be required to constitute a quorum of the Mandatory Convertible Preferred Stock and any parity stock having similar voting rights. The affirmative vote of the holders of the Mandatory Convertible Preferred Stock and any parity stock having similar voting rights constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such director.
When a supermajority vote is required
In addition to any other vote or consent of stockholders required by law or our Certificate of Incorporation, so long as any shares of Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and all other parity stock having similar voting rights that are exercisable at the time (subject to the last paragraph of this section “—When a supermajority vote is required”), voting as a single class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, or by written consent in lieu of such meeting:
•
amend or alter our Certificate of Incorporation or the Certificate of Amendment to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on our liquidation, dissolution or winding-up;

•
amend, alter or repeal any provision of our Certificate of Incorporation or Certificate of Amendment (including, unless no vote on such merger or consolidation is required in accordance with the following bullet, any amendment, alteration or repeal by means of a merger, consolidation or otherwise, but excluding any amendment providing that the Mandatory Convertible Preferred Stock will be convertible into exchange property as described under “—Recapitalizations, reclassifications and changes of our common stock”) so as to adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

•
consummate a binding share exchange, a reclassification involving the Mandatory Convertible Preferred Stock, or a merger or consolidation of us with another corporation or other entity, unless in each case (x) the Mandatory Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) the Mandatory Convertible Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock (including the Mandatory Convertible Preferred Stock), ranking equally with and/or junior to the Mandatory Convertible Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution or winding-up, shall not be deemed to adversely affect the rights, preferences or voting powers, and shall not require the affirmative vote or consent of, the holders of the shares of the Mandatory Convertible Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the Mandatory Convertible Preferred Stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, shall vote as a class.
Without the consent of the holders of the Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, we may amend, alter, supplement, or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:
•
to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Certificate of Amendment establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Certificate of Amendment;

•
to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the Certificate of Amendment establishing the terms of the Mandatory Convertible Preferred Stock; or

•	to waive any of our rights with respect thereto;
provided that any such amendment, alteration, supplement or repeal of any terms of the Mandatory Convertible Preferred Stock (x) effected in order to conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in the preliminary prospectus supplement, as supplemented by the related pricing term sheet, or (y) required pursuant to “—Recapitalizations, reclassifications and changes of our common stock” to provide that the Mandatory Convertible Preferred Stock be convertible into exchange property, in each case, shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Mandatory Convertible Preferred Stock.
Reservation of common stock
We will at all times reserve and keep available out of the authorized and unissued shares of common stock, solely for issuance, the full number of shares of common stock issuable upon payment of accumulated and unpaid dividends and upon conversion of the Mandatory Convertible Preferred Stock at the maximum conversion rate then in effect.
Transfer agent, registrar and conversion and dividend disbursing agent
Computershare Trust Company, N.A. will serve as transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES
The following is a summary of the material terms of the Depositary Shares. This summary is not complete and is qualified in its entirety by reference to the deposit agreement (the “deposit agreement”) among us, Computershare Inc. and its wholly owned subsidiary Computershare Trust Company, N.A., jointly acting as bank depositary (jointly the “bank depositary”), and the holders from time to time of the Depositary Shares.
You may request a copy of the deposit agreement from us as described under “Where You Can Find More Information and Incorporation by Reference.” As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “the Company,” “us,” “we” and “our” refer to Becton, Dickinson and Company and not any of its subsidiaries. The bank depositary will initially be the sole holder of the Mandatory Convertible Preferred Stock. However, the holders of the Depositary Shares will be entitled, through the bank depositary, to exercise the rights, preferences, privileges and voting powers of holders of the Mandatory Convertible Preferred Stock subject of the terms of the deposit agreement and as described herein.
General
Each Depositary Share represents a 1/20th interest in a share of the Mandatory Convertible Preferred Stock and will initially be evidenced by a global security, as defined in and described under “Book-entry, Settlement and Clearance” in this section. Subject to the terms of the deposit agreement, the Depositary Shares will be entitled to all rights and preferences of the Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, in proportion to the fraction of a share of the Mandatory Convertible Preferred Stock those Depositary Shares represent.
In this section, references to “holders” of Depositary Shares mean those who have Depositary Shares registered in their own names on the books maintained by the bank depositary and not indirect holders who will own beneficial interests in Depositary Shares registered in the street name of, or issued in book-entry form through, DTC prior to mandatory conversion of the Mandatory Convertible Preferred Stock. You should review the special considerations that apply to indirect holders as described under “ Book-entry, Settlement and Clearance” in this section.
Conversion
Because each Depositary Share represents a 1/20th interest in a share of the Mandatory Convertible Preferred Stock, a holder of Depositary Shares may elect to convert Depositary Shares only in lots of 20 Depositary Shares, either on an early conversion date at the minimum conversion rate of 0.1736 shares of our common stock per Depositary Share, subject to adjustment, or during a fundamental change conversion period at the fundamental change conversion rate, as described below. For a description of the terms and conditions on which the Mandatory Convertible Preferred Stock is convertible at the option of holders of the Mandatory Convertible Preferred Stock, see the sections entitled “Description of Mandatory Convertible Preferred Stock-Early conversion at the option of the holder” and “Description of Mandatory Convertible Preferred Stock-Early conversion at the option of the holder upon a fundamental change” in this prospectus supplement.
The following table sets forth the fundamental change conversion rate per Depositary Share, subject to adjustment as described under “Description of Mandatory Convertible Preferred Stock-Early conversion at the option of the holder upon a fundamental change,” based on the effective date of the fundamental change and the stock price in the fundamental change:
Effective Date	$120.00	$140.00	$160.00	$180.00	$200.00	$220.00	$240.00	$250.00	$260.00	$270.00	$288.00	$300.00	$325.00	$350.00	$400.00
May 26, 2020	0.1854	0.1850	0.1835	0.1815	0.1793	0.1771	0.1752	0.1743	0.1735	0.1728	0.1716	0.1710	0.1699	0.1691	0.1682
June 1, 2021	0.1937	0.1933	0.1916	0.1892	0.1863	0.1834	0.1806	0.1793	0.1782	0.1771	0.1754	0.1745	0.1729	0.1717	0.1705
June 1, 2022	0.2016	0.2017	0.2007	0.1986	0.1953	0.1914	0.1873	0.1853	0.1835	0.1817	0.1791	0.1776	0.1752	0.1737	0.1722
June 1, 2023	0.2083	0.2083	0.2083	0.2083	0.2083	0.2083	0.2083	0.2000	0.1923	0.1852	0.1736	0.1736	0.1736	0.1736	0.1736
The exact stock price and effective dates may not be set forth in the table, in which case:
•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•
if the stock price is greater than $400.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Depositary Share will be the minimum conversion rate, divided by 20, subject to adjustment; and

•
if the stock price is less than $120.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Depositary Share will be determined (1) as if the stock price equaled the minimum stock price, and if the effective date is between two dates on the table, using straight-line interpolation, as described herein, and (2), divided by 20, subject to adjustment.

On any conversion date for the Mandatory Convertible Preferred Stock, each Depositary Share corresponding to the shares of Mandatory Convertible Preferred Stock so converted will be entitled to receive 1/20th of the number of shares of our common stock and the amount of any cash received by the bank depositary upon conversion of each share of the Mandatory Convertible Preferred Stock.
The following table illustrates the conversion rate per Depositary Share on the mandatory conversion date, subject to adjustment as described under “Description of Mandatory Convertible Preferred Stock—Conversion rights—Conversion rate adjustments” in this prospectus supplement, based on the applicable market value of our common stock:
Applicable Market Value of our Common Stock on the Mandatory Conversion Date	Conversion Rate Per Depositary Share
Equal to or greater than the threshold appreciation price.	0.1736 shares.
Less than the threshold appreciation price but greater than the initial price.	Between 0.1736 and 0.2083 shares, determined by dividing $50 by the applicable market value of our common stock.
Less than or equal to the initial price.	0.2083 shares.
After delivery of our common stock by the transfer agent to the bank depositary following conversion of the Mandatory Convertible Preferred Stock, the bank depositary will transfer the proportional number of shares of our common stock to the holders of Depositary Shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of common stock certificates for such number of shares of our common stock.
If we are required to withhold on distributions of common stock in respect of dividends in arrears or in respect of the net present value of future dividends to a holder (see “U.S. Federal Income Tax Considerations”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.
Fractional shares
No fractional shares of common stock will be issued to holders of our Depositary Shares upon conversion. In lieu of any fractional shares of common stock otherwise issuable upon conversion (including in connection with a dividend payment), that holder will be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of our common stock on the trading day immediately preceding the applicable conversion date. If more than one Depositary Share is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Depositary Shares so surrendered.
Dividends and other distributions
Each dividend paid on a Depositary Share will be in an amount equal to 1/20th of the dividend paid on the related share of the Mandatory Convertible Preferred Stock.
The bank depositary will deliver any cash or shares of common stock it receives in respect of dividends on the Mandatory Convertible Preferred Stock to the holders of the Depositary Shares in such amounts as are, as nearly as practicable, in proportion to the number of outstanding Depositary Shares held by such holders, on the date of receipt or as soon as practicable thereafter.

The dividend payable on the first dividend payment date, if declared, assuming the first original issue date of the Mandatory Convertible Preferred Stock is May 26, 2020, is expected to be approximately $0.79 per Depositary Share (based on the annual dividend rate of 6.00%, each Depositary Share representing a 1/20th interest in a share of the Mandatory Convertible Preferred Stock and a liquidation preference of the Mandatory Convertible Preferred Stock of $1,000 per share), and the dividend payable on each subsequent dividend payment date, if declared, is expected to be approximately $0.75 per Depositary Share (based on the annual dividend rate of 6.00%, each Depositary Share representing a 1/20th interest in a share of the Mandatory Convertible Preferred Stock and a liquidation preference of the Mandatory Convertible Preferred Stock of $1,000 per share).
Regular record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding regular record dates for the Mandatory Convertible Preferred Stock.
No fractional shares of common stock will be delivered to the holders of our Depositary Shares in payment or partial payment of a dividend. We will instead pay a cash adjustment (computed to the nearest cent) based on the dividend payment average price (as defined under “Description of Mandatory Convertible Preferred Stock—Method of payment of dividends”) with respect to such dividend. The number of shares of common stock issuable in connection with the payment of such dividend amount to a holder of more than one Depositary Share shall be computed on the basis of the aggregate number of Depositary Shares of such holder.
The amount paid as dividends or otherwise distributable by the bank depositary with respect to the Depositary Shares or the underlying Mandatory Convertible Preferred Stock will be reduced by any amounts required to be withheld by us or the bank depositary on account of taxes or other governmental charges. The bank depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Depositary Shares or the shares of the Mandatory Convertible Preferred Stock until such taxes or other governmental charges are paid.
No Redemption
Our Depositary Shares will not be redeemable or subject to any sinking fund or other similar provision. However, at our option, we may purchase or otherwise acquire (including in an exchange transaction) the Depositary Shares from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.
Voting the Mandatory Convertible Preferred Stock
Because each Depositary Share represents a 1/20th interest in a share of the Mandatory Convertible Preferred Stock, holders of depositary receipts will be entitled to 1/20th of a vote per share of Mandatory Convertible Preferred Stock under those circumstances in which holders of the Mandatory Convertible Preferred Stock are entitled to a vote, as described under “Description of Mandatory Convertible Preferred Stock—Voting rights” in this prospectus supplement.
When the bank depositary receives notice of any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to vote, the bank depositary will send the notice to the record holders of the Depositary Shares relating to the Mandatory Convertible Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for the Mandatory Convertible Preferred Stock) may instruct the bank depositary as to how to vote the amount of the Mandatory Convertible Preferred Stock represented by such holder’s Depositary Shares in accordance with these instructions. The bank depositary will endeavor, insofar as practicable, to vote the amount of the Mandatory Convertible Preferred Stock represented by such Depositary Shares in accordance with these instructions, and we will take all actions the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the Mandatory Convertible Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing the Mandatory Convertible Preferred Stock.
Notwithstanding the foregoing, any Depositary Shares, or any shares of Mandatory Convertible Preferred Stock represented by such Depositary Shares, that are owned by us, by any of our subsidiaries or by any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with us or any of our subsidiaries shall be disregarded and deemed not to be outstanding for the purpose of any vote at any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to vote.

Modification, amendment and termination
Without the consent of the holders of the Depositary Shares, we may amend, alter or supplement the deposit agreement or any certificate representing the Depositary Shares for the following purposes:
•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;
•
to make any provision with respect to matters or questions relating to the Depositary Shares that is not inconsistent with the provisions of the deposit agreement and that does not adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares;

•
to make any change reasonably necessary, in our reasonable determination, to comply with the procedures of the bank depositary and that does not adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares; or

•
to make any other change that does not adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares (other than any holder that consents to such change).

In addition, without the consent of the holders of the Depositary Shares, we may amend, alter, supplement or repeal any terms of the Depositary Shares to conform the terms of the Depositary Shares to the description thereof in the accompanying prospectus as supplemented and/or amended by the “Description of Depositary Shares” section of the preliminary prospectus supplement for the Depositary Shares, as further supplemented and/or amended by the related pricing term sheet.
The deposit agreement may be terminated by us or the bank depositary only if (a) all outstanding Depositary Shares have been cancelled, upon conversion of the Mandatory Convertible Preferred Stock or otherwise, or (b) there has been made a final distribution in respect of the Mandatory Convertible Preferred Stock in connection with any liquidation, dissolution or winding up of us and such distribution shall have been distributed to the record holders of the depositary receipts pursuant to the deposit agreement.
Charges of bank depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the Mandatory Convertible Preferred Stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of Mandatory Convertible Preferred Stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Withdrawal rights
A holder of 20 Depositary Shares may withdraw the share of Mandatory Convertible Preferred Stock corresponding to such Depositary Shares, and any cash or other property represented by such Depositary Shares. A holder who withdraws shares of Mandatory Convertible Preferred Stock (and any such cash or other property) will not be required to pay any taxes or duties relating to the issuance or delivery of such shares of Mandatory Convertible Preferred Stock (and any such cash or other property), except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such shares of Mandatory Convertible Preferred Stock (and any such cash or other property) in a name other than the name of such holder. Holders of shares of the Mandatory Convertible Preferred Stock will not have the right under the deposit agreement to deposit such shares with the bank depositary in exchange for Depositary Shares.
Listing
We have applied to list the Depositary Shares on the NYSE under the symbol “BDXB”, and, if approved, we expect trading on the NYSE to begin within 30 days of the initial issuance of the Depositary Shares. Upon listing, we have agreed to use our reasonable best efforts to keep the Depositary Shares listed on the NYSE. Listing the Depositary Shares on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Depositary Shares.
Form and notice
The Mandatory Convertible Preferred Stock will be issued in registered form to the bank depositary, and the Depositary Shares will be issued in book-entry only form through DTC prior to the conversion of the Mandatory

Convertible Preferred Stock, as described under “—Book-entry, settlement and clearance” in this section. The bank depositary will forward to the holders of Depositary Shares all reports, notices and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the Mandatory Convertible Preferred Stock.
Book-entry, settlement and clearance
The global security
The Depositary Shares will be initially issued in the form of a single registered security in global form (the “global security”). Upon issuance, the global security will be deposited with the bank depositary as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in the global security will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•	upon deposit of the global security with DTC’s custodian, DTC will credit portions of the global security to the accounts of the DTC participants designated by the underwriters; and
•
ownership of beneficial interests in the global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.
Book-entry procedures for the global security
All interests in the global security will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor any underwriter is responsible for those operations or procedures.
We understand that DTC is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of the global security, that nominee will be considered the sole owner or holder of the Depositary Shares represented by the global security for all purposes under the deposit agreement. Except as provided below, owners of beneficial interests in the global security:
•	will not be entitled to have securities represented by the global security registered in their names;
•	will not receive or be entitled to receive physical, certificated securities; and

•
will not be considered the owners or holders of the securities under the deposit agreement for any purpose, including with respect to the giving of any direction, instruction or approval to the bank depositary under the deposit agreement.

As a result, each investor who owns a beneficial interest in the global security must rely on the procedures of DTC to exercise any rights of a holder of securities under the deposit agreement (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of dividends with respect to the Depositary Shares represented by the global security will be made by the bank depositary to DTC’s nominee as the registered holder of the global security. Neither we nor the bank depositary will have any responsibility or liability for the payment of amounts to owners of beneficial interests in the global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those beneficial interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in the global security will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated securities
Depositary shares in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the Depositary Shares only if:
•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global security and a successor depositary is not appointed within 90 days; or
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days.

CONCURRENT OFFERING
Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 6,250,000 shares of our common stock (or 7,187,500 shares if the underwriters in that offering exercise in full their option to purchase additional shares of our common stock). We intend to use the proceeds of the concurrent offering, together with the proceeds of this offering, for general corporate purposes, which may include, without limitation and in our sole discretion, funding our growth strategy through organic investments and acquisitions, working capital, capital expenditures and repayment of outstanding indebtedness. See “Use of Proceeds.” The closing of this offering and the concurrent offering are not conditioned on each other.
The concurrent offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent offering.
Our common stock will rank junior to the mandatory convertible preferred stock represented by the Depositary Shares offered hereby with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding up. No dividends may be declared or paid on our common stock unless full cumulative dividends have been paid or set aside for payment on all outstanding mandatory convertible preferred stock for all accumulated dividend periods. Likewise, in the event of our bankruptcy, liquidation, dissolution or winding up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of the mandatory convertible preferred stock a liquidation preference per share plus accumulated and unpaid dividends.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of U.S. federal income tax considerations generally applicable, as of the date hereof, to the ownership and disposition of Depositary Shares and our common stock into which our Mandatory Convertible Preferred Stock may be converted by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) that acquire Depositary Shares in this offering at the initial offering price. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service, each as in effect as of the date hereof. These authorities are subject to change, possible on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this summary.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, and does not deal with taxes other than the federal income tax (such as estate and gift tax or Medicare contribution tax) or with foreign, state, local or other tax considerations. Special rules, not discussed here, may apply to certain holders, including: a U.S. expatriate, a financial institution, an insurance company, a tax-exempt entity, a trader, broker or dealer in securities or currencies, traders that elect to mark-to-market their securities, a “controlled foreign corporation,” a “passive foreign investment company,” corporations that accumulate earnings to avoid U.S. federal income tax, a U.S. Holder who holds Depositary Shares or our common stock through a non-U.S. broker or other non-U.S. intermediary, an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person subject to the alternative minimum tax, a person who acquired Depositary Shares or shares of our common stock as compensation or otherwise in connection with the performance of services, or a person who has acquired Depositary Shares or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). Such holders should consult their tax advisors to determine the U.S. federal, state, local and non-U.S. tax considerations that may be relevant to them. This summary applies only to holders who hold Depositary Shares or our common stock as a capital asset.
For purposes of this summary, a “U.S. Holder” means a beneficial owner of Depositary Shares or our common stock that is for U.S. federal income tax purposes any of the following:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of Depositary Shares or our common stock that is, for U.S. federal income tax purposes, a person (other than a partnership) that is not a U.S. Holder.
In the case of an entity that is classified as a partnership for U.S. federal income tax purposes that holds Depositary Shares or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax considerations relating to the purchase, ownership, or disposition of Depositary Shares or our common stock.
Each prospective investor is urged to consult its tax advisors concerning the particular U.S. federal, state, local, and foreign income tax considerations and other tax considerations of the ownership and disposition of your Depositary Shares or our common stock.
Taxation of U.S. Holders
Distributions
Distributions of cash or property that we pay in respect of our Mandatory Convertible Preferred Stock or common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. Holder upon receipt. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid to non-corporate U.S. Holders (including individuals) are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for non-corporate U.S. Holders (at a maximum tax rate of 20%), provided that the U.S. Holder receiving the dividend satisfies the applicable holding period and other requirements. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Depositary Shares or our common stock (determined separately for each share) which will not be subject to tax, and thereafter will be treated as capital gain (and thus treated in the manner described in “—Disposition” below).
Share Distributions
We may make distributions to holders of our Mandatory Convertible Preferred Stock, including holders of Depositary Shares, that are paid in our common stock. While not free from doubt, these distributions will be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus would generally be subject to the rules applicable to cash distributions (as discussed in “—Distributions” above). Accordingly, a U.S. Holder may have a tax liability on account of such distributions in excess of the cash (if any) that is received. A U.S. Holder’s initial tax basis in any common stock received as a distribution on the Mandatory Convertible Preferred Stock will generally equal the fair market value of the common stock on the date of the distribution, and the holding period for that common stock will begin on the day after the distribution.
Adjustments to the Conversion Rate
The conversion rate of the Mandatory Convertible Preferred Stock will be adjusted in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. Holder of the Mandatory Convertible Preferred Stock, however, will generally not be considered to result in a deemed distribution to the U.S. Holder. Certain of the possible conversion rate adjustments provided in the terms of the Mandatory Convertible Preferred Stock (including adjustments in respect of taxable dividends paid to holders of common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits and that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, U.S. Holders of Mandatory Convertible Preferred Stock may generally be deemed to have received a distribution even though they have not received any cash or property. Any such deemed distribution will generally be taxable to a U.S. Holder in the same manner as an actual distribution as described above under “—Distributions.”
Extraordinary Dividends
Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in its Depositary Shares or our common stock could be characterized as an “extraordinary dividend” under the Code. If a corporate U.S. Holder receives an extraordinary dividend on stock it has held for two years or less before the dividend announcement date, such corporate U.S. Holder will generally be required to reduce its tax basis in its Depositary Shares or our common stock, as applicable, with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the corporate U.S. Holder’s tax basis in such stock, the excess is treated as taxable gain.
A non-corporate U.S. Holder will be required to treat any losses on the sale of its Depositary Shares or our common stock as long-term capital losses to the extent that any extraordinary dividends received by such non-corporate U.S. Holder would otherwise qualify as a dividend.
Conversion into Common Stock
Except as provided below, a U.S. Holder will generally not recognize gain or loss upon the conversion of the Mandatory Convertible Preferred Stock into shares of common stock, except that (1) a U.S. Holder’s receipt of cash (if any) in respect of dividends in arrears or possibly accrued and unpaid dividends will be taxable as described under “—Distributions” above, (2) a U.S. Holder’s receipt of common stock (if any) in respect of dividends in arrears or possibly accrued and unpaid dividends will be taxable as described under “—Distributions” above as if the U.S. Holder had received cash in respect of such dividends but only to the extent of the excess of the fair market value, determined as of the date of the conversion, of the common stock received in the conversion over the issue price of the Mandatory Convertible Preferred Stock surrendered therefor and (3) a U.S. Holder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the holder’s adjusted tax basis in the fractional share of our common stock).
Except as discussed in the next sentence, a U.S. Holder’s initial tax basis in shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the Depositary Shares representing an interest in the converted shares of Mandatory Convertible Preferred Stock and the holding period of such shares of common stock will include the holding period of the Depositary Shares representing an interest in the converted shares of Mandatory Convertible Preferred Stock. Common stock received in payment of dividends in arrears or possibly accrued but unpaid dividends and taxed as a dividend upon receipt, if any, will have a basis equal to their fair market value on the date of conversion, and a new holding period will commence on the day after the conversion.
Upon certain conversions of our Mandatory Convertible Preferred Stock, we may, in respect of any such conversion, pay a holder of Depositary Shares common stock and/or cash in respect of the present value of future dividends (as described under “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder upon a fundamental change”). The tax considerations of such payment of cash or common stock are uncertain. Although not free from doubt, we believe that the better view is to treat any such cash or shares of our common stock as additional consideration received in the conversion. If this treatment is correct, then (i) to the extent a U.S. Holder realizes gain on the conversion, such gain should be taxable to the extent of any cash received by such U.S. Holder, (ii) any such taxable gain would generally be taxable as a dividend to the extent of our accumulated earnings and profits attributable thereto (provided that the conversion does not result in a meaningful reduction in such U.S. Holder’s equity interest in us, in which case any such taxable gain would be treated as capital gain), (iii) a U.S. Holder’s basis in the shares of common stock received upon conversion (including the shares of our common stock received in respect of future dividends, but excluding the shares of our common stock in respect of dividends in arrears and possibly accrued and unpaid dividends) should equal its basis in the Depositary Shares representing an interest in the Mandatory Convertible Preferred Stock being converted, increased by any gain recognized by such U.S. Holder and reduced by any cash received in respect of any future dividends and any basis allocable to any fractional shares of our common stock and (iv) a U.S. Holder’s holding period in any common stock received upon conversion (including the shares of our common stock received in respect of future dividends, but excluding the shares of our common stock in respect of accrued and unpaid dividends) should include the holding period of the Depositary Shares representing an interest in the Mandatory Convertible Preferred Stock being converted. For this purpose, a U.S. Holder should realize gain on the conversion equal to the excess, if any, of the sum of the cash and the fair market value of shares of our common stock received (including the shares of our common stock received in respect of future dividends, but excluding the shares of our common stock in respect of accrued and unpaid dividends) over such a U.S. Holder’s adjusted tax basis in our Mandatory Convertible Preferred Stock immediately prior to conversion. A U.S. Holder will not be permitted to recognize any loss realized upon the conversion of our Mandatory Convertible Preferred Stock into our common stock.
U.S. Holders should be aware that the tax treatment described in the preceding paragraph is not certain and may be challenged by the U.S. Internal Revenue Service (“IRS”), including on grounds that the amount received attributable to a portion of the then-current dividend period or to future dividends represents a taxable dividend to the extent we have current or accumulated earnings and profits at the time of conversion, as described above under “—Distributions.” U.S. Holders should consult their tax advisors to determine the specific tax treatment of such additional shares in their particular circumstances.
Dispositions
Upon a sale, exchange or other taxable disposition of its Depositary Shares (other than pursuant to a conversion of our Mandatory Convertible Preferred Stock into common stock) or our common stock, a U.S. Holder will generally recognize capital gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its Depositary Shares or our common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held its Depositary Shares or our common stock for more than one year at the time of disposition. A U.S. Holder’s tax basis and holding period in respect of common stock received in the conversion of the Mandatory Convertible Preferred Stock is discussed above under “—Conversion into Common Stock.” Long-term capital gains of non-corporate U.S. Holders (including individuals) are generally subject to U.S. federal income taxation at a maximum rate of 20%. The deductibility of capital losses is subject to significant limitations under the Code.
U.S. Holders are urged to consult their tax advisors as to the consequences of any sale, exchange, or other taxable disposition of their Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.
Taxation of Non-U.S. Holders
Distributions
Distributions of cash or property that we pay in respect of our Mandatory Convertible Preferred Stock or common stock, including any deemed distributions resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under “—Share Distributions and Adjustments to Conversion Rate” below), will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to Non-U.S. Holders will generally be subject to withholding of U.S. federal income tax at a 30% rate or (subject to the discussion below on Foreign Account Tax Compliance Act withholding) such lower rate as may be specified by an applicable income tax treaty, provided that the withholding agent has received proper certification as to the application of that treaty. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Depositary Shares or our common stock (determined separately for each share) which will not be subject to tax, and thereafter will be treated as capital gain (and thus treated in the manner described in “—Disposition” below).
In order to claim the benefit of an applicable income tax treaty for dividends, a Non-U.S. Holder must satisfy applicable certification and other requirements prior to the distribution date, such as providing the withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form). Non-U.S. Holders eligible for a reduced rate of or an exemption from U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.
To the extent dividends paid are “effectively connected” with a Non-U.S. Holder’s conduct of a trade or business within the United States, such effectively connected dividends will not be subject to withholding tax provided that certain certification and disclosure requirements are satisfied. Instead, such dividends will be subject to U.S. federal income tax on a net basis at regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person under the Code unless an applicable income tax treaty provides otherwise. In addition, if a Non-U.S. Holder is a corporate Non-U.S. Holder, earnings and profits attributable to such dividends that are effectively connected with such holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
Share Distributions and Adjustments to Conversion Rate
We may make distributions to holders of our Mandatory Convertible Preferred Stock, including holders of Depositary Shares, that are paid in common stock. In general, while not free from doubt, distributions paid in common stock will be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus would generally be subject to the rules applicable to cash distributions (as discussed in “—Distributions” above). Similarly, as discussed above under the headings, “—Taxation of U.S. Holders—Adjustments to the Conversion Rate,” certain adjustments to the conversion rate (or failure to make certain adjustments) can result in deemed distributions to holders of our Mandatory Convertible Preferred Stock, including holders of Depositary Shares, which would be treated as discussed in “—Distributions” above. Because distributions paid in common stock and deemed distributions would not give rise to any cash from which any applicable withholding tax could be satisfied, an applicable withholding agent will generally withhold the U.S. federal tax on any such dividend from any cash, common stock, or sales proceeds otherwise payable to a Non-U.S. Holder (or other assets of the Non-U.S. Holder held by such withholding agent).
Conversion into Common Stock
Except as provided in the next paragraph, a Non-U.S. Holder will not recognize gain or loss in respect of the receipt of common stock upon the conversion of the Mandatory Convertible Preferred Stock, except that (1) any cash received that is attributable to dividends in arrears or possibly accrued and unpaid dividends, if any, will be treated in the manner described above under “—Distributions,” (2) any common stock received in respect of dividends in arrears or possibly accrued and unpaid dividends, if any, should be treated in the manner described above under “—Distributions” and “—Share Distributions and Adjustments to Conversion Rate” as if the Non-U.S. Holder had received cash in respect of such dividends, but only to the extent of the excess of the fair market value, determined as of the date of the conversion, of the common stock received in the conversion over the issue price of the Mandatory Convertible Preferred Stock surrendered therefor and (3) the receipt of cash in lieu of a fractional share of our common stock will generally result in gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the Non-U.S. Holder’s adjusted tax basis in the fractional share of our common stock) and be treated as described below under “—Disposition.”
Upon certain conversions of our Mandatory Convertible Preferred Stock, we may, in respect of any such conversion, pay a holder of Depositary Shares common stock and/or cash in respect of the present value of future dividends (as described under “Description of Mandatory Convertible Preferred Stock—Conversion rights—Early conversion at the option of the holder upon a fundamental change”). As described above under the heading “—Taxation of U.S. Holders— Conversion into Common Stock,” the tax considerations of such payment of cash or common stock are uncertain. Although not free from doubt, we believe that the better view is to treat any such cash or shares of our common stock as additional consideration received in the conversion. Nevertheless, an applicable withholding agent may disagree and may treat any such payment as a dividend that is subject to U.S. federal withholding tax at a 30% rate as described above under “—Distributions” unless (1) the Non-U.S. Holder qualifies for an exception or a reduction of this rate under an applicable income tax treaty or (2)such dividend is effectively connected income and an appropriate certification is provided. If any such cash is treated as additional consideration, gain, if any, may be recognized to the extent of any cash received (but would only be taxable as discussed below under “—Dispositions”).
Dispositions
A Non-U.S. Holder will generally not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of its Depositary Shares or common stock, unless:
•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and certain other conditions are met;
•
the gain is “effectively connected” with such Non-U.S. Holder’s conduct of a trade or business within the United States, and, under an applicable treaty, the gain is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or such Non-U.S. Holder’s holding period for our Mandatory Convertible Preferred Stock (including through holding Depositary Shares) or common stock and either (a) our Depositary Shares or common stock, as applicable, is not treated as regularly traded on an established securities market at any time during the calendar year in which the sale, exchange, or other taxable disposition occurs, or (b) such Non-U.S. Holder owns or owned (actually or constructively) more than 5% of our Mandatory Convertible Preferred Stock (including through holding Depositary Shares) or common stock at any time during the shorter of the two periods described above.

We believe that we have not been and are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.
To the extent that gain recognized is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business and, if required by an income tax treaty, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, such gain will be subject to U.S. federal income tax on a net basis at regular graduated rates in the same manner as if such Non-U.S. Holder were a United States person as described under the Code. In addition, if a Non-U.S. Holder is a corporate Non-U.S. Holder, earnings and profits attributable to such gain that are effectively connected with such holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified in an applicable income tax treaty.
To the extent any gain is recognized by a Non-U.S. Holder described in the first bullet above, such gain (net of certain U.S.-source losses) will be subject to U.S. federal income tax at a rate of 30% (or lower applicable income tax treaty rate).
Non-U.S. Holders are urged to consult their tax advisors as to the consequences of any sale, exchange, or other taxable disposition of their Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.
Foreign Account Tax Compliance Act
Withholding at a rate of 30% will generally be required in certain circumstances on dividends in respect of Depositary Shares or our common stock held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Depositary Shares or our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Depositary Shares or our common stock held by an investor that is a nonfinancial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of the legislation on their investment in Depositary Shares or our common stock.

UNDERWRITING
J.P. Morgan Securities LLC, Barclays Capital Inc. and Goldman Sachs & Co. LLC (together, the “representatives”) are acting as joint book-running managers of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Depositary Shares set forth opposite the underwriter’s name.
Underwriter	Number of Depositary Shares
J.P. Morgan Securities LLC	6,900,000
Barclays Capital Inc.	6,900,000
Goldman Sachs & Co. LLC	6,900,000
BNP Paribas Securities Corp.	1,170,000
Citigroup Global Markets Inc.	1,170,000
Morgan Stanley & Co. LLC	1,170,000
MUFG Securities Americas Inc.	1,170,000
Scotia Capital (USA) Inc.	1,170,000
Wells Fargo Securities, LLC	1,170,000
BNY Mellon Capital Markets, LLC	210,000
ING Financial Markets, LLC	210,000
Loop Capital Markets, LLC	420,000
PNC Capital Markets LLC	210,000
Roberts & Ryan Investments, Inc.	180,000
Siebert Williams Shank & Co., LLC	210,000
Standard Chartered Bank	420,000
TD Securities (USA) LLC	210,000
U.S. Bancorp Investments, Inc.	210,000
Total	30,000,000
Standard Chartered Bank will not effect any offers or sales of any Depositary Shares in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.
The underwriting agreement provides that the obligations of the underwriters to purchase the Depositary Shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Depositary Shares (other than those covered by the underwriters’ overallotment option to purchase additional shares described below) if they purchase any of the shares.
Depositary Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $0.825 per Depositary Share. If all the Depositary Shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of Depositary Shares made outside of the United States may be made by affiliates of the underwriters.
If the underwriters sell more Depositary Shares than the total number set forth in the table above, we have granted to the underwriters an overallotment option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 4,500,000 additional Depositary Shares (representing 15% of the firm shares offered in this offering) at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional Depositary Shares approximately proportionate to that underwriter’s initial purchase commitment. Any Depositary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Depositary Shares that are the subject of this offering.
We have agreed with the underwriters that we will not, without the prior written consent of the representatives, for a period of 60 days after the date of this prospectus supplement (the “Restricted Period”), offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any person in privity as a result of such transaction) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of common stock or any securities convertible into, or exercisable for, shares of common stock; or publicly announce an intention to effect any such transaction, other than:
•
the Depositary Shares to be sold in this offering, and any shares of our common stock issuable upon conversion of our mandatory convertible preferred stock and any shares of our common stock issued in the concurrent offering;

•
options, units and other equity awards, and any shares of common stock issued upon the exercise of such options or conversion of units or other equity awards, granted under our stock-based compensation plans in existence as of the date hereof;

•	any registration statement on Form S-8 under the Securities Act of 1933; and
•	subject to certain parameters, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common stock.
In addition, our directors and executive officers have agreed with the representatives that they will not, during the Restricted Period, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such director or executive officer or any person in privity with such director or executive officer as a result of such transaction) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, other than:
•
transfers of shares of common stock (or any securities convertible into or exercisable or exchangeable for common stock) as a bona fide gift or gifts (including transfers to a charitable organization up to an aggregate of 5,000 shares of common stock for any securities convertible or exercisable or exchangeable for common stock));

•
distributions of shares of common stock (or any securities convertible into or exercisable or exchangeable for common stock) to an immediate family member (as defined in Rule 16a-1 under the Exchange Act) of such director or officer or to any trust or like entity for the direct or indirect benefit of such director or officer or the immediate family member of such director or officer;

•
transfers of shares of common stock (or any securities convertible into or exercisable or exchangeable for common stock) to such director or officer’s affiliates, limited partners, members or stockholders or to any investment fund or other entity controlled or managed by, or any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by, such director or officer and/or such director or officer’s immediate family members;

•
transfers of shares of common stock (or any securities convertible into or exercisable or exchangeable for common stock) by will or intestacy or if the transfer occurs by operation of law, such as rules of descent and distribution, or pursuant to an order of the court or regulatory agency, such as a qualified domestic order or in connection with a divorce settlement;

•
transfers of shares of common stock (or any securities convertible into or exercisable or exchangeable for common stock) to us (or the purchase and cancellation of same by us) upon a vesting event of our securities or upon the exercise of options or vesting of any other equity awards issued pursuant to our stock-based compensation plans in effect as of the date hereof, in each case on a “cashless” or “net exercise” basis, or the withholding, surrender or disposition of any shares of common stock in order to pay the exercise price and/or taxes in connection with the vesting of any such option or other equity award;

•	subject to certain parameters, a merger, consolidation or other similar transaction involving a change of control of the Company; and
•
subject to certain parameters, the establishment or modification of any trading plan that complies with Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock and sales under such plans up to an aggregate of 10,000 shares of common stock.

The shares of our common stock are listed on the New York Stock Exchange under the symbol “BDX”.
The Depositary Shares are a new issue of securities with no established trading market. We have applied to list the Depositary Shares on the NYSE under the symbol “BDXB” and we expect trading to commence within 30 days of the initial issue date. In addition, upon listing, we have agreed to use our reasonable best efforts to keep the Depositary Shares representing fractional interests in the Mandatory Convertible Preferred Stock listed on the NYSE. Listing the Depositary Shares on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Depositary Shares easily. We do not expect there will be any separate public trading market for the shares of the Mandatory Convertible Preferred Stock except as represented by the Depositary Shares.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ overallotment option to purchase additional Depositary Shares.
	Paid by the Company
	No Exercise	Full Exercise
Per depositary share	$1.375	$1.375
Total	$41,250,000	$47,437,500
Our estimated offering expenses in connection with this offering, exclusive of the underwriting discounts and commissions, are approximately $750,000.
In connection with the offering, the underwriters may purchase and sell Depositary Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ overallotment option to purchase additional Depositary Shares, and stabilizing purchases.
Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.
•	“Covered” short sales are sales of Depositary Shares in an amount up to the number of Depositary Shares represented by the underwriters’ overallotment option to purchase additional Depositary Shares.
•
“Naked” short sales are sales of Depositary Shares in an amount in excess of the number of Depositary Shares represented by the underwriters’ overallotment option to purchase additional Depositary Shares.

Covering transactions involve purchases of Depositary Shares either pursuant to the underwriters’ option to purchase additional Depositary Shares or in the open market in order to cover short positions.
•
To close a naked short position, the underwriters must purchase Depositary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Depositary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase Depositary Shares in the open market or must exercise the overallotment option to purchase additional Depositary Shares. In determining the source of Depositary Shares to close the covered short position, the underwriters will consider, among other things, the price of Depositary Shares available for purchase in the open market as compared to the price at which they may purchase Depositary Shares through the underwriters’ overallotment option to purchase additional Depositary Shares.

Stabilizing transactions involve bids to purchase Depositary Shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Depositary Shares. They may also cause the price of the Depositary Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Conflicts of Interest
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility. In addition, certain of the underwriters or their affiliates are acting as underwriters in the concurrent offering and acted as underwriters in the May 2020 Notes Offering. To the extent we use the proceeds of this offering and/or the concurrent offering to repay outstanding indebtedness, certain of the underwriters and/or their affiliates may be holders of such outstanding indebtedness and may receive a pro rata portion of the proceeds of this offering and/or the concurrent offering. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Selling Restrictions
The shares are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the shares in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area and United Kingdom
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the shares in any Member State of the EEA and the UK (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of shares. Accordingly, any person making or intending to make any offer in that Relevant State of the shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
United Kingdom
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the shares is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to Becton, Dickinson; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the

CO. No advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purposes of issue (whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A)or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276 (7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulation 2005 of Singapore.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to, the disclosure standards for issuance prospectuses under article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under article 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.
Taiwan
The shares have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within the Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of the Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the shares or the provision of information relating to this prospectus supplement and the accompanying prospectus.
The shares may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the shares shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.
United Arab Emirates
This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.
This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each Underwriter has represented and agreed that the Depositary Shares have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.
The issue and/or sale of the shares has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise) and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

LEGAL MATTERS
Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company will issue an opinion about certain New Jersey law matters in connection with this offering. Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Becton, Dickinson and Company, appearing in Becton, Dickinson and Company’s Annual Report (Form 10-K) for the year ended September 30, 2019, and the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting as of September 30, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

BECTON, DICKINSON AND COMPANY
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS
BECTON DICKINSON EURO FINANCE S.À R.L.
DEBT SECURITIES
fully and unconditionally guaranteed by Becton, Dickinson and Company
Becton, Dickinson and Company (“BD”) may offer, issue and sell from time to time, in one or more offerings, common stock, preferred stock, depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares, debt securities, warrants, purchase contracts or units that may include any of these securities or securities of other entities.
Becton Dickinson Euro Finance S.à r.l. (“Becton Finance”) may offer, issue and sell from time to time, in one or more offerings, its debt securities, which will be fully and unconditionally guaranteed by BD.
This prospectus describes some of the general terms that may apply to the securities to be offered. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you make your investment decision.
BD’s common stock is listed on the New York Stock Exchange under the trading symbol “BDX.” If the applicable issuer of the securities to be offered decides to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where the applicable issuer has made an application for listing, if any.
Investing in these securities involves certain risks. Please refer to the “Risk Factors” section beginning on page 3 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference for a description of the risks you should consider when evaluating such investment.
None of the Securities and Exchange Commission, the Luxembourg financial sector supervisory authority (the Commission de Surveillance du Secteur Financier) or any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 17, 2019

About this Prospectus
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, BD may, from time to time, in one of more offerings, sell any combination of its common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units, and Becton Finance may, from time to time, in one or more offerings, sell debt securities fully and unconditionally guaranteed by BD.
This prospectus provides you with a general description of the securities that the issuers may offer. Each time an issuer uses this prospectus to sell securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any applicable free writing prospectus together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
You should rely only on the information contained in or incorporated by reference in this prospectus, in any supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, in any supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “BD,” “we,” “us,” and “our” refer to Becton, Dickinson and Company and its subsidiaries, including Becton Finance, except where it is made clear that the terms mean Becton, Dickinson and Company or Becton Finance only. The term “Becton Finance” refers to Becton Dickinson Euro Finance S.à r.l. only. The common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units of BD and the debt securities of Becton Finance and guarantees thereof by BD are collectively referred to as “securities” and each of BD and Becton Finance is referred to as an “issuer,” and they are collectively referred to as “issuers,” in this prospectus.
i

ii

BECTON, DICKINSON AND COMPANY
BD is a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, physicians, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. BD provides customer solutions that are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology care; enhancing the diagnosis of infectious diseases and cancers; advancing cellular research and applications; and supporting the management of diabetes. BD works in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health.
BD was incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. BD’s executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and BD’s telephone number is (201) 847-6800. BD’s Internet website is www.bd.com. The information provided on BD’s Internet website is not a part of this prospectus and, therefore, is not incorporated herein by reference.
BECTON DICKINSON EURO FINANCE S.À R.L.
Becton Finance is a private limited liability company (société à responsabilité limitée) organized on April 23, 2019 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B234229. Becton Finance’s registered office is at 412F, route d’Esch, L-1471 Luxembourg, Grand Duchy of Luxembourg and its telephone number is +352.27.36.54.42.9.
All of the shares of Becton Finance are owned indirectly by BD.
Becton Finance’s principal activities include debt issuance and intercompany group financing and it has no subsidiaries. Becton Finance holds no material assets and does not engage in any other business activities or operations.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
BD files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access BD’s SEC filings, including the registration statement (of which this prospectus forms a part) and the exhibits and schedules thereto.
Pursuant to Rule 3-10(b) of Regulation S-X (“Rule 3-10(b)”), this prospectus does not contain or incorporate by reference separate financial statements for Becton Finance because Becton Finance is a subsidiary of BD that is 100% owned by BD, and BD files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Becton Finance is a “finance subsidiary” of BD as defined in Rule 3-10(b) with no independent function other than financing activities. The financial condition, results of operations and cash flows of Becton Finance are consolidated in the financial statements of BD.
The SEC allows BD to “incorporate by reference” the information BD files with them, which means that BD can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that BD files later with the SEC will automatically update and supersede this information. BD incorporates by reference the documents listed below and any future filings BD makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus until the termination of the offering under this prospectus and any applicable supplement:
(a)	BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018;
(b)
the portions of BD’s Proxy Statement on Schedule 14A for its 2019 annual meeting of stockholders filed with the SEC on December 3, 2018 that are incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

(c)	BD’s Quarterly Reports on Form 10-Q for the three months ended December 31, 2018 and March 31, 2019;

(d)	BD’s Current Reports on Form 8-K filed with the SEC on October 3, 2018 and January 24, 2019; and
(e)
the description of BD’s common stock, par value $1.00 per share, contained in its registration statement on Form 8-A filed with the SEC, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of BD’s filings, at no cost, by writing or telephoning the Office of the Corporate Secretary of Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to BD’s Internet website at www.bd.com. BD’s Internet website address is provided as an inactive textual reference only. The information provided on BD’s Internet website is not part of this prospectus and, therefore, is not incorporated herein by reference.
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate,” “pro forma” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.
Forward-looking statements are, and will be, based on BD’s management’s then-current views and assumptions regarding future events, developments and operating performance and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described in any applicable prospectus supplement and any risk factors set forth in BD’s period reports and public filings with the SEC, which are incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information and Incorporation by Reference.”
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes of BD, including working capital, acquisitions, retirement of debt and other business opportunities.
DESCRIPTION OF SECURITIES
This prospectus contains a summary of the securities that the issuers may offer and sell from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK OF BECTON, DICKINSON AND COMPANY
General
As used in this “Description of Capital Stock of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
The following description of BD’s capital stock is based upon our restated certificate of incorporation, our by-laws and applicable provisions of law. We have summarized certain portions of our restated certificate of incorporation and by-laws below. The summary is not complete. Our restated certificate of incorporation and by-laws are incorporated by reference in the registration statement for these securities, of which this prospectus forms a part, that we have filed with the SEC. You should read the restated certificate of incorporation and by-laws for the provisions that are important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.
We have 640,000,000 shares of authorized common stock, $1.00 par value per share, of which 269,731,903 shares were outstanding as of March 31, 2019. We also have 5,000,000 shares of authorized preferred stock, $1.00 par value per share, of which we had outstanding 2,475,000 shares of our 6.125% Mandatory Convertible Preferred Stock, Series A, liquidation preference $1,000 per share.
Our by-laws also provide that only the Chairman of the Board, the Chief Executive Officer, the President, the board of directors or shareholders who collectively own 25% or more of the voting power of BD’s outstanding stock entitled to vote on the matters to be brought may call special meetings of the stockholders.
Common Stock
Listing
Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” Any additional common stock we issue also will be listed on the NYSE.
Dividends
Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We will pay dividends on our common stock only if we have paid or provided for dividends on any outstanding series of preferred stock for all prior periods.
Voting
Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.
Fully Paid
Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.
Other Rights
We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.
Preferred Stock
Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the applicable prospectus supplement, including the following terms:
•	the series, the number of shares offered and the liquidation value of the preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
•	the voting rights of the preferred stock;
•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of amendment to our restated certificate of incorporation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of amendment as an exhibit or incorporate it by reference.
Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.
The preferred stock will, when issued, be fully paid and non-assessable.
Anti-Takeover Provisions
Certain provisions in our restated certificate of incorporation and by-laws, as well as certain provisions of New Jersey law, may make more difficult or discourage a takeover of our business.
Certain Provisions of Our Restated Certificate of Incorporation and By-laws
We currently have the following provisions in our restated certificate of incorporation and by-laws which could be considered “anti-takeover” provisions:
•
an authorization for the issuance of blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes;

•
providing advanced written notice procedures and limitations with respect to shareholder proposals and the nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors;

•
providing a statement that special meetings of our shareholders may only be called by the Chairman of our board of directors, the Chief Executive Officer, the President or our board of directors, or on request in writing of shareholders of record owning 25% or more of the voting power of our outstanding capital stock entitled to vote;

•	allowing our directors to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors;
•	granting our board of directors the authority to amend and repeal our by-laws without a stockholder vote; and
•	permitting a majority of our board of directors to fix the number of directors.
These provisions may have the effect of delaying, deferring or preventing a change in control.
Anti-Takeover Effects of the New Jersey Shareholders Protection Act
We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.
An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.
The term “business combination” is defined broadly to include, among other things:
•
the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,

•
the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or

•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.
The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law, and have a class of stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Depositary Shares of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
BD may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, depositary agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable depositary agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

DESCRIPTION OF DEBT SECURITIES OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Debt Securities of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
The following description sets forth general terms and provisions of the debt securities that BD may offer. The applicable prospectus supplement will describe the particular terms of the debt securities being offered and the extent to which these general provisions may apply to those debt securities.
The debt securities will be issued under the indenture, dated March 1, 1997, between us and The Bank of New York Mellon Trust Company, N. A., as trustee. A copy of the indenture is filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.
General
The debt securities covered by this prospectus will be our senior unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities we can issue. The indenture provides that debt securities may be issued thereunder from time to time in one or more series.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the designation of the debt securities of the series;
•
any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;

•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•
if other than as provided in the indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;

•	whether we have a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require us to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;
•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;
•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•
whether we have an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that we may have to redeem those debt securities rather than pay the additional amounts;

•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;

•
the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;

•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”; and
•	any other terms of the debt securities of the series.
The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in the applicable prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at our option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.
Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.
Consolidation, Merger and Sale of Assets
Under the indenture, we have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of our properties and assets as an entirety unless:
•	we are the surviving person; or
•
the surviving person is a corporation organized and validly existing under the laws of the United States of America or any U.S. State or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the debt securities and under the indenture; and

•	immediately before and after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.
Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving corporation will succeed to, and be substituted for, and may exercise every right and power that we have under the indenture and under the debt securities.
Events of Default
The following are “events of default” under the indenture with respect to debt securities of any series:
•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•
default in the performance of any other obligation contained in the indenture, which default continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;

•	specified events of bankruptcy, insolvency or reorganization of our company for the benefit of our creditors; or
•	any other event of default established for the debt securities of that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:
•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.
At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.
We are required to furnish to the trustee annually an Officers’ Certificate as to our compliance with all conditions and covenants under the indenture. We must notify the trustee within five days of any default or event of default.
The indenture provides that the trustee will, within 60 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. By “default” we mean any event which is, or after notice or passage of time would be, an event of default.
The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
Subject to the further conditions contained in the indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:
•	in the payment of the principal of, or interest on, any debt security of that series; or
•
in respect of a covenant or provision of such indenture which cannot under the terms of the indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.
Covenants
We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. Unless we state otherwise in the applicable prospectus supplement , the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The applicable prospectus supplement may contain different covenants. We have provided the definitions to define the capitalized words used in describing the covenants.
Definitions
“Attributable Debt” means, with respect to a lease which we or any Restricted Subsidiary is at any time liable as a lessee, the total net amount of rent (discounted at a rate per annum equivalent to the interest rate inherent in such lease, as we determine in good faith, compounded semiannually) required to be paid during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.
“Consolidated Net Tangible Assets” with respect to any Person means the total amount of such Person and the Subsidiaries’ assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any liabilities constituting funded debt by reason of being renewable or extendible), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (iii) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (iv) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries.
“Funded Debt” means all indebtedness for borrowed money maturing more than 12 months after the time of computation thereof, guarantees of such indebtedness of others (except guarantees of collection arising in the ordinary course of business), and all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet as a non-current liability.
“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) now owned or hereafter acquired by us or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value (without deduction of any depreciation reserves) of which is in excess of 2.0% of Consolidated Net Tangible Assets of BD, other than any such building, structure or other facility or portion which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.
“Restricted Subsidiary” means any subsidiary that substantially all of the property and operations of which are located in the United States (excluding its territories and possessions, but including Puerto Rico), and which owns or leases a Principal Property, except a subsidiary which is primarily engaged in the business of a finance company.
“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and by one or more other subsidiaries.
Restrictions on Secured Debt
If we or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, we will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if we choose, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt. However, we may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all our and our Restricted Subsidiaries’ Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and we will exclude from our calculation of secured debt for the purposes of this restriction, debt secured by:
•	mortgages existing on properties on the date of the indenture,
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages,
•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary,
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute,
•	mortgages in favor of us or a Restricted Subsidiary,
•	mortgages in connection with the issuance of tax-exempt industrial development bonds,
•
mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances, and

•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.

Restrictions on Sale and Leasebacks
We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:
•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;
•
we or our Restricted Subsidiaries could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;

•	within 120 days after the sale or transfer, we designate an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•
we or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, have expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event we or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions between us and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary.
Modification and Waiver
Under the indenture we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:
•	evidence the succession of another corporation to our company and the assumption of our covenants by that successor,
•	provide for a successor trustee with respect to the debt securities of all or any series,
•	establish the forms and terms of the debt securities of any series,
•	provide for uncertificated or unregistered debt securities, or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the indenture.
We and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of holders of debt securities under the indenture. However, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:
•	change the stated maturity date of any installment of principal of, or interest on, any debt security,
•	reduce the principal amount of, or the rate of interest on, any debt security,
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision,
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity,

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security,
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security,
•
reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture,

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default,
•	waive a default in the payment of principal of, or interest on, any debt security,
•	change any of our obligations to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon us, or
•
change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance
When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless the terms of the debt securities of any series provide otherwise, we may elect either:
•	to defease and be discharged from any and all obligations with respect to
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•
to be released from our obligations with respect to covenants described under “— Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon (or, with respect to defeasance of debt securities payable later than one year from the date of defeasance, on the 91st day after) the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.
As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, we must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.
We may exercise either defeasance option with respect to the debt securities of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. We will, however, remain liable for such payments at the time of the acceleration.

Governing Law
The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York.
The Trustee
We maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers we use in connection with our share repurchase program.

DESCRIPTION OF WARRANTS OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Warrants of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
BD may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of the general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	whether the warrants are to be sold separately or with other securities as parts of units;
•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;
•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution provisions of the warrants;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Purchase Contracts of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
BD may issue purchase contracts for the purchase or sale of:
•
debt securities or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination as specified in the applicable prospectus supplement;

•	currencies; or
•	commodities.
We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may be entitled to satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of that purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell those securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS OF BECTON, DICKINSON AND COMPANY
As specified in the applicable prospectus supplement, BD may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or preferred stock or any combination of these securities, or securities of other entities. The applicable prospectus supplement will describe:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEBT SECURITIES OF BECTON DICKINSON EURO FINANCE S.À R.L.
The following description sets forth general terms and provisions of the debt securities that Becton Finance may offer and guarantees thereof by BD (in its role as guarantor under the Finance Indenture (as defined below), the “Guarantor”). The applicable prospectus supplement will describe the particular terms of the debt securities and guarantees thereof being offered and the extent to which these general provisions may apply to those debt securities.
The debt securities of Becton Finance are to be issued under the indenture, dated May 17, 2019 (the “Finance Indenture”), among Becton Finance, BD, as guarantor, and The Bank of New York Mellon Trust Company, N. A., as trustee. The Finance Indenture has been filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the Finance Indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies. When used under this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the terms “debt security” and “debt securities” refer to the debt securities issued under the Finance Indenture.
General
The debt securities of Becton Finance covered by this prospectus will be Becton Finance’s direct, senior and unsecured obligations and will be pari passu in right of payment with all of Becton Finance’s other senior and unsecured obligations outstanding from time to time. The Guarantor will fully and unconditionally guarantee (1) the full and punctual payment, when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of Becton Finance under the finance indenture and the debt securities issued thereunder and (2) the full and punctual performance within applicable grace periods of all other obligations of Becton Finance under the Finance Indenture and the debt securities issued thereunder. Each guarantee of debt securities will be a senior unsecured obligation of the Guarantor and will be pari passu in right of payment with all of its current and future senior unsecured indebtedness unless otherwise provided in a prospectus supplement. The guarantee provides that a holder of a debt security of Becton Finance may initiate action against the Guarantor to enforce the guarantee without first proceeding against Becton Finance. The Finance Indenture does not limit the aggregate principal amount of debt securities that Becton Finance can issue. The Finance Indenture provides that debt securities may be issued thereunder from time to time in one or more series.
The prospectus supplement relating to any series of debt securities of Becton Finance being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the designation of the debt securities of the series;
•
any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;

•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•
if other than as provided in the Finance Indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;

•	whether Becton Finance has a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require Becton Finance to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;
•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•
whether Becton Finance has an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that Becton Finance may have to redeem those debt securities rather than pay the additional amounts;

•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;
•
the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;

•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”;
•	the terms of the guarantees by the Guarantor, including any corresponding changes to the provisions of the Finance Indenture; and
•	any other terms of the debt securities of the series.
The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in the applicable prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at Becton Finance’s option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the Finance Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.
Debt securities may be issued under the Finance Indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.
Consolidation, Merger and Sale of Assets
Under the Finance Indenture, Becton Finance and the Guarantor have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety unless:
•	the surviving person is Becton Finance or the Guarantor; or
•
the surviving person is a corporation, partnership, limited liability company, an association, trust or other entity organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Bermuda, the Cayman Islands, Singapore, Hong Kong, Switzerland or the United Arab Emirates and expressly assumes by a supplemental indenture all of the obligations of Becton Finance under the debt securities and under the Finance Indenture; and

•	immediately after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving entity will succeed to, and be substituted for, and may exercise every right and power that Becton Finance has under the Finance Indenture and under the debt securities.
The Finance Indenture provides that the Guarantor will not consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety unless:
•	the Guarantor is the surviving person; or
•
the surviving person is a corporation, partnership, limited liability company, an association, trust or other entity organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Singapore, Hong Kong or Switzerland and expressly assumes by a supplemental indenture all of the obligations of the Guarantor under the debt securities and under the Finance Indenture; and

•	immediately after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.
Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving entity will succeed to, and be substituted for, and may exercise every right and power that the Guarantor has under the Finance Indenture and under the debt securities.
Events of Default
The following are “events of default” under the Finance Indenture with respect to debt securities of any series:
•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•
default in the performance of any other of Becton Finance’s or the Guarantor’s obligations contained in the Finance Indenture, which default continues for 60 days after Becton Finance receives written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;

•	specified events of bankruptcy, insolvency or reorganization of Becton Finance or the Guarantor for the benefit of their respective creditors;
•
a guarantee of the Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or the Guarantor denies its liability under such guarantee (other than by reason of release of the Guarantor in accordance with the terms of the Finance Indenture); or

•	any other event of default established for the debt securities of that series.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require Becton Finance to repay immediately:
•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.
At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.

Becton Finance is required to furnish to the trustee annually an officer’s certificate as to its compliance with all conditions and covenants under the Finance Indenture. Becton Finance must notify the trustee within five days of any default or event of default.
The Finance Indenture provides that the trustee will, within 60 days after a responsible officer of the trustee receives written notice of the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. As used in this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the term “default” means any event which is, or after notice or passage of time would be, an event of default.
The Finance Indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
Subject to the further conditions contained in the Finance Indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:
•	in the payment of the principal of, or interest on, any debt security of that series; or
•
in respect of a covenant or provision of such Finance Indenture which cannot under the terms of the Finance Indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.
Guarantees
The Guarantor will fully and unconditionally guarantee all obligations of Becton Finance under the Finance Indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be a senior unsecured obligation of the Guarantor.
The Guarantor may, without the consent of holders, assume all of the rights and obligations of Becton Finance under the Finance Indenture and the applicable debt securities if, after giving effect to such assumption, no default or event of default shall have occurred and be continuing. The Guarantor is required to assume all rights and obligations of Becton Finance under the Finance Indenture with respect to a series of debt securities if, upon a payment default by Becton Finance with respect to such series, the Guarantor is prevented by judicial proceeding from fulfilling its obligations under the guarantee with respect to such series of debt securities. Upon any such assumption by the Guarantor, the Guarantor will execute a supplemental indenture evidencing the assumption and Becton Finance shall be released from its liabilities as obligor on the applicable debt securities.
Covenants
The Guarantor has agreed to certain restrictions on its activities for the benefit of holders of the debt securities. Unless stated otherwise in an applicable prospectus supplement, the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The applicable prospectus supplement may contain different covenants. The definitions to define the capitalized words used in describing the covenants have been provided.
Definitions
“Attributable Debt” means as to any particular lease which the Guarantor or any Restricted Subsidiary is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Guarantor’s board of directors) compounded semi-annually.

“Consolidated Net Tangible Assets” with respect to any Person means, as at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries preceding such date of determination after deducting therefrom (a) all current liabilities (excluding liabilities constituting Funded Debt by reason of being renewable or extendible), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (c) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (d) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on such most recent consolidated balance sheet of such Person and its Subsidiaries.
“Funded Debt” means (a) all indebtedness for money borrowed (including the debt securities of Becton Finance) which by its terms matures more than twelve months after the time of the computation of the amount thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than twelve months after the time of the computation of the amount thereof (excluding any amount thereof which is included in current liabilities), (b) all guarantees, direct or indirect, of any such indebtedness of others, other than any guarantee of collection arising in the ordinary course of business, and (c) all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet of the obligor as a liability item other than a current liability.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, now owned or hereafter acquired by the Guarantor or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States of America or the Commonwealth of Puerto Rico, the gross book value (without deduction of any depreciation reserves) of which at the time the determination is being made exceeds 2.0% of the Consolidated Net Tangible Assets of the Guarantor, other than any such building, structure or other facility or portion thereof which, in the opinion of the Guarantor’s board of directors expressed in a board resolution, is not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries as an entirety.
“Restricted Subsidiary” means any Subsidiary of the Guarantor (a) substantially all of the property of which is located, and substantially all of the operations of which are conducted in the United States of America or the Commonwealth of Puerto Rico, and (b) which owns or leases a Principal Property, except a Subsidiary which is primarily engaged in the business of a finance company.
“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by such Person.
Restrictions on Secured Debt
If the Guarantor or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, the Guarantor will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if the Guarantor chooses, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt.
However, the Guarantor may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and the Guarantor will exclude from its calculation of secured debt for the purposes of this restriction, debt secured by:
•	mortgages existing on properties on the date of the Finance Indenture;
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages;

•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary;
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;
•	mortgages in favor of the Guarantor, Becton Finance or any Restricted Subsidiary;
•	mortgages in connection with the issuance of tax-exempt industrial development bonds;
•
mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances; and

•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.
Restrictions on Sale and Leasebacks
The Guarantor has agreed that it will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:
•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;
•
the Guarantor or any Restricted Subsidiary could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;

•	within 120 days after the sale or transfer, the Guarantor designates an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of:
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•
the Guarantor or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, has expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event the Guarantor or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions among Guarantor or a Restricted Subsidiary or any combination thereof.
Becton Dickinson Euro Finance S.à r.l. Business Activities
Becton Finance will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.
Modification and Waiver
Under the Finance Indenture, Becton Finance, the Guarantor and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:
•	evidence the succession of another corporation to Becton Finance or the Guarantor and the assumption of such party’s covenants by that successor;
•	provide for a successor trustee with respect to the debt securities of all or any series;
•	establish the forms and terms of the debt securities of any series;

•	provide for uncertificated or unregistered debt securities; or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the Finance Indenture.
Becton Finance, the Guarantor and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the Finance Indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the Finance Indenture or modifying the rights of holders of debt securities under the Finance Indenture. However, without the consent of each holder of any debt security affected, Becton Finance, the Guarantor and the trustee may not amend or modify the Finance Indenture to:
•	change the stated maturity date of any installment of principal of, or interest on, any debt security;
•	reduce the principal amount of, or the rate of interest on, any debt security;
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision;
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;
•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;
•
reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the Finance Indenture or to waive compliance with certain provisions of the Finance Indenture;

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default;
•	waive a default in the payment of principal of, or interest on, any debt security;
•
change any of the obligations of Becton Finance to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon Becton Finance;

•
release the Guarantor from its obligations in respect of the guarantee of any series of debt securities or modify the Guarantor’s obligations thereunder other than in accordance with the provisions of the Finance Indenture; or

•
change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the Finance Indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance
As used in this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the term “defeasance” means discharge from some or all of Becton Finance’s and the Guarantor’s obligations under the Finance Indenture. Unless the terms of the debt securities of any series provide otherwise, Becton Finance or the Guarantor may elect either:
•	to defease and be discharged from any and all obligations with respect to:
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•
to release any obligations with respect to covenants described under “— Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations (or foreign governmental obligations in the applicable currency, in the case of debt securities denominated in a currency other than U.S. dollars) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.
As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, Becton Finance or the Guarantor must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.
Becton Finance may exercise either defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Becton Finance exercises its defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If Becton Finance exercises its covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations (or foreign governmental obligations, in the case of debt securities denominated in a currency other than U.S. dollars) in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. Becton Finance will, however, remain liable for such payments at the time of the acceleration.
Governing Law
The Finance Indenture, the guarantees by the Guarantor and the debt securities are governed by and construed in accordance with the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.
The Trustee
Becton Finance and BD maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers BD uses in connection with its share repurchase program.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered global securities
The debt securities of each series will be issued in the form of one or more fully registered global debt securities that are registered in the name of The Depository Trust Company, or its nominee, as depositary, unless another depositary is designated for the debt securities of that series. Unless we state otherwise in the applicable prospectus supplement, debt securities in definitive form will not be issued. Unless and until a global security is exchanged in whole or in part for debt securities in definitive form, it may not be registered for transfer or exchange except as a whole by the depositary for that global security to a nominee of the depositary.
Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by that global security to the accounts of institutions, the participants that are entitled to the registered global security that have accounts with the depositary designated by the underwriters or their agents engaging in any distribution of the debt securities. The depositary advises that pursuant to procedures established by it:
•	Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.
•
Ownership of beneficial interests by participants in a global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depositary or by its nominee.

•
Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and these laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as specified below, owners of beneficial interests in a global security will not:
•	be entitled to have their debt securities represented by the global security registered in their names;
•	receive or be entitled to receive physical delivery of debt securities in certificated form; or
•	be considered the holders for any purposes under the indenture.
Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which that person holds its interest, in order to exercise any rights of a holder of debt securities under the indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder of debt securities is entitled to give or take under the indenture.

We understand that, under existing industry practices, if we request any action of holders of debt securities or any owner of a beneficial interest in a global security desires to give any notice or take any action a holder of debt securities is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give that notice or take that action, and the participants would authorize the beneficial owners owning through them to give the notice or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.
The depositary or a nominee thereof, as holder of record of a global security, will be entitled to receive payments of principal and interest for payment to beneficial owners in accordance with customary procedures established from time to time by the depositary. The agent for the payment, transfer and exchange of the securities is the trustee, acting through its corporate trust office located in Chicago, Illinois.
We expect that the depositary, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, and will be the responsibility of the participants. We, the trustee, our agents and the trustee’s agents shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
If we determine that debt securities will no longer be maintained as global securities, or, if at any time an event of default has occurred and is continuing under the indenture, or if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered or in good standing under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive certificated form in exchange for the registered global securities.
In the event that the book-entry system is discontinued, the following provisions shall apply. The trustee or any successor registrar under the indenture shall keep a register for the debt securities in definitive certificated form at its corporate trust office. Subject to the further conditions contained in the indenture, debt securities in definitive certificated form may be transferred or exchanged for one or more debt securities in different authorized denominations upon surrender of the debt securities at a corporate trust office of the trustee or any successor registrar under the indenture by the registered holders or their duly authorized attorneys. Upon surrender of any debt security to be transferred or exchanged, the trustee or any successor registrar under the indenture shall record the transfer or exchange in the security register and we will issue, and the trustee shall authenticate and deliver, new debt securities in definitive certificated form appropriately registered and in appropriate authorized denominations. The trustee shall be entitled to treat the registered holders of the debt securities in definitive certificated form, as their names appear in the security register as of the appropriate date, as the owners of the debt securities for all purposes under the indenture.

PLAN OF DISTRIBUTION
The issuers may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser; or
•	through agents.
The applicable prospectus supplement will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by the issuer;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If an issuer uses underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Unless otherwise stated in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The issuers may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them by the applicable issuer. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
The applicable issuer may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from such issuer at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid by such issuer for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with one or both of the issuers to indemnification by such issuer against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for such issuer and its affiliates in the ordinary course of business.
Each new series of securities other than the common stock, which is listed on the NYSE, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
VALIDITY OF SECURITIES
Unless otherwise indicated in the prospectus supplement with respect to any securities, the validity of the securities to be offered hereby will be passed upon for BD by Samrat S. Khichi, BD’s Executive Vice President and General Counsel, and particular matters with respect to Luxembourg law will be passed upon by Loyens & Loeff Luxembourg S.à r.l.
EXPERTS
The consolidated financial statements of Becton, Dickinson and Company appearing in Becton, Dickinson and Company's Annual Report (Form 10-K) for the year ended September 30, 2018, and the effectiveness of Becton, Dickinson and Company's internal control over financial reporting as of September 30, 2018, excluding the internal control over financial reporting of C.R. Bard, Inc., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of C.R. Bard, Inc. from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$1,500,000,000

Becton, Dickinson and Company
Depositary Shares
PROSPECTUS SUPPLEMENT
Joint book-running managers
J.P. Morgan	Barclays	Goldman Sachs & Co. LLC
BNP PARIBAS	Citigroup	Morgan Stanley	MUFG	Scotiabank	Wells Fargo Securities
Co-managers
BNY Mellon Capital Markets LLC	ING	Loop Capital Markets	PNC Capital Markets LLC	Roberts & Ryan
Siebert Williams Shank	Standard Chartered Bank	TD Securities	US Bancorp
The date of this prospectus supplement is May 20, 2020